Date : 12 December 1997     CONFORMED COPY




           DATED      5th December       1997
           ----------------------------------




               (1)  READICUT INTERNATIONAL PLC

               (2)  READICUT NETHERLANDS B.V.

               (3)  INTERFACE EUROPE LIMITED

               (4)  INTERFACE EUROPE B.V.










           ----------------------------------------
                           AGREEMENT
               for the sale and purchase of the
                entire issued share capitals of
           T F Firth & Sons Limited, Tayrich Limited
                 and Vebe Floorcoverings B.V.
           -----------------------------------------








                           EVERSHEDS
                          Solicitors
                       Cloth Hall Court
                       Infirmary Street
                             LEEDS
                           LS1 2JB

                           CONTENTS

Clause                                                  Page No.
------                                                  --------

1.   Interpretation
2.   Sale and purchase
3.   Consideration
4.   Warranties
5.   Restrictive covenants
6.   Conditions and Completion
7.   Announcements
8.   Costs
9.   Pensions and Property
10.  Notices
11.  Transitional information technology arrangements
12.  Specific Indemnities
13.  General

SCHEDULE 1
     Details of the English Companies
     Details of other English Group Members

SCHEDULE 2
     Details of the Dutch Company
     Details of other Dutch Group Members

SCHEDULE 3
     Part 1 The English Property
     Part 2 The Dutch Property

SCHEDULE 4
     Part 1 English Non -Taxation Warranties
     Part 2 Dutch Non -Taxation Warranties
     Part 3 German Non-Taxation Warranties

SCHEDULE 5
     Taxation
     Part 1 - Interpretation
     Part 2 - Tax Covenant
     Part 3 - Limitations of Vendor's Liability
     Part 4 - Corporation Tax Returns and Conduct of
     Taxation Affairs
     Part 5 - General
     Part 6 - English Taxation Warranties
     Part 7 - Dutch Taxation Warranties

SCHEDULE 6
     Adjustment of Initial Consideration in
     relation to the English Shares and the Dutch Shares

SCHEDULE 7
     Limitation of Liability

SCHEDULE 8
     UK Pension Transfer Arrangements

SCHEDULE 9
     Trade Names

SCHEDULE 10
     Environmental Indemnity


Agreed Form Documents
---------------------


1.   Property Plan
2.   Pensions actuaries letter
3.   The Lease
4.   The Supply Letter
5.   The Original Disclosure Letter
6.   The Guarantee

THIS AGREEMENT is made on 5 December                 1997
--------------

BETWEEN
-------

(1) READICUT INTERNATIONAL PLC (registered number 468624) whose registered office is at Clifton Mills, Brighouse, West Yorkshire HD6 4ET (the "First Vendor");

(2) READICUT NETHERLANDS B.V. (a company limited by shares incorporated under the laws of the Netherlands and registered at the Amsterdam Trade Registry under number 33210840 whose registered office is at Atrium Buildings, Strawinskylaan 3037, 10772X Amsterdam, the Netherlands (the "Second Vendor");

(3) INTERFACE EUROPE LIMITED (registered number 309779) whose registered office is at Shelf Mills, Shelf, Halifax, West
     Yorkshire HX3 7PA (the "First Purchaser"); and

(4) INTERFACE EUROPE B.V. (a company limited by shares incorporated under the laws of the Netherlands and registered at the Arnheim Trade Registry under number
     64240) whose registered office is at Industrielaan 15, PO
     Box 16, 3925, 2g Scherpenzeel, the Netherlands (the
     "Second Purchaser").


OPERATIVE CLAUSES
-----------------

1.   Interpretation
     --------------

     In this Agreement:-

1.1 the following expressions have the following meanings unless inconsistent with the context:-

     Expression                  Meaning
     ----------                  -------

     "the Act"                  The Companies Act 1985

     "Agreed Rate"              1.5% above LIBOR per annum

     "Business Day"             Any day (other than Saturday or Sunday)
                                on which Clearing Banks are open for a
                                full range of banking transactions

     "Circular"                 The circular to be despatched to the
                                shareholders of the First Vendor as
                                referred to in clause 6.2 the final
                                draft of which is annexed hereto

     "Clearing Bank"            A bank which is a member of CHAPS
                                Clearing Company Limited

"Completion"               Completion of the sale and purchase in
                           accordance with clause 6

"Computer Systems"         The computer systems used by the Group
                           Member at Completion, or computer
                           processors, associated and peripheral
                           equipment, computer programs and
                           related technical documentation, in
                           each case in the possession or under
                           the control of the Group Member at
                           Completion

"Confidential Information" All information of a confidential nature or marked confidential which
                           is not in the public domain and
                           which relates to the business
                           customers or financial affairs of
                           the English Group Members and the
                           Dutch Group Members comprising:-

                           (i) future projects, business
                               development or planning, commercial
                               relationships and negotiations;

                           (ii) manufacturing and technical
                                processes;

                           (iii) information relating to the
                                 employees of each
                                 Group Member; and

                           (iv)  the marketing of goods or
                                 services including, without limitation,
                                 customer, client and supplier lists,
                                 price lists, sales targets, sales
                                 statistics, market share statistics,
                                 market research reports and surveys and
                                 advertising or other promotional
                                 materials and details of contractual
                                 arrangements and any other matters
                                 concerning the clients or customers of
                                 or other persons having dealings with
                                 the English Group Members and/or the
                                 Dutch Group Members

"the Confirmed Letter of
  Credit"                        The irrevocable confirmed
                                 letter of credit in the agreed terms in
                                 favour of the Vendors and given by Sun
                                 Trust Bank and confirmed by Barclays
                                 Bank PLC relating to the obligation of
                                 the Purchasers to pay the Deferred
                                 Consideration

"the Consideration"              Together the English Shares'
                                 Consideration and the Dutch Shares'
                                 Consideration

"Deferred Consideration"         Shall have the meaning ascribed to it
                                 in clause 3.3

"the Original Disclosure
      Letter" The letter having the same date as this Agreement from the Vendors to the Purchasers qualifying the Warranties given as at the date of this Agreement

"Divisional Directors"            Each of Malcolm Farrar, Lindsay
                                  Parnell, David Melbourne, Peter
                                  Aspinall, Paul Wiseman, Don Wellings,
                                  Michaela Welby, Jeremy Earle, David
                                  Booth, Geoff Pickless, John Stocks and
                                  Terry Evans in respect of the English
                                  Group Members and each of Hans
                                  Holtrust, Wim Nieuwenhuijzen, H.
                                  Timmerman, W. Burmanje, H. Strickers,
                                  H. Hulleman and Jan van der Pijpekamp
                                  in respect of the Dutch Group Members
                                  (other than the German Company) and
                                  Hans Holtrust and J. Veldhoven in
                                  respect of the German Company

"the Dutch Company"               Vebe Floorcoverings B.V, a company limited by
                                  shares incorporated under the laws of The
                                  Netherlands and registered at the Genemuiden
                                  Trade Registry under number 22291 and whose registered office is at 8281 JV Genemuiden, The Netherlands

"the Dutch Group"                 Together the Dutch Company and each other
                                  company details of which are set out in
                                  Schedule 2

"Dutch Indebtedness"              The total indebtedness of each Dutch Group
                                  Member to Rabobank or any other bank or other financial institution at Completion (but for the avoidance of doubt excluding any hire purchase, finance lease or other similar agreement)

"Dutch Group Member"              Any company which is a member of the Dutch
                                  Group

"the Dutch Property"              The property specified in Part 2 of Schedule
                                  3 (and, if more than one, each such property) and each and every part of such property

"the Dutch Shares"                All the issued shares in the capital of the
                                  Dutch Company

"the Dutch Shares'                The consideration for the sale of the Dutch
Consideration"                    Shares as stated in clause 3.1.2

"the Dutch Taxation Warranties"   The warranties set out in Part 7 of
                                  Schedule 5 relating to the Dutch
                                  Group (save for the German Company)

"the Dutch Warranties"            The Dutch Taxation Warranties and the
                                  warranties set out or referred to in
                                  clause 4, (insofar as they relate to Part 2
                                  of Schedule 4) and Part 2 of Schedule 4

"Encumbrance"                     A mortgage, charge, pledge, lien, option,
                                  restriction, equity, right to acquire, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind (including, without limitation, a title transfer and retention arrangement)

"the English Companies"           T F Firth & Sons Limited, registered number
                                  314535 whose registered office is at Clifton
                                  Mills, Brighouse and Tayrich Limited,
                                  registered number 1332723 whose registered office is at JHS House, Gerard, Lichfield
                                  Road Industrial Estate, Tamworth,
                                  Staffordshire B79 7UW

"the English Group"               Together the English Companies and each other
                                  company details of which are set out in
                                  Schedule 1

"English Group Member"            Any company which is a member of the English
                                  Group

"the English Property"            The property (including property situated in
                                  England and Scotland) specified in Part 1 of
                                  Schedule 3 (and, if more than one, each such property) and each and every part of such property

"the English Shares"              All the issued shares of each of the English
                                  Companies

"the English Shares'              The consideration for the sale of the English
Consideration"                    Shares as stated in clause 3.1.1

"the English Taxation
  Warranties"                     The warranties set out in Part 6 of
                                  Schedule 5 relating to the English
                                  Group

"the English Warranties"          The English Taxation Warranties and the
                                  warranties set out or referred to in clause
                                  4 (insofar as they relate to of Part 1 of Schedule 4) and Part 1 of Schedule 4

"the Final Disclosure Letter"     The letter to be given as at the date
                                  of Completion from the Vendors to the
                                  Purchasers qualifying the Warranties
                                  when repeated at Completion

" Firth Shares"                   All the issued shares in T F Firth & Sons
                                  Limited, being one of the English Companies

"German Company"                  Vebe Floorcoverings GmbH, whose details are
                                  set out in Schedule 2

"German Warranties"               The warranties set out or referred to in
                                  clause 4 (insofar as they relate to Part 3
                                  of Schedule 4) and Part 3 of Schedule 4
                                  relating to the German Company

"Group Member"                    Together any of the English Group Members
                                  and the Dutch Group Members

"Intellectual Property"           Patents, inventions, know how, trade secrets,
                                  registered designs, copyrights, design
                                  rights, rights affording equivalent
                                  protection to copyright and design rights, topography rights, trade marks, service marks, business names, trade names, moral rights, and registration or an application to register any of the aforesaid items, rights in the nature of the aforesaid items in any country and rights to sue for passing off or, where they exist, rights to sue for unfair competition

"the Lease"                       The lease of the land comprising the head
                                  office and warehousing of Firth Carpets
                                  Limited at Clifton Mills, Bailiff Bridge,
                                  Brighouse (as more particularly described in the lease) in the agreed terms at the date of the Agreement to be entered into between (1)
                                  Readicut International PLC and (2) Firth
                                  Carpets Limited on Completion.

"LIBOR" The three month Sterling BBA LIBOR as quoted on page 3750 of the Telerate screen or if such page is unavailable the interest rate at which Sterling deposits are perceived to be generally available by leading banks in the London Interbank Market at or about 11.00 a.m. on the first day of that period for delivery on that day;

"the London Stock Exchange"       London Stock Exchange Limited

"Management Accounts"             The unaudited balance sheet and profit and
                                  loss account of each of the English Group
                                  Members and Dutch Group Members in the agreed form as at and for the period from 1 April
                                  1997 to 31 October 1997

"the Pension Schemes"             (i)  the Readicut International Pension Fund;
                                       and

                                 (ii)  the Readicut International Executive
                                       Pension Scheme

"Prohibited Area"                Europe, China (including Hong Kong), the
                                 Phillippines, Indonesia, Malaysia and
                                 Singapore

"Prohibited Business"            The manufacture, development, sale, marketing
                                 and distribution of the Prohibited Products
                                 (but for the avoidance of doubt excluding (a) the manufacture, development, sale, marketing and distribution of loose rugs and (b) excluding the manufacture, development, sale, marketing and distribution of raw materials components which are in turn used by independent third parties in the manufacture of woven, tufted and fibre bonded carpets by those third parties and (c) excluding the development as a raw materials component supplier of non woven, tufted and fibre bonded carpets but only for the purposes of sampling)

"Prohibited Products"            Woven, tufted and fibre bonded carpets,
                                 (including but not limited to) broadloom carpeting (both 2 metre and 4 metre) and carpet tiling

"the Purchasers"                 Together, the First Purchaser and the Second
                                 Purchaser

"the Purchasers' Solicitors"     Dibb Lupton Alsop of 117 The Headrow,
                                 Leeds LS1 5JH and Nauta Dutilh of 1007
                                 JC Amsterdam Prinses, Irenestraat 59,
                                 Amsterdam

"the SB Supply Agreement"        The supply agreement in the agreed
                                 terms made between (1) Stonehouse
                                 Battye Limited, and (2) Firth Carpets
                                 Limited to be entered into on
                                 Completion

"the SB Supply Letter"           The letter issued on the date hereof setting
                                 out the main terms of the SB Supply Agreement

"the Shares"                     Together the English Shares and the Dutch
                                 Shares

"Specific Indemnities"           The specific indemnities given by the Vendors
                                 in clause 9

"Specified Persons"              Each of Brian Leckie, David Lenham, Allan
                                 Thompson and Richard Thornton

"the Taxation Deed"              The tax covenant contained in Part 2 of
                                 Schedule 5

"the Taxation Warranties"        Together, the English Taxation
                                 Warranties and the Dutch Taxation
                                 Warranties

"Tayrich Shares"                 All the issues shares in Tayrich Limited,
                                 being one of the English Companies

"the Trade Names"                The various names listed in Schedule 9

"Vehicle Leases"                 The vehicle leases in the agreed terms to be
                                 entered into on Completion between Whitley
                                 Transport Limited and various Group Members relating to vehicles used by the Group Members

"the Vendor Group"               Together, the First Vendor and each of its
                                 subsidiary companies from time to time (as
                                defined in section 736 of the Act), other than the English Group and the Dutch Group

"the Vendor Group Member"       Any company which is a member of the
                                Vendor Group from time to time

"the Vendors"                   Together, the First Vendor and the Second
                                Vendor

"the Vendors' Solicitors"       Eversheds of Cloth Hall Court,
                                Infirmary Street, Leeds, LS1 2JB (Ref:
                                C4.PHS) and Boekel de Neree of PO Box
                                2508, 1000 CM Amsterdam, Strawinskylaan
                                3037, Atrium 2nd Floor, 1077 2X
                                Amsterdam, Netherlands

"the Warranties"                Together, the Dutch Warranties, the English
                                Warranties and the German Warranties

1.2 Any reference in this Agreement to any statutory provision shall include reference to any subordinate legislation made pursuant thereto and shall be deemed to be a reference to such statutory provision or subordinate legislation as amended modified or re-enacted before but not after the date hereof and any reference to any provision of any such statutory provision or subordinate legislation shall also include where appropriate any provision of which it is a re-enactment (whether with or without modification)made before the date hereof save that any reference to Environmental Law shall be to Environmental Law as defined in
     Part 1 or Part 2 of Schedule 4 (as the case may be);

1.3 references to persons will be construed so as to include bodies corporate, unincorporated associations and partnerships;

1.4 references to a document being "in the agreed terms" will be construed as references to that document in the form agreed and initialled by or on behalf of the relevant Vendor and the relevant Purchaser;

1.5 references to clauses and Schedules are to clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the Schedule in which such references appear;

1.6 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement;

1.7 the headings to the clauses of this Agreement and to the paragraphs of the Schedules will not affect its construction;


1.8 references to the parties hereto include their respective successors in title and permitted assigns; and

1.9 words importing the masculine gender only include the feminine and neuter genders and words importing the singular only include the plural and vice versa.

2.   SALE AND PURCHASE

2.1 The First Vendor will sell with full title guarantee, and the First Purchaser will buy, the English Shares subject to and on the terms of this Agreement.

2.2 The Second Vendor will sell and the Second Purchaser will buy the Dutch Shares, free from all Encumbrances subject to and on the terms of this Agreement.

2.3 Each of the Shares will be sold and bought free from any Encumbrance, and with all rights attached or accruing to it including all rights to any dividends or other distributions declared, made or paid after the date of Completion.

2.4 From the date of this Agreement up to but not including the date of Completion, the Purchasers shall not be entitled to exercise any rights attached or accruing to the Shares or the shares in any Group Member (including, without limitation, any voting rights attaching thereto and any right to receive dividends, distributions or any return of capital declared, paid or made by any Group Member before Completion).

2.5 Each of the Vendors waives all rights of pre-emption over any of the Shares conferred by the articles of association of each Group Member or otherwise.

2.6 The Purchasers will not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

3.   CONSIDERATION

3.1 3.1.1 The consideration for the sale of the English
          Shares will be the sum of (BT.PD.)18,500,000 (eighteen million five hundred thousand pounds) (which shall be allocated as to (BT.PD.)8,000,000 (eight million pounds) in respect of the Firth Shares and (BT.PD.)10,500,000 (ten million five hundred thousand pounds) in respect of the Tayrich Shares); and

    3.1.2 the consideration for the sale of the Dutch Shares shall be the sum of (BT.PD.)7,000,000 (seven million pounds) which shall be paid to the Second Vendor or as it may direct.

3.2 3.2.1 Of the Consideration, the sum of (BT.PD.)8,500,000 (eight million five hundred thousand pounds) in respect of the English Shares (being (BT.PD.)5,500,000 in respect of the Firth Shares and (BT.PD.)3,000,000 in respect of the Tayrich Shares) and (BT.PD.)7,000,000 in respect of the Dutch Shares (together the "Initial Consideration") will be paid in cash on Completion by way of CHAPS transfer from a Clearing Bank to the client account of the Vendors' English Solicitors with National Westminster Bank Plc, Park Row, Leeds, sort code 60-60-05, account number 00018988 or by such other method as may be agreed between the parties. The Vendors' Solicitors are authorised to receive the Initial Consideration on behalf of the Vendors and payment to them will be a good and sufficient discharge to the Purchasers and the Purchasers will not be further concerned as to the application of the moneys so paid.

    3.2.2 The Initial Consideration may be adjusted in accordance with the provisions of Schedule 6.

3.3 The balance of the Consideration, comprising the sum of (BT.PD.)10,000,000 in respect of the English Shares (being (BT.PD.) 2,500,000 in respect of the Firth Shares and (BT.PD.)7,500,000 in respect of the Tayrich Shares) and the sum of (BT.PD.)NIL in respect of the Dutch Shares but in each case subject to adjustment (if any) after Completion as provided in clause 3.8 (together, the "Deferred Consideration") will, subject to the other provisions of this Agreement, be paid in cash on 15 December 1998 by way of CHAPS transfer from a Clearing Bank to the client account of the Vendors' Solicitors with National Westminster Bank Plc, Park Row,
     Leeds, sort code 60-60-05, account number 00018988 or by such other method as may be agreed between the parties. The Vendors' Solicitors are authorised to receive the Deferred Consideration on behalf of the Vendors and payment to them will be a good and sufficient discharge to the Purchasers and the Purchasers will not be further concerned as to the application of the moneys so paid.

3.4 Payment of the Deferred Consideration will be secured by the Confirmed Letter of Credit which shall be delivered by the Purchasers on Completion. The First Purchaser shall use its reasonable endeavours to procure that the Confirmed Letter of Credit is in terms which embody the principles of the draft form of guarantee attached.

3.5 Subject to clause 3.8.7 the Deferred Consideration shall carry simple interest on the principal amount for the time being outstanding at the Agreed Rate accruing on a daily basis from the date of Completion until the date of actual payment. Interest payments shall be made monthly on the last day of each month, the first such payment to be made on 31 January 1998 in relation to the period from Completion to 31 January 1998 and thereafter on the last day of each month. If any payments due hereunder are not made on the due date for payment, the Purchasers will be liable to pay interest on any such overdue amount from the due date for payment until the date of actual payment, whether before or after any judgment at the annual rate of 3 per cent above the base lending rate from time to time of Barclays Bank plc, accruing on a daily basis.

3.6 Notwithstanding any other provisions of this Agreement, the Deferred Consideration, together with all interest payable under clause 3.5, shall become immediately due and payable forthwith upon the occurrence of any of the following events:-


    3.6.1 the relevant Purchaser becoming insolvent by virtue of being deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (or pursuant to the corresponding provisions of any overseas legislation applicable to the relevant Purchaser) or becoming unable to pay its debts as they fall due; or

    3.6.2 the relevant Purchaser convening a meeting of its creditors or proposing or making any arrangement or composition with, or any assignment for the benefit of, its creditors, or a petition being presented or a meeting convened for the purpose of considering a resolution, or other steps are taken, for making an administration order against or for the winding up of the relevant Purchaser; or

    3.6.3 a receiver, or receiver and manager, or administrator being appointed in respect of all, or any part, of the assets or undertaking of the relevant Purchaser.

3.7 The relevant Purchaser shall notify the First Vendor in writing forthwith upon the occurrence of any of the events set out in clause 3.6.

3.8 3.8.1 If in the period of 12 months following
          Completion, the First Purchaser sells or transfers the whole of the business and assets of the division of Firth Carpets Limited known as Network Flooring whether pursuant to one or more transactions after giving effect to any closure of parts of the business (a "Disposal") to a third party or third parties not connected to either of the Purchasers (as defined in Section 839 of the Income and Corporation Taxes
          Act 1988) for an aggregate consideration received or receivable ("Sale Consideration") of less than (BT.PD.)2,500,000 (two million five hundred thousand pounds) (before costs and tax), then the amount of the Deferred Consideration shall subject to clause 3.8.8 be reduced by an amount equal to 50% (fifty per cent) of the shortfall (the "Shortfall") of the Sale Consideration below (BT.PD.)2,500,000 and any such reduction shall be deemed to reduce that part of the English Shares' Consideration allocated to the Firth Shares. For the avoidance of doubt a Disposal to a bonafide management buy-out shall be a sale to a permissible purchaser pursuant to this clause.

    3.8.2 If any part of the Sale Consideration is paid or payable otherwise than in cash, then such non-cash consideration shall be valued by the parties at the date of completion of the Disposal together with any other amount or benefit received or receivable by the First Purchaser which, having regard to the substance of the transaction as a whole, can reasonably be regarded as an addition to the price paid or payable for the said shares. The amount of the Sale Consideration shall be notified by the First Purchaser to the First Vendor by delivery of a certificate from the First Purchaser's auditors for the time being, certifying in writing that a Disposal has been completed and the amount of the Sale Consideration.

    3.8.3 The First Purchaser will consult with the First Vendor on how to obtain the best price and other terms reasonably available in achieving any Disposal and will provide such information as the First Vendor may reasonably require in relation to any Disposal subject, in each case, to neither party thereby contravening any legal or regulatory requirement and subject to appropriate commercial confidentiality.

    3.8.4 The First Purchaser shall use its reasonable endeavours to obtain the best price available on a Disposal and shall act and negotiate in good faith with a view to completing such Disposal with a bona fide third party on arm's length terms.

    3.8.5 If there is a dispute as to whether the Deferred Consideration should be reduced pursuant to the provisions of this clause 3.8 (including the calculation of the Shortfall) the dispute shall be urgently referred to the Independent Accountant (as referred to in paragraphs 7 to 9 of Schedule 6) for final determination in accordance with the procedural provisions of Schedule 6. For the avoidance of doubt the First Purchaser shall be under no obligation to delay the Disposal pending the determination of the dispute in clause 3.8.5.

    3.8.6 For the avoidance of doubt if the Sale Consideration is (BT.PD.)2,500,000 (two million five hundred thousand pounds) or more, then the Deferred Consideration shall not be reduced pursuant to this clause 3.8.

    3.8.7 If the Deferred Consideration is reduced pursuant to this clause 3.8 then the interest payable on the Deferred Consideration pursuant to clause 3.5 shall be recalculated as follows:-

       3.8.7.1 if the amount of interest paid in accordance with clause 3.5 prior to the Disposal exceeds the amount of interest at the Agreed Rate which would have been paid or payable from Completion on the Deferred Consideration as reduced pursuant to this clause 3.8 the amount of the Deferred Consideration shall be further reduced by an amount equal to such excess; or

       3.8.7.2 if clause 3.8.7.1 does not apply any further payments of interest due in accordance with clause 3.5 shall (if necessary) be reduced (equally if more than one payment remains outstanding) so that the aggregate amount of interest paid on the Deferred Consideration is equal to interest on the Deferred Consideration as reduced pursuant to this clause at the Agreed Rate from Completion to the due date for payment pursuant to this Agreement.

    3.8.8 Notwithstanding any other provision of this clause 3.8, the Deferred Consideration shall not in any event be reduced by an amount exceeding (BT.PD.)1,250,000 (one million two hundred and fifty thousand pounds).

          The parties shall comply with the obligations imposed on them under the Confirmed Letter of Credit.

3.9 For the avoidance of doubt, the Purchasers shall have no right of set off against the Deferred Consideration in respect of any claim against the Vendors under the Warranties, the Taxation Deed or any other provision of this Agreement or otherwise (save as set out in clause 3.8).

4.   WARRANTIES

4.1 The First Vendor represents and warrants to the First Purchaser as at the date of this Agreement that the English Warranties are true and accurate in all respects and not misleading, provided however that the First Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the English Warranties if and to the extent that such fact or combination of facts has been fairly disclosed in the Original Disclosure Letter.

4.2 The First Vendor represents and warrants to the Second Purchaser as at the date of this Agreement that the Dutch Warranties are true and accurate in all respects and not misleading, provided however that the Second Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Dutch Warranties if and to the extent that such fact or combination of facts has been fairly disclosed in the Original Disclosure Letter.

4.3 The First Vendor represents and warrants to the Second Purchaser as at the date of this Agreement that the German Warranties are true and accurate in all respects and not misleading, provided however that the Second Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the German Warranties if and to the extent that such fact or combination of facts has been fairly disclosed in the Original Disclosure Letter.

4.4 The Second Vendor represents and warrants to the Second Purchaser as at the date of this Agreement that the Warranties set out in paragraph 3 of Part 2 of Schedule 4 and paragraph 2 of Part 3 of
     Schedule 4 are true and accurate in all respects and not misleading provided however that the Second Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the provisions of paragraph 2 of
     Part 2 of Schedule 4 or paragraph 2 of Part 3 of Schedule 4 if and to the extent that such fact or combination of facts has been fairly disclosed in the Original Disclosure Letter.

4.5 The First Vendor represents and warrants to the First Purchaser that as at the date of Completion the English Warranties will be true and accurate in all respects and not misleading, provided however that the First Purchaser will not (save as provided in clause 4.22) be entitled to claim that any fact or combination of facts constitutes a breach of any of the English Warranties given at Completion if and to the extent that such fact or combination of facts has been fairly disclosed in the Final Disclosure Letter.

4.6 The First Vendor represents and warrants to the Second Purchaser that as at the date of Completion the Dutch Warranties will be true and accurate in all respects and not misleading, provided however that the Second Purchaser will not (save as provided in clause 4.22) be entitled to claim that any fact or combination of facts constitutes a breach of any of the Dutch Warranties given at Completion if and to the extent that such fact or combination of facts has been fairly disclosed in the Final Disclosure Letter.

4.7 The First Vendor represents and warrants to the Second Purchaser that as at the date of Completion the German Warranties will be true and accurate in all respects and not misleading, provided however that the Second Purchaser will not (save as provided in clause 4.22) be entitled to claim that any fact or combination of facts constitutes a breach of any of the German Warranties given at Completion if and to the extent that such fact or combination of facts has been fairly disclosed in the Final Disclosure Letter.

4.8 The Second Vendor represents and warrants to the Second Purchaser that as at the date of Completion the Warranties set out in paragraph 3 of Part 2 of Schedule 4 and paragraph 2 of Part 3 of
     Schedule 4 will be true and accurate in all respects and not misleading, provided however that the Second Purchaser will not (save as provided in clause 4.22) be entitled to claim that any fact or combination of facts constitutes a breach of any of the provisions of paragraph 2 of Part 3 of Schedule 4 and paragraph 2 of Part 3 of Schedule 4 if and to the extent that such fact or combination of facts has been fairly disclosed in the Final Disclosure Letter.

4.9 For the avoidance of doubt, any new facts or matters which occur after the date hereof disclosed pursuant to the Final Disclosure Letter shall not be deemed to qualify the Warranties given as at the date of this Agreement.

4.10 In this Agreement, unless otherwise specified, where any Warranty refers to the knowledge, information, belief or awareness of either of the Vendors (or similar expression), such reference shall take effect so as to be limited to the actual knowledge, information, belief or awareness of the Specified Persons at the relevant time having made appropriate enquiry only of the Divisional Directors and, to the extent only specified in
     Schedule 4 having made appropriate enquiry of the named advisers to the Vendors in respect of specific Warranties and shall not imply (or be deemed to imply) that the relevant Vendor has made enquiries of any other party.

4.11 Each of the Warranties shall be construed as a separate and independent warranty and (save where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from any other Warranty.

4.12 Subject to clauses 4.20, 4.21, 4.22 and 12.7.4 the rights and remedies of the Purchasers under this Agreement in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

4.13 Each of the Vendors hereby agrees with the Purchasers to waive any right which it may have in respect of any misrepresentation inaccuracy or omission in or from any information or advice supplied or given by officers or employees of Group Members (for so long as they remain employed by any Group Member following Completion) in enabling the Vendors to give the Warranties or to prepare the Original Disclosure Letter or the Final Disclosure Letter save in the event of fraud or wilful non-disclosure by any of the officers or employees of Group Members when the Vendors' rights are preserved.

4.14 Pending Completion the First Vendor will procure that each Group Member complies with the provisions of clause 6.3.

4.15 Notwithstanding any other provisions of this Agreement the liability of the Vendors shall be limited in accordance with the provisions of Schedule 7.

4.16 Any payment made by the Vendors or either of them in respect of a breach of the Warranties or under Part 2 of Schedule 5 or pursuant to clauses 3.2.3 or clauses 6.11 to 6.13 and clause 6.15 shall be deemed (as between the relevant Purchaser and the Vendor making such payment) to be a reduction in the Consideration.

4.17 Each of the Purchasers warrant to each of  the Vendors that:-

   4.17.1 each has all requisite corporate power to enter into and perform this Agreement and the transaction and matters contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Agreement and the transactions and matters contemplated hereby;

   4.17.2 each of the obligations expressed to be assumed by each of the Purchasers under this Agreement and any agreement hereby contemplated constitutes a valid and binding obligation on the relevant Purchaser;

   4.17.3 the execution and performance of this Agreement by each of the Purchasers is not prohibited or restricted by any provision of law or any other matter of thing and in particular but without limitation is not subject to the approval or consent of any governmental authority or regulatory body or otherwise or the approval of the shareholders of either of the Purchasers; and

   4.17.4 all statements of fact contained in the Circular concerning the Purchasers and/or Interface Inc, the parent company of each of the Purchasers, are true and accurate in all material respects and not misleading and do not omit anything likely to affect the import of such information.

4.18 For the purpose of currency conversion, where relevant and save as set out in Schedule 6 in relation to the Completion Accounts, such should be calculated as at the date of settlement of any claim under this Agreement either through deed of settlement or final judgment of the court based on the middle rate of exchange of the British pound sterling as published in the morning edition of the London Financial Times.

4.19 The provisions of Schedule 5 (Taxation) shall apply with respect to the matters contained or referred to therein.

4.20 The Vendors shall disclose to the Purchasers in writing any new matter or thing which has arisen after the date of this Agreement and prior to Completion (a "New Matter") and which becomes known to them after the date of this Agreement which, if not disclosed, would constitute a breach of any of the Warranties when repeated at Completion. Such disclosure shall be made, insofar as practicable, within 3 Business Days before the date of Completion in respect of such New Matters which are then known to the Vendors and shall be incorporated in the Final Disclosure Letter handed over at Completion.

  4.21.1 If at any time between the date of this Agreement and the date of Completion the Vendors disclose to the Purchasers pursuant to clause 4.20 or the Purchasers otherwise become aware of any New Matter (other than through disclosure by the Vendors) which but for the notification by the Vendors pursuant to clause 4.20 would constitute a breach of the Warranties as repeated on Completion and which has a Material Adverse Effect which is not remedied by the Vendors prior to Completion at no cost to the Purchasers or the Group Members, then any of the parties shall have the right by notice in writing to the other to rescind this Agreement, which in the event of exercise of such right by the Purchasers or the Vendors shall be their exclusive remedy and shall extinguish any claim by the Purchasers or the Vendors for damages (whether arising in contract, tort or otherwise) in connection with this Agreement;

  4.21.2 For the purposes of this clause 4.21 Material Adverse Effect shall mean a diminution in the aggregate value of the Shares taken as a whole of (BT.PD.)3,000,000 (three million pounds) or
          more.   For the purposes of this clause 4.21 and clauses
          4.22 and 4.23 the aggregate value of the Shares taken as a whole shall be (BT.PD.)30 million (thirty million pounds).

  4.21.3 For the avoidance of doubt, if a right of rescission exists pursuant to clause 4.21.1 and nonetheless Completion takes place, the Purchasers shall not be entitled to bring any claim in respect of any New Matter fairly disclosed in the Final Disclosure Letter or which was actually known to the Purchasers other than through disclosure by the Vendors between the date of this Agreement and Completion.

4.22 4.22.1 If at any time between the date of this Agreement and the date of Completion the Vendors disclose to the Purchasers any New Matter pursuant to clause 4.20 or the Purchasers otherwise become aware of any New Matter (other than through disclosure by the Vendors) which but for the notification by the Vendors pursuant to clause 4.20 would constitute a breach of the Warranties as repeated on Completion and which has an Adverse Effect which is not remedied by the Vendors prior to Completion at no cost to the Purchasers or the Group Members, then the Purchasers shall, notwithstanding the disclosure by the Vendors, be entitled following Completion to bring a claim for breach of the Warranties in respect of such matter or thing, subject always to the terms of this Agreement (including, so far as applicable, the terms of Schedule 7).


   4.22.2 For the purposes of this clause 4.22 Adverse Effect shall mean a diminution in the aggregate value of the Shares taken as a whole of more than (BT.PD.)1,250,000 (one million two hundred and fifty thousand pounds) but less than (BT.PD.)3,000,000 (three million pounds).

   4.22.3 For the avoidance of doubt, if clause 4.22 applies then neither party shall be entitled to rescind this Agreement.

   4.22.4 If at any time between the date of this Agreement and the date of Completion the Vendors disclose to the Purchasers pursuant to clause 4.20 or the Purchasers otherwise become aware of any New Matter (other than through disclosure by the Vendors) which but for the notification by the Vendors pursuant to clause 4.20 would constitute a breach of the Warranties as repeated on Completion and which would result in a diminution in the aggregate value of the Shares taken as a whole of (BT.PD.)1,250,000 (one million two hundred and fifty thousand pounds) or less, then neither party shall be entitled to rescind this Agreement and the Purchasers shall not be entitled either before or after Completion to bring any claim in respect of such New Matter.

5.   RESTRICTIVE COVENANTS

5.1 For the purpose of assuring to the Purchasers the full benefit of each Group Member and in consideration for the Purchasers agreeing to buy the Shares on the terms of this Agreement, the
     First Vendor undertakes to the Purchasers that it   will not, and
     the First Vendor undertakes to the Purchasers that it will procure that each Vendor Group Member (other than Bloomsburg Carpet Industries Inc) ("Bloomsburg") not, either on their own behalf or jointly with or as manager, adviser, consultant or agent for any other person, directly or indirectly, without the express prior written consent of either of the Purchasers:-

     5.1.1 for a period of five years immediately following Completion, interfere, or seek to interfere, with the continuance of supplies to any Group Member from any supplier who has been supplying goods and/or services to that Group Member at any time during the twelve months immediately preceding the date of Completion if such interference might or would cause that supplier to cease supplying, or materially reduce its supply of, those goods and/or services or change materially the terms of supply in relation to those goods and services other than in the ordinary course of business;

     5.1.2 for a period of five years immediately following Completion, solicit or entice, or endeavour to solicit or entice, away from any Group Member any agent or distributor of a Group Member or any person employed in a managerial, supervisory, technical or sales capacity by, or who is or was a consultant to, any Group Member at Completion;

     5.1.3 for a period of five years immediately following
          Completion be engaged in a Prohibited Business in the Prohibited
          Area;

     5.1.4 for a period of five years from the date of Completion approach, canvas, solicit, or otherwise act with a view to enticing away from or seeking in competition with any Prohibited Business carried on by a Group Member the custom of any person who at any time during the period of 12 months preceding the date of Completion has been a customer of any Group Member or interfere or seek to interfere with the continuance of supplies by any Group Member to any person who at any time during the period of 12 months preceding the date of Completion has been a customer of any Group Member if such interference might or would cause that person to cease purchasing from, or materially reduce its purchases from, any Group Member or materially change the commercial terms on which it purchases from any Group Member other than in the ordinary course of business;

     5.1.5 at any time after Completion use or procure or cause or so far as it is able permit the use of any name or names identical or similar to or including the Trade Names or any colourable imitation thereof in connection with any activity whatsoever;

     5.1.6 at any time after Completion (save as required by law) disclose or divulge to any person other than to officers or employees of the Purchasers whose province it is to know the same or use other than for the benefit of the Purchasers, any Confidential Information which may be within or have come to its knowledge;

     5.1.7 at any time after Completion do or say anything which would or is deliberately intended to damage the goodwill, business or reputation of any Group Member.

5.2 The First Vendor undertakes to the Purchasers that, for so long as Bloomsburg remains a Vendor Group Member, it shall procure that Bloomsburg shall not for a period of five years from the date of Completion manufacture the Prohibited Products in the Prohibited Area or increase its current annual sales of the Prohibited Products into the Prohibited Area beyond its annual turnover in respect of the same at the date of this Agreement, being approximately US$80,000 per annum. Upon request the First Vendor shall, for so long as Bloomsburg remains a Vendor Group Member, provide to the Purchasers details of such annual sales.

5.3 For the avoidance of doubt, nothing in clauses 5.1 or 5.2 shall operate to prohibit any Vendor Group Member:-

     5.3.1 from the provision strictly in its capacity as a raw component supplier of technical, commercial or professional advice to persons engaged in a Prohibited Business anywhere in the world whether by way of joint venture or otherwise; or

     5.3.2 from holding or being beneficially interested in up to 3% (three percent) of the securities of any company which is engaged in a Prohibited Business (which business shall be a "Relevant Business") and the shares of which are listed or dealt in on any recognised stock exchange as defined in the Financial Services Act 1986 (including the Alternative Investment Market); or

     5.3.3 from acquiring or becoming interested in (whether by means of share purchase, asset purchase, merger or otherwise) a Relevant Business as part of an acquisition of or merger with a larger enterprise (the "Larger Enterprise") provided that:-

          5.3.3.1 the relevant acquisition or merger is not made solely or primarily with a view to acquiring the Relevant Business;

          5.3.3.2 the turnover derived from the Relevant Business is not (by reference to the latest available audited accounts relating to it) more than 10% (ten per cent) of the aggregate consolidated turnover of the Larger Enterprise (including its subsidiaries and associated companies insofar as such subsidiary and associated companies are comprised in the acquisition or merger); and

          5.3.3.3 the Relevant Business shall be offered for sale at market value on usual contractual terms ("Specified Price") to the Purchasers within three months of its acquisition by the Vendor Group. If the Purchasers do not accept that offer within 30 Business Days of it being made, then the Vendor Group shall be entitled to retain the Relevant Business or to sell it to any party. Any dispute as to the Specified Price shall be agreed between the parties, failing which it shall be urgently referred to the independent accountant for resolution (as referred to in paragraph 7 of Schedule 6 for final determination pursuant to the procedural provisions of Schedule 6)

5.4 Following and with effect from the completion of the sale by the Vendor Group of the whole of the issued share capital or the whole of the business and assets of Bloomsburg to a third party unconnected to the Vendor Group (as defined in section 839 of the Income and Corporation Taxes Act 1988), the covenant (given pursuant to clause 5.2 will terminate and cease to have any effect and the covenants given pursuant to clause 5.1.3 will be extended and accepted by the First Vendor and each Vendor Group Member (other than Bloomsburg) in relation to the engagement of any Prohibited Business in the Prohibited Area and North America (e.g. United States of America and Canada), subject always to the provisions of clause 5.3 Such covenants shall in any event expire on the fifth anniversary of Completion of this Agreement.

5.5 The parties agree that each of the undertakings set out in this clause 5 is separate and severable.

5.6 No restriction contained in this Agreement, or in any agreement or arrangement of which this Agreement forms part, which causes this Agreement or that agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976 will take effect until the day after particulars of this Agreement or of that agreement or arrangement, as the case may be, have been furnished to the Director General of Fair Trading pursuant to that Act.

6.   CONDITIONS AND COMPLETION

6.1  The sale and purchase of the Shares is conditional upon:-

     6.1.1. the passing at a general meeting of the First Vendor of all resolutions necessary to implement the terms of and to approve the entering into of this Agreement;

     6.1.2. the provision by the Purchasers of the Confirmed Letter of Credit; and

     6.1.3. the execution on Completion of the SB Supply Agreement.

6.2 The sole obligation of the First Vendor in relation to clause 6.1 shall be to despatch a circular to its shareholders containing a recommendation to vote in favour of the appropriate resolution. In the event that the conditions in clause 6.1 have not been fulfilled by 31 December 1997 or by such later date as may be agreed in writing between the Vendors and the Purchasers, this Agreement shall, save for this clause 6.2 and clause 7, thereupon become null and void and none of the parties shall have any rights against any other party under this Agreement except for breach of this clause 6.2 and clause 7.

6.3 The Vendors shall procure that between the time of the execution of this Agreement and Completion each Group Member shall carry on its Business in the ordinary and usual course and without limiting the foregoing no Group Member (nor any of their officers or employees) will do any of the following acts without the prior written consent of either of the Purchasers:-

     6.3.1 incurring any expenditure other than for expenditure not exceeding (BT.PD.)50,000 which is within current budgets and other than for the purchase of a Colourtec machine at a total cost of US$900,000 on capital account or entering into any commitment to do so other than such amounts as have been agreed in writing prior to the date this Agreement with either of the Purchasers;

     6.3.2 disposing of any part of its assets having a value in excess of (BT.PD.)50,000 except Stock (as defined in paragraph 1 of Part 1 of Schedule 4) in the ordinary course of trading;

     6.3.3 borrowing any money except under its existing overdraft facilities from its bankers or making any payments out of or drawings on its bank account other than routine payments;

     6.3.4 entering into any guarantee or indemnity;

     6.3.5 entering into any unusual or abnormal Contract or a Contract which cannot be terminated on twelve months' notice or less (as defined in paragraph 1 of Part 1 of Schedule 4) or commitment out of the ordinary course of business;

     6.3.6 granting any lease or third party right in respect of the Property or assigning or otherwise disposing of the same (or any part thereof);

     6.3.7 making any loan or grant any credit outside the ordinary course of business;

     6.3.8 entering into any leasing, hire purchase or other agreement or arrangement for payment on deferred terms out of the ordinary course of business;

     6.3.9 declaring, making or paying any dividend or other distribution;

     6.3.10 granting any security over any of its assets other than a lien arising by operation of law;

     6.3.11 appointing any additional director;

     6.3.12 employing any new  employees (other than a new employee
            (not being a Senior Employee) employed to replace any employee whose employment terminates after the date hereof or terminating the employment of any Senior Employees or making any material change in the terms or conditions of employment (including increases in salary, bonuses, commissions, profits in kind or pensions contributions) or pension benefits of any employees. (The expression "Senior Employee" shall mean any employee of an English Group Member whose remuneration is in excess of (BT.PD.)35,000 per annum or in the case of a Dutch Group Member is in excess of 100,000
            Guilders per annum);

     6.3.13 permitting any insurance to lapse or doing anything which the Vendors are aware would make any policy or insurance void or voidable;

     6.3.14 creating or issuing any class of share or loan capital;

     6.3.15 enter into as plaintiff any litigation or arbitration proceedings (other than routine debt collection);

     6.3.16 change its accounting reference date;

     6.3.17 pass any resolution of its shareholders;

     6.3.18 change or amend revaluations, depreciation periods or changes in accounting policies;

     6.3.19 have any contact with the Works Council (other than for routine or other contact required by law).

6.4 The sale and purchase of the English Shares will, subject to the satisfaction of the condition set out in clause 6.1, be completed at the offices of the Vendors' Solicitors in Leeds by 17.00 p.m. on 30 December 1997 when:-

     6.4.1 the First Vendor will produce and deliver to the First
           Purchaser:-

           6.4.1.1  duly executed transfers of the English
                    Shares in favour of the First Purchaser (or as it will direct) together with all relevant share certificates (or in the case of any lost certificate an indemnity in relation to it) and together also with such waivers and consents as the First Purchaser may reasonably require to enable the First Purchaser and its nominee(s) to be registered as the holders of the Shares;

           6.4.1.2  transfers of all shares in any English
                    Group Member not held in the name of either of the English Companies or another English Group Member duly executed in favour of the First Purchaser (or as it will direct) together with share certificates in respect of all the issued shares of each English Group Member other than the English Companies (or in the case of any lost certificate an indemnity in relation to it);

           6.4.1.3  written resignations  in the agreed
                    terms of such directors and the secretary of each English Group Member as are notified by the First Purchaser to the First Vendor prior to Completion;


           6.4.1.4  the written resignation of Price
                    Waterhouse as auditors of each English Group
                    Member accompanied by the statement referred to in
                    section 392 of the Act;

           6.4.1.5  the memorandum and articles of
                    association, the certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers of each English Group Member;

           6.4.1.6  all deeds and documents relating to the
                    title of any English Group Member to the English Property (save in relation to the properties referred to at paragraph 1.1.1 to 1.1.5 of Part 1 of Schedule 3);

           6.4.1.7  all cheque books in current use of each
                    English Group Member;

           6.4.1.8  all bank mandates given by each English
                    Group Member and all bank statements in respect of each account of each English Group Member as at the close of business on the second last Business Day prior to Completion, together in each case with a reconciliation statement prepared by the First Vendor to show the position at Completion

                    (listing unpresented cheques drawn or received by the relevant English Group Member and standing orders payable since the date of such bank statements);

           6.4.1.9  all licences, certificates or other
                    documents previously agreed by the First Vendor and the First Purchaser;

          6.4.1.10 all papers, books, records, keys, credit cards and other property (if any) of each English Group Member which are in the possession or under the control of the First Vendor or any other person who resigns as an officer of any English Group Member in accordance with this clause 6; and

          6.4.1.11 the Final Disclosure Letter duly executed on behalf of the First Vendor;

          6.4.1.12 all motor vehicles owned by each English Group Member but in the possession of any person resigning from his office or employment on Completion together with the keys registration documents and certificates of insurance in respect thereof;

          6.4.1.13 such waivers consents or other documents as may be necessary to enable the full beneficial ownership of the English Shares to vest in the First
                    Purchaser;

          6.4.1.14 duly executed deeds of release in the agreed form releasing each English Group Member from any liability whatsoever (actual or contingent) which may be owing to any Vendor Group Member;

          6.4.1.15 duly executed deeds of release or appropriate undertaking from the relevant banks in the agreed form releasing each English Group Member from all guarantees and charges of each English Group Member to Barclays Bank plc;

          6.4.1.16   the Vehicles Leases duly executed by Whitley
                    Transport Limited, a subsidiary of the First
                    Vendor and various Group Members; and

          6.4.1.17 duly executed deeds of release in the agreed terms of any guarantee, charge or other security granted by any English Group Member to any Vendor Group Member.

     6.4.2     the First Vendor will:-

           6.4.2.1  repay, and will procure that any
                    company of which the First Vendor has control (as defined in section 840 Income and Corporation Taxes Act 1988) will repay, all amounts owed (other than on trading account save where the amounts are outstanding by more than 60 days) by it to any English Group Member, whether due for payment or not;

           6.4.2.2   will procure that each English Group
                    Member will repay all amounts owed to Barclays Bank PLC and any other bank or financial institution (but for the avoidance of doubt excluding any hire purchase, finance lease or other similar agreement);

           6.4.2.3  procure that duly convened
                    meetings are held at which:-

               6.4.2.3.1 the transfers referred to in clause 6.4.1
                         (subject to stamping if not previously
                         effected) are approved for registration in the books of the relevant English Group Members; and

               6.4.2.3.2 persons nominated by the First Purchaser are
                         appointed as additional or replacement
                         directors of specified English Group Members
                         (subject to any maximum number of directors imposed by the relevant articles of association), and any person nominated by the English Purchaser is appointed as secretary of specified English Group Member; and

           6.4.2.4  subject to the court order referred to
                    in clause 11.3 being obtained, enter into the Lease and procure that Firth Carpets Limited enters into the Lease; and

           6.4.2.5 procure that Stonehouse Battye Limited enters into the SB Supply agreement.

6.5 6.5.1 The sale and purchase of the Dutch Shares will, subject to the satisfaction of the condition set out in clause 6.1, be completed at the offices of the Vendors' Solicitors in the Netherlands contemporaneously with the sale and purchase of the English Shares in Leeds. At Completion, the Second Vendor and the Second Purchaser shall execute before a notary attached to the Vendors' Solicitors in the Netherlands a deed of transfer in the agreed terms in respect of the Dutch Shares in favour of the Second Purchaser (or as it will direct). The Second Vendor shall give such assistance to the Second Purchaser as the Second Purchaser shall reasonably require to enable the Dutch Shares to be effectively transferred to and registered in the name of the Second Purchaser (or as it will direct).

    6.5.2 At Completion the Second Vendor will produce and deliver to the Second Purchaser or the Second Purchaser's Dutch legal adviser, the following:-

          6.5.2.1   letters of resignation in the agreed
                    terms for such of the current managing directors ("bestuurders") of the Dutch Group as shall be notified by the First Purchaser to the First Vendor together with a written acknowledgement from each of them in the agreed terms;

          6.5.2.2   the latest text of the Articles of
                    Association ("Statuten") and Deeds of Amendment of Statuten of the Dutch Group and original
                    Shareholders' Registers (duly written up) and any existing minute books and other statutory books of the Dutch Group;

          6.5.2.3   original Leases of the Dutch Property;

          6.5.2.4   all deed and documents relating to the
                    title ("eigendom") or interest of the Dutch Group in the Dutch Property;

          6.5.2.5   all bank mandates given by Vebe
                    Floorcoverings BV and Vebe Floorcoverings GmbH and the appropriate forms to amend the mandates given
                    by   such companies to their bankers together with
                    copies of the last statement (being dated not earlier than the second Business Day prior to Completion) issued by each of the banks of such companies in respect of the most recent balances on the various bank accounts of such companies together with related reconciliation statements reconciling the bank statements to the accounts records of such companies at the same date;

          6.5.2.6   the written resignation of Price
                    Waterhouse Nederland, as auditors of each Dutch
                    Group Member;

          6.5.2.7   all licences, certificates or other
                    documents specified by the Second Purchaser before the date of this Agreement;

          6.5.2.8   all papers, books, records, keys,
                    credit card, company cars(s) and other property (if any) of the Dutch Group which are in the possession or under the control of the Second Vendor or any other person who resigns as a director in accordance with this clause 6.5;

          6.5.2.9   the Second Vendor shall repay or
                    procure the repayment of all monies then owing by it or by any other Vendor Group Member to any Dutch Group Member (other than on trading account save where the amounts are outstanding for more than 60 days) whether due for repayment or not;

          6.5.2.10 duly executed deeds of release in the agreed terms of any guarantee, charge or other security granted by any Dutch Group Member to any; Vendor Group Member;

          6.5.2.11 the Final Disclosure Letter duly executed on behalf of the Second Vendor; and

          6.5.2.12  all motor vehicles owned by each Dutch Group
                    Member but in the possession of any person resigning from his office or employment on Completion together with the keys registration documents and certificates of insurance in respect thereof;

          6.5.2.13 duly executed deeds of release in the agreed form releasing each Dutch Group Member from any liability whatsoever (actual or contingent) which may be owing to any Vendor Group Member;

6.6  Upon Completion the First Purchaser will:-

     6.6.1  pay the Initial Consideration relating to the English
            Shares;

     6.6.2 at or as soon as practicable after Completion procure the release of the First Vendor or any other Vendor Group Member from any guarantee, charge or other security given in respect of the liabilities of any English Group Member or Dutch Group Member (including those specifically identified in the Disclosure Letter) and will in the meantime indemnify each Vendor Group Member and keep it indemnified against any liability (including costs, damages and expenses) which it may suffer under or in relation to such guarantees, charges or securities;

    6.6.3 deliver to the First Vendor the SB Supply Agreement duly executed by Firth Carpets Limited;

    6.6.4 procure the granting of the Confirmed Letter of Credit by Sun Trust Bank and confirmed by Barclays Bank PLC; and

    6.6.5 deliver to the First Vendor the Lease duly executed by Firth Carpets Limited;

6.7  Upon Completion, the Second Purchaser will:

    6.7.1  pay the Initial Consideration relating to the Dutch
           Shares;

    6.7.2 advance to Vebe Floorcoverings B.V. by way of loan an amount equal to the Dutch Indebtedness and procure upon Completion the repayment of the Dutch Indebtedness by Vebe Floorcoverings B.V. to Rabobank.

    6.7.3 at or as soon as practicable after Completion procure the release of the Second Vendor or any other Vendor Group Member from any guarantees, charges or security given in respect of the liabilities of any Dutch Group Member or English Group Member (including those specifically identified in the Disclosure Letter) for the purpose of this provision and will in the meantime indemnify each Vendor Group Member and keep it indemnified against any liabilities (including costs, damages and expenses) which it may suffer under or in relation to such guarantees, charges or securities.

6.8 Completion of the sale and purchase of the English Shares and the Dutch Shares pursuant to this clause 6 shall take place simultaneously.

6.9 The Purchasers shall not be obliged to complete the purchase of the Shares hereunder unless the Vendors comply fully with their obligations under clause 6 and unless the purchase of all the Shares is completed simultaneously (but so that completion of the purchase of some of the Shares will not affect the rights of the Purchasers with respect to the others).

6.10 The Vendors shall not be obliged to complete the sale of the Shares hereunder unless the Purchasers shall comply fully with their obligations under clause 6.6 and 6.7 (but excluding for this purpose clauses 6.6.2 and 6.7.3) and unless the sale of all the Shares is completed simultaneously (but so that completion of the sale of some of the Shares will not affect the rights of the Vendors with respect to the others).

6.11 In calculating the Dutch Shares' Consideration for this Agreement the parties have assumed that the Dutch Indebtedness is (BT.PD.)4,500,000 (the "Assumed Indebtedness"). If the actual Dutch Indebtedness at Completion as shown by the Completion Accounts is greater than the Assumed Indebtedness then the Vendors shall repay to the Purchasers one pound for each pound of such excess.
     If the actual Dutch Indebtedness at Completion is less than the Assumed Indebtedness then the Purchasers shall pay to the Vendors one pound for each pound of such shortfall.
6.12

   6.12.1 If the First Vendor fails on or before Completion to comply fully with its obligations pursuant to clauses
          6.4.2.1 and/or 6.4.2.2 in respect of any Group Member then it shall pay to the Purchasers or to the relevant Group Member (as the case may be) within 5 Business Days of the Completion Accounts being agreed or determined, the amount of any outstanding indebtedness at Completion of the type referred to in clauses 6.4.2.1 and 6.4.2.2 as such amounts are shown in the Completion Accounts.

  6.12.2 If the First Vendor, in discharging its obligations under clauses 6.4.2.1 and/or 6.4.2.2, discharges more monies than are required to repay all indebtedness of the type referred to in those clauses, then the Purchasers shall pay to the Vendors within 5 Business Days of the Completion Accounts being agreed or determined the amount of such excess payments as such amounts are shown in the Completion Accounts.

6.13 To the extent that the Completion Accounts as finally agreed or determined in accordance with the provisions of Schedule 6 show that the balance of cash in hand or at a bank of any Group Member is greater than zero, then the Purchasers shall within 5 Business Days of the Completion Accounts being so agreed or determined pay to the Vendors as additional consideration for the Shares an amount equal to such positive cash balances.

6.14 During the period between the date of this Agreement and Completion and, if relevant, following Completion, the parties shall co-operate with each other to obtain the assignment of all Vehicle Leases (or similar agreements) entered into by Whitley Transport Limited in respect of vehicles used by Group Members to the relevant Group Members or to the Purchasers and until such assignment the Group Members will have use of the relevant vehicles including those owned by Whitley Transport Limited.

6.15 To the extent that any English Group Member or Dutch Group Member owes any amount to any Vendor Group Member at Completion (other than on trading account save where amounts are outstanding for more than 60 days) the Purchasers shall following Completion repay or procure the repayment by the relevant Group Member of all such sums to the relevant Vendor Group Member.

7.   ANNOUNCEMENTS

7.1 No announcement concerning the transactions contemplated by this Agreement or any matter ancillary to it and no disclosure of the terms of this Agreement will (save as required by English or Dutch law or regulations or the regulations of the London Stock Exchange or the NASDAQ/SEC requirements) (in which event, reasonable attempts will be made to consult with the other parties before such announcement) be made by either of the Vendors except with the prior written approval of either of the Purchasers or by either of the Purchasers except with the prior written approval of either of the Vendors.

7.2 Within 5 days of the date of this Agreement the First Vendor will send a letter in the agreed terms to each of the Divisional
     Directors relating to their dealings with third parties in the period between the date of this Agreement and Completion.

8.   COSTS

     Each party to this Agreement will bear such party's own costs and expenses relating to the preparation and completion of this Agreement, except where otherwise expressly stated.

9.   NOTICES

9.1 Any demand, notice or other communication given or made under or in connection with this Agreement will be in writing.

9.2 Any such demand, notice or other communication will, if otherwise given or made in accordance with this clause 9, be deemed to have been duly given or made as follows:-

     9.2.1 if sent by prepaid first class post, on the second
           Business Day after the date of posting; or

     9.2.2 if delivered by hand, upon delivery at the address provided for in this clause 9; or

     9.2.3 if sent by facsimile, on the day of transmission provided that a confirmatory copy is, on the same Business Day that the facsimile is transmitted, sent by pre-paid first class post in the manner provided for in this clause 9, provided however that, if it is delivered by hand or sent by facsimile on a day which is not a Business Day or after 4 p.m. on a Business Day, it will instead be deemed to have been given or made on the next Business Day.

9.3 Any such demand, notice or other communication will, in the case of service by post or delivery by hand, be addressed (subject as provided in this clause 9) to the recipient at the recipient's address stated in this Agreement or at such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service, provided that:-

     9.3.1 in the case of a company it may instead (at the option of the sender) be addressed to its registered office for the time being;

     9.3.2 if given or made to any one of the Vendors or to the Vendors' English Solicitors, or to the Purchasers or to the Purchasers' English Solicitors, it will be treated as validly given or made to both of the Vendors or both of the Purchasers as the case may be;

     9.3.3 any demand, notice or communication sent to the Purchasers shall also be copied to Ray Willoch at Interface Inc. on facsimile number 001 770 319 6270.

9.4 Any such demand, notice or other communication will, in the case of service by facsimile, be sent to the recipient or to any person service on whom (in accordance with the foregoing provisions of this clause 9) is deemed to be service on the recipient, using a facsimile number then used by the recipient or (as the case may be) such other person at an address which (in accordance with such provisions) could have been used for service by post.

9.5 The provisions of this clause 9 will not apply, in the case of service of process relating to any proceeding, suit or action, to the extent that such provisions are inconsistent with the Rules of the Supreme Court 1965.

10.  Pensions and Property

10.1 The provisions of Schedule 8 shall apply with respect to the matters contained or referred to therein.

10.2 The First Vendor shall and shall procure that Firth Carpets Limited shall use all reasonable endeavours to obtain a court order pursuant to Section 38(4) of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act 1969) authorising the exclusion of the provisions of Sections 24-28 inclusive of the Landlord and Tenant Act 1954 in relation to the Lease as soon as reasonably practicable after the date of this Agreement.

10.3 In respect of the boiler house at the property North of Birkby Lane (numbered 1.1.1 in Part 1 of Schedule 3), if the First Purchaser carries out works to remove asbestos from such boiler house then the First Vendor shall within 10 Business Days of demand from the First Purchaser (accompanied by appropriate evidence of expenditure) make a contribution to such removal costs up to a maximum of (BT.PD.)25,000.

10.4 The First Vendor shall indemnify the Purchasers fully to the extent that any English Group Member suffers or incurs any liability arising directly or indirectly from:-

     (a)  the lack of landlord's consent to occupy Unit 16, Barn
          Close, Langage Industrial Estate, Plympton, Plymouth
          ("Plympton Property"); or

     (b) any matters arising from the superior landlord taking action in relation to unauthorised alterations carried out by the immediate landlord at the Plympton Property; or

     (c) enforcement by any party of covenants restricting the use of the Plympton Property; or

     (d) failure to obtain the side letter capping the rent at the Plympton Property at (BT.PD.)31,000 per annum to the year 2001 and limiting the repairing obligations to a schedule of condition.

     PROVIDED THAT the First Vendor's liability under this clause shall not exceed (BT.PD.)15,000.

11.  Transitional information technology arrangements

11.1 The Purchasers and the Vendors acknowledge and agree that the IBM AS/400 currently located in Firth Carpets Limited's IT department with serial number S44G1947 which is being used by Firth Carpets Limited (through its Network Flooring Division) ("the Machine") is and shall at all times remain the property of the First Vendor. The First Vendor agrees that for a period of 3 months immediately following Completion, the Vendors shall allow Firth Carpets Limited to retain possession of the Machine and use it in its business and the Purchasers shall pay to the First Vendor a commercial rate for the provision of the Machine. At the end of that 3 month period, the Machine shall be returned by and at the cost of the Purchasers to the First Vendor, in a similar condition (subject to fair wear and tear) to which it was at the date of this Agreement; in the interim the Machine shall be at the Purchasers' risk. The Purchasers shall be responsible for obtaining any and all consents needed in respect of all software and data to be used on the Machine whilst it is not in the First Vendor's possession.

11.2 For the period of 3 months immediately following Completion the First Vendor will, subject to payment by the Purchasers of a commercial rate for such service, use its reasonable efforts to provide appropriate alternative facilities in accordance with the disaster recovery procedures made available to Firth Carpets Limited prior to Completion by the First Vendor if Firth Carpets Limited's IBM AS/400 located at its Brighouse premises becomes unavailable for a period exceeding twelve continuous hours provided that the First Vendor shall not be obliged to prejudice any business critical processing of its own. The Purchasers shall be responsible for obtaining all permissions necessary for whatever software and data are to be run on such alternative facilities.

11.3 The parties will use their reasonable efforts to negotiate with JBA (United Kingdom) Limited ("JBA") an arrangement whereby the First Vendor's licence from JBA can be used for the benefit of the Group Members as well as for the First Vendor and the Vendor Group. When such a licence is agreed the Purchasers shall pay all costs associated with the arrangement for the Group Members with JBA. For the balance of the 12 months following Completion from the point in time when such licence is agreed, the First Vendor shall run the software subject to the JBA licence for the benefit of, and to process the information of, the Group Members. The Purchasers shall pay a commercial rate for such service and agree that the use made for the benefit of the Group Members shall be no greater than it was before Completion.

12.  SPECIFIC INDEMNITIES

12.1 The First Vendor agrees to pay to a Purchaser such amount as may be necessary to indemnify, defend and hold harmless each Purchaser and each Group Member from and against any and all demands, claims, losses, liabilities, actions or causes of action, assessments, judgments, settlement payments, damages, fines, penalties, reasonable costs and expenses, (including, without limitation, interest which may be imposed in connection therewith), reasonable fees and disbursements of legal representatives and other experts, and the cost to the Purchaser or Group Member of any funds expended by reason of any events specified in this clause 12 incurred or suffered by the Purchaser or any Group Member arising out of or resulting from:-

   12.1.1 any claims made against either of the Purchasers or the Group Members by employees of the Group Members during the period commencing on the date of Completion and ending on the fourth anniversary of the date of termination of the Lease in relation to sickness or injury arising as a result of the presence of asbestos at Site 1 being South of Birkby Lane, Brighouse during his employment there;

   12.1.2 any claims made against either of the Purchasers or the Group Members by employees of the Group Members during the period ending on the fourth anniversary of the date of this Agreement in relation to sickness or injury arising as a result of the presence of asbestos at Site 2, being North of Birkby Lane, Brighouse, and Site 3, being West of Bradford Road, Brighouse during his employment there;

   12.1.3 any personal injury or industrial accident claims made by employees of any Group Member in respect of injuries or accidents occurring in the period prior to the date of Completion.

12.2 The Purchasers shall not be entitled to claim under this clause 12 to the extent that any liability arising is fully covered by the proceeds of insurance.

13.  GENERAL

13.1 This Agreement may not be assigned by any party without the prior written consent of each of the other parties.

13.2 Except insofar as the same have been fully performed at Completion and subject to the provisions of paragraph 2.5 of
     Schedule 7, each of the agreements, covenants, obligations, warranties, indemnities and undertakings contained in this Agreement will continue in full force and effect notwithstanding Completion.

13.3 The Vendors agree that they will at the cost and expense of the Vendors do all such acts and things and execute all such documents as may be reasonably required on or subsequent to Completion to vest in the Purchasers legal and beneficial ownership of the Shares in accordance with this Agreement and otherwise to give effect to its terms.

13.4 Upon and after Completion at the request of the Purchasers the Vendors shall execute or procure the execution under seal/as a deed of a power of attorney in the agreed form in favour of the Purchasers or such person as may be nominated by the Purchasers generally in respect of the Shares and in particular to enable the Purchasers (or their nominees) to attend and vote at general meetings of the English Group Members or the Dutch Group Members during the period prior to the name of the Purchasers (or their nominee) being entered on the register of members of the English Group Members or the Dutch Group Members in respect of the Shares.

13.5 Failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

13.6 Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement and any such waiver to be effective shall be signed in writing by the relevant party or parties.

13.7 The parties hereto acknowledge that:-

   13.7.1 this Agreement sets forth the entire agreement between them with respect to the subject matter covered by it and supersedes and replaces all prior communications, drafts, representations, warranties, stipulations, undertakings and agreements of whatsoever nature, whether oral or written, between them relating thereto (save where such statement, fact or opinion or warranty or representation is repeated in this Agreement);

   13.7.2 they do not enter into this Agreement in reliance on any warranty, representation, undertaking, stipulation or agreement other than those contained in this Agreement;

   13.7.3 save as specifically provided in clauses 4.20, 4.21 and 4.22 and save for injunctive remedies to enforce any breach of the provisions of clause 5, their only remedies are for breach of contract on the terms set out in this Agreement or for breach of the Warranties;

   13.7.4 from Completion they have no right to rescind this Agreement either for breach of contract or for negligent or innocent misrepresentation;

   13.7.5 without prejudice to the generality of the foregoing, the Purchasers waive any right or remedy they may have against any of the Vendors, in respect of any statement (whether oral or written) of fact or opinion whatsoever, including any untrue or misleading statement, warranty or representation, expressed or implied, made to the Purchasers or their agents, officers or employees during the negotiation of or otherwise in connection with this Agreement (save where such statement, fact or opinion or warranty or representation is repeated in this Agreement);

  13.7.6 the Consideration has been agreed by the Vendors and the Purchaser having regard (inter alia) to the provisions of this clause 13.7 provided that the provisions of this clause 13.7 shall not exclude any liability which any party would otherwise have to another or any right which any party may have to rescind this Agreement after Completion in respect of any statements made fraudulently by any other party prior to the execution of this Agreement.

13.8 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

13.9 No variation of this Agreement or any document in the agreed form shall be valid unless it is in writing signed by or on behalf of each of the parties hereto.

13.10 The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement shall be governed by English law. The English Courts shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. The parties agree to submit to the said jurisdiction.

                            SCHEDULE 1
                            ----------

                   Details of the English Companies
                   --------------------------------


Name of the Company           :    T.F.Firth & Sons Limited

Registered number             :  314535

Registered office             :  Clifton Mills, Brighouse

Date of incorporation         :      May 26th 1936

Place of incorporation        :  England & Wales

Status of Company             :  private limited company

Authorised share capital      :  (BT.PD.)11,000,000 divided into 12,000,000
                                 ordinary shares of 25p each and 8,000,000 preference shares of (BT.PD.)1 each

Issued share capital          :  (BT.PD.)10,349,262.00 divided into
                                 9,397,046 ordinary shares of 25p each and 8,000,000 preference shares of (BT.PD.)1 each

Directors' full names         :  David Austin Melbourne
                                 Peter John Aspinall

Secretary's full name         :  Peter John Aspinall

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse

Bankers                       :  Barclays

Description of business.      :  Holding Company

Name of the Company           :  Tayrich Limited

Registered number             :  1332723

Registered office             :  Lynn Lane
                                 Stenstone
                                 Lichfield
                                 Staffordshire
                                 WS14 0DU

Date of incorporation         :    5th October 1997

Place of incorporation        :  London

Status of Company             :  private limited company

Authorised share capital      :  (BT.PD.)40,000 divided into 40,000 shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)30,002 divided into 30,002 shares
                                 of (BT.PD.)1 each

Directors' full names         :  Paul James Wiseman
                                 Donald David Wellings
                                 Allan Lee Thompson

Secretary's full name         :  Donald David Wellings

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, , Manchester

Bankers                       :  Barclays Bank Plc, 17 Market Place,
                                 Huddersfield, West Yorkshire, HD1 2AB

Description of business.      :  Holding Company

                Details of other English Group Members
                --------------------------------------

Name of the Company           :  Joseph Hamilton & Seaton Limited

Registered number             :  665651

Registered office             :  JHS House, Gerard,
                                 Lichfield Road Industrial Estate
                                 Tamworth
                                 Staffordshire B79 7UW

Date of incorporation         :  21st July 1960

Place of incorporation        :  London

Status of Company             :  private limited company

Authorised share capital      :  (BT.PD.)30,000 divided into 30,000 ordinary
                                 shares of (BT.PD.)1 each

Issued share capital          :  (BT.PD.)30,000 divided into 30,000
                                 ordinary shares of (BT.PD.)1 each

Registered Shareholders       :  Name & Address             Number and Class
                                 --------------             of Shares held
                                                            ----------------
                                 Tayrich Ltd                 29,999 ordinary
                                 Gerard
                                 Lichfield Road Industrial Estate
                                 Tamworth
                                 Staffordshire B79 7UW

                                 Terry Holdings (Horbury) Ltd    1 ordinary
                                 Clifton Mills
                                 Brighouse
                                 West Yorkshire HD6 4ET

Directors' full names         :  Paul James Wiseman
                                 Donald David Wellings
                                 Allan Lee Thompson

Secretary's full name         :  Donald David Wellings

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, , Manchester

Bankers                       :  Barclays Bank Plc, 17 Market Place,
                                 Huddersfield,
                                 West Yorkshire, HD1 2AB

Description of business.      :  Contract Carpet Distributors

Name of the Company           :  Firth Carpets Limited

Registered number             :  873949

Registered office             :  Clifton Mills, Brighouse

Date of incorporation         :  16 March 1966

Place of incorporation        :  England & Wales

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)1,000,000 divided into 1,000,000
                                 ordinary shares of (BT.PD.)1 each

Issued share capital          :  (BT.PD.)1,000,000 divided into 1,000,000
                                 ordinary shares of (BT.PD.)1 each

Registered Shareholders       :  T.F. Firth & Sons Limited: 999,999
                                 ordinary shares of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Limited: 1 ordinary share of (BT.PD.)1 each

Directors' full names         :  David Austin Melbourne
                                 Peter John Aspinall
                                 David Booth
                                 Malcolm Stanley Ferrar
                                 John Kelvin Stocks
                                 Geoffrey Howard Pickless
                                 Lindsey Kenneth Parnell
                                 Allan Lee Thompson

Secretary's full name         :  Peter John Aspinall

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse,

Bankers                       :  Barclays Bank Plc,

Description of business.      :  Carpet Manufacture

Name of the Company           :  Network Flooring Limited

Registered number             :  2707657

Registered office             :  PO Box 17 Clifton Mills, Brighouse
                                 West Yorkshire HD6 4EJ

Date of incorporation         :  16th April 1992

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Geoffrey Howard Pickless
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Supply and installation of floor
                                 coverings. The company does not trade in its own right due to the agency agreement with Firth Carpets Limited.

Name of the Company           :  C.F.C. (South) Limited

Registered number             :  667923

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  17th August 1960

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  C.F.C. (North) Limited

Registered number             :  2709529

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  24th April 1992

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby
                                 Stephen Paul Rooks

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Public Contracts Limited

Registered number             :  2691012

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  26th February 1992

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd : 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby
                                 Stephen Cunliffe

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Walshaw Flooring Limited

Registered number             :  2711719

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  5 May 1992

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Chris Wright Contracts Limited

Registered number             :  2802755

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  24th March 1993

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Dunn's Flooring Contractors Limited

Registered number             :  2826717

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  14th June 1993

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby
                                 David Allen Evans
                                 Ian Lofthouse

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Armada Floors Limited

Registered number             :  2870154

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  9th November 1993

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  G & I Floor Coverings Limited

Registered number             :  2932847

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  25 May 1994

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby
                                 Andrew Charles Janssens
                                 Anthony John Probert

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :   Modular Maintenance Limited

Registered number             :  2901719

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  23 February 1994

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  C.J. Murray Flooring Contractors (Aberdeen)
                                 Limited.

Registered number             :  2993105

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  22nd November 1994

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                  shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Robertson Locke & Heggie Limited

Registered number             :  3019137

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  7th February 1995

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)100 divided into 100 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 99 ordinary shares
                                 of (BT.PD.)1 each
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Rowan & Boden (Interiors) Limited

Registered number             :  3019976

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  9th February 1995

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)2 divided into 2 ordinary shares
                                 of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd:  1 ordinary share of
                                 (BT.PD.)1
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Rowan & Boden Limited

Registered number             :  3021518

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  14th February 1995

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)2 divided into 2 ordinary shares
                                 of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd:  1 ordinary share of
                                 (BT.PD.)1
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :  Rowan & Boden (Scotland) Limited

Registered number             :  3020462

Registered office             :  PO Box 17, Clifton Mills, Brighouse
                                 West Yorkshire, HD6 4EJ

Date of incorporation         :  10th February 1995

Place of incorporation        :  England

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)2 divided into 2 ordinary shares
                                 of (BT.PD.)1 each

Registered Shareholders       :  Network Flooring Ltd: 1 ordinary share of
                                 (BT.PD.)1
                                 Terry Holdings (Horbury) Ltd: 1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Jeremy John Earl
                                 Allan Lee Thompson
                                 Michaela Ann Welby

Secretary's full name         :  Michaela Ann Welby

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse, Manchester

Bankers                       :  Barclays Bank Plc, Huddersfield

Description of business.      :  Non trading company

Name of the Company           :   Colourspace (UK) Limited

Registered number             :  3028698

Registered office             :  Clifton Mills, Brighouse

Date of incorporation         :  3rd March 1995

Place of incorporation        :  England & Wales

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)100 divided into 100 ordinary shares of
                                 (BT.PD.)1 each

Issued share capital          :  (BT.PD.)2 divided into 2 ordinary shares
                                 of (BT.PD.)1 each

Registered Shareholders       :  Terry Holdings (Horbury) Limited:1
                                 ordinary share of  (BT.PD.)1

                                 Network Flooring Limited:1 ordinary share of (BT.PD.)1

Directors' full names         :  David Austin Melbourne
                                 Peter John Aspinall

Secretary's full name         :  Peter John Aspinall

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse

Bankers                       :  Barclays Bank Plc

Description of business.      :  Dormant

Name of the Company           :  Carpets from London Limited

Registered number             :  905619

Registered office             :  Clifton Mills, Brighouse

Date of incorporation         :  9 May 1997

Place of incorporation        :  England & Wales

Status of Company             :  Private Limited Company

Authorised share capital      :  (BT.PD.)1,000 divided into 1,000 ordinary
                                 shares of (BT.PD.)1 each

Issued share capital          :  (BT.PD.)350 divided into 350 ordinary
                                 shares of (BT.PD.)1 each

Registered Shareholders       :  Terry Holdings (Horbury) Ltd:1 ordinary
                                 share of (BT.PD.)1
                                 Firth Carpets Limited: 349 ordinary shares of (BT.PD.)1

Directors' full names         :  David Booth
                                 Peter John Aspinall

Secretary's full name         :  Peter John Aspinall

Accounting reference date     :  31st March

Auditors                      :  Price Waterhouse,

Bankers                       :   Barclays Bank Plc

Description of business.      :  Carpet Sales Company (presently dormant)


                              SCHEDULE 2

                                 PART 1

                     Details of the Dutch Company
                     ----------------------------

Name of the Company           :  VEBE Floorcoverings B.V.

Registered number             :  22291

Registered address            :  Genemuiden (Corporate Seat)

Date of incorporation         :  06-06-1967

Status of company             :  Private Limited Company ("besloten
                                 vennootschap met beperkte
                                 aansprakelijkheid")

Authorised share capital      :  Dutch Guilders 100,000 divided into
                                 200 ordinary shares of Dutch Guilders 500 each

Issued and paid-up share
  capital                     :  Dutch Guilders 60,000 divided
                                 into 120 ordinary shares of Dutch Guilders
                                 500 each

Beneficially owned by REX
(Netherlands) B.V             :  100%

Registered and beneficial
  holder of shares            :  Name of Company       Number and Class
                                 ---------------       of shares held
                                                       ----------------
                                The Second Vendor       120 Ordinary
                                Atrium Building         shares of Dfl
                                Strawinskylaan 3037     500 each
                                1077 2X Amsterdam
                                The Netherlands

Managing Directors' full
  names                       :  Hans Holtrust
("Bestuurders")                  Allan Lee Thompson
                                 William Johannes Franciscus Burmanje

Secretary's full name         :  Not appropriate

Supervisory Directors
("Commissarissen")            :  None

Accounting reference date     :    31 March

Auditors                      :  Price Waterhouse, The Netherlands

Bankers                       :  Rabobank

Description of business       :  The business of the manufacture and/or
                                 marketing of tufted and/or needlefelt
                                 and/or plastic carpets and/or floorcoverings and/or matting

                              SCHEDULE 2

                                PART 2


       Details of other Dutch Group Members (German subsidiary)
       --------------------------------------------------------

Name of Company               :  Vebe Floorcoverings GmbH

Registered Number             :  HRB 3990

Registered address            :  47829 Krefeld ("Sitz der
                                 Gesellschaft")

Date of incorporation         :  8 December 1989

Place of incorporation        :  Neuss

Status of company             :  Private Limited Company
                                 ("Gesellschaft
                                 mit beschrankter Haftung")

Authorised share capital      :  Deutsch Marks 200,000 divided into
                                 one ordinary share of Deutsche Marks
                                 200,000 each

Issued and paid-up share
   capital                    :  Deutsch Marks 200,000 divided
                                 into one ordinary share of Deutsche Marks
                                 200,000

Beneficially owned by VEBE
Floorcoverings B.V            :  100%

Registered and beneficial
holder of shares              :  Name and Address           Number and Class
                                 ----------------           of shares held
                                                            -----------------
                                 VEBE Floorcoverings B.V    one ordinary share
                                 Inslag B.V.                of DM 200,000
                                 8281 JV Genemuiden,
                                 The Netherlands

Managing Directors' full
names ("Bestuurders")         :  Hans Holtrust
                                 Allan Lee Thompson
                                 Jozef Veldhoven

Secretary's full name         :  Not appropriate

Accounting reference date     :  31 March

Auditors                      :  Price Waterhouse

Bankers                       :  Deutsche Bank, Krefeld
                                 Rabobank, Dusseldorf

Description of business       :  The marketing and negotiating of
                                 the sale of goods, in particular
                                 negotiating contracts concerning and
                                 selling of floorcoverings. Furthermore, to engage in all business which is suitable to directly advance the purpose of the company


                              SCHEDULE 2

                 Details of other Dutch Group Members
                 ------------------------------------

Name of the Company           :  VEBE/Lenvinyl Holding B.V

Registered number             :   34658

Registered address            :  Genemuiden (Corporate Seat)

Date of incorporation         :  12-03-1982


Status of company             :  Private Limited Company ("besloten
                                 vennootschap met beperkte
                                 aansprakelijkheid")

Authorised share capital      :  Dutch Guilders 200,000 divided into
                                 200 ordinary shares of Dutch Guilders
                                 1,000 each

Issued and paid-up share
capital                       :  Dutch Guilders 100,000 divided
                                 into 100 ordinary shares of Dutch Guilders
                                 1,000 each

Beneficially owned by the
VEBE Floorcoverings B.V       :  100%

Registered and beneficial
holder of shares              :  Name and Address           Number and Class
                                 ----------------            of shares held
                                                           -----------------
                                VEBE Floorcoverings B.V    100 ordinary shares
                                Inslag 12,                 of Dfl
                                8281 HV Genemuiden,        1,000 each
                                The Netherlands.

Managing Directors' full
names ("Bestuurders")         :  Hans Holtrust

Secretary's full name         :  Not appropriate

Accounting reference date     :  31 March

Auditors                      :  Price Waterhouse

Description of business       :  The participation of other
                                 Companies

                              SCHEDULE 2

                 Details of other Dutch Group Members
                 ------------------------------------

Name of the Company           :  Vi-Backing B.V

Registered number             :  34761

Registered address            :  Genemuiden (Corporate Seat)

Date of incorporation         :  12-03-1982

Status of company             :  Private Limited Company ("besloten
                                 vennootschap met beperkte
                                 aansprakelijkeid")

Authorised share capital      :  Dutch Guilders 100,000 divided into
                                 200 ordinary shares of Dutch Guilders 500 each

Issued and paid-up share
capital                       :  Dutch Guilders 50,000 divided
                                 into 100 ordinary shares of Dutch Guilders
                                 500 each

Beneficially owned by the
VEBE Floorcoverings B.V       :  100%

Registered and beneficial
holder of shares              :  Name and Address           Number and Class
                                 ----------------           of shares held
                                                            ----------------

                                VEBE Floorcoverings B.V.   100 ordinary shares
                                Inslag 12,                 of Dfl
                                8281 JV Genemuiden,        500 each
                                The Netherlands.

Managing Directors' full
names (Bestuurders")          :  Hans Holtrust

Secretary's full name         :  Not appropriate

Accounting reference date     :  31 March

Auditors                      :  Price Waterhouse


Description of business       :  International trade in floorcoverings and
                                 textiles, in the widest sense of the word,

                                 whether or not through intervention of agents and sales representatives, as well as the incorporation of, obtaining of and financing of the management of the other companies

                              SCHEDULE 2

                 Details of other Dutch Group Members
                 ------------------------------------

Name of the Company           :  Visscher & Beens Lenvinyl
                                 Verkoopmaatschappij B.V

Registered number             :  33108

Registered address            :  Genemuiden (Corporate Seat)

Date of incorporation         :  18-11-1970

Status of company             :  Private Limited Company ("besloten
                                 vennootschap met beperkte
                                 aansprakelijkheid")

Authorised share capital      :  Dutch Guilders 50,000 divided into
                                 50 ordinary shares of Dutch Guilders 1,000 each

Issued and paid-up share
capital                       :  Dutch Guilders 12,000 divided
                                 into 12 ordinary shares of Dutch Guilders
                                 1,000 each

Beneficially owned by the
VEBE Floorcoverings B.V       :  100%

Registered and beneficial
holder of shares              :  Name and Address           Number and Class
                                 ----------------            of shares held
                                                            ----------------
                                VEBE Floorcoverings B.V.   12 ordinary shares
                                Inslag 12,                 of Dfl
                                8281 HV Genemuiden,        1,000 each
                                The Netherlands.

Managing Directors' full
names ("Bestuurders")         :  Hans Holtrust

Secretary's full name         :  Not appropriate

Accounting reference date     :  31 March

Auditors                      :  Price Waterhouse


Description of business       :  The processing of (end manufacture: attaching
                                 of backing to carpet) and improving of
                                 carpets and related articles, in the widest sense of the words, participation in companies with a similar related business as that of the company thereunder understood

                              SCHEDULE 2

                 Details of other Dutch Group Members
                 ------------------------------------


Name of the Company           :  Lenvinyl B.V

Registered number             :  22279

Registered address            :  Genemuiden (Corporate Seat)

Date of incorporation         :  30.03.1967

Status of Company             :  Private Limited Company ("besloten
                                 vennootschap met beperkte
                                 aansprakelijkheid")

Authorised share capital      :  Dutch Guilders 100,000 divided into
                                 100 ordinary shares of Dutch Guilders
                                 1,000 each

Issued and paid-up share
capital                       :  Dutch Guilders 100,000 divided into
                                 100 ordinary shares of Dutch Guilders
                                 1,000 each

Beneficially owned by the
VEBE Floorcoverings B.V       :  100%

Registered and beneficial
holder of shares              :  Name of Address       Number and Class
                                 ---------------        of shares held
                                                       ----------------

                                 VEBE Floorcoverings B.V. 100 ordinary shares
                                 Inslag 12,               of Dfl
                                 8281 JV Genemuiden,      1,000 each
                                The Netherlands.

Managing Directors' full
names ("Bestuurders")         :  Hans Holtrust

Secretary's full name         :  Not appropriate

Accounting reference date     :  Financial year runs from April
                                 1 to April 1 the following year

Auditors                      :  Price Waterhouse

Description of business       :  Management Company

                              SCHEDULE 3
                              ----------

                                Part 1
                                ------

                         The English Property
                         --------------------

1.   FIRTH CARPETS LIMITED
     ---------------------

1.1  Freehold
     --------

     1.1.1 Land and Buildings to the North of Birkby Lane and East of Bradford Road Bailiff Bridge Brighouse as shown edged red on the plan annexed hereto as Appendix "A" being part of title number WYK 503599

     1.1.2 4 Highfield Avenue Bailiff Bridge Brighouse

           Subject to Voluntary Registration. Title Number : Not yet allocated

     1.1.3 49 Highfield Avenue Bailiff Bridge Brighouse

           Subject to Voluntary Registration. Title Number : Not yet allocated

     1.1.4 Land and Buildings on the west side of Victoria Road known as Victoria Mills Bailiff Bridge Brighouse as shown edged red on the plan annexed hereto as Appendix "A" being part of title number WYK503599

     1.1.5 Land and Buildings lying on the south side of Heage
           Road Ripley Derbyshire

           Registered Title Number : DY265774

1.2  Leasehold
     ---------

     1.2.1 Aberdeen : Unit 27 Denmore Industrial Estate Denmore Road

     1.2.2 Birstall : Oakwell Way Kirklees West Yorkshire : Units
           2 and 2A Triangle Business Park Oakwell Way

           Registered Title Numbers : WYK541856 and WYK571067

     1.2.3 Cardiff : Unit 88 Portmanmoor Road Industrial Estate

     1.2.4 Gateshead : Tyne and Wear : Arcon House Sunderland Road
           Felling

     1.2.5 Glasgow : Unit 2B The Apex Tannochside Park Uddingston

     1.2.6 London
           ------
           1.2.6.1 Suites 113, 215 and 216 Business Design Centre, 52 Upper Street, Islington N1

           1.2.6.2 Unit 1 Kendal Court Western Avenue Business Centre Kendal Avenue W3

2    NETWORK FLOORING LIMITED
     ------------------------

     Leasehold
     ---------

2.1  Plymouth : Unit 16 Barn Close Langage Industrial Estate Plympton

2.2  Warrington : Unit 3 Gemini West Business Park

2.3  Cardiff : Units B7 and B8 East Point Spring Meadow Industrial Park


3    JOSEPH HAMILTON AND SEATON LIMITED
     ----------------------------------

     Leasehold
     ---------

3.1  Units 1 2 3 4 and 5 Mariner Lichfield Road Industrial Estate
     Tamworth Staffordshire.

     Registered Title Number (for Units 1 and 2) : SF165237

                              SCHEDULE 3
                              ----------

                                Part 2
                                ------

                          The Dutch Property
                          ------------------

1.   Address/description of Property
     -------------------------------

     Nijverheidstraat, Genemuiden, The Netherlands.

     Registered Owner
     ----------------

     Vebe Floorcoverings B.V.

     Short Particulars
     -----------------

     Freehold ("eigendom") property comprising of an industrial terrain with a total area of 1 hectare and 68 centiare are being registered at the Zwolle Land Registry ("Kadaster") under number:
     Section K, number 712;

2.   Address/description of Property
     -------------------------------

     Nijverheidstraat, Genemuiden, The Netherlands.

     Registered Owner
     ----------------

     Vebe Floorcoverings B.V.

     Short Particulars
     -----------------

     Freehold ("eigendom") property comprising of an industrial terrain with a total area of 9 hectare and 55 centiare being registered at the Zwolle Land Registry ("Kadaster") under number:
     Section K, number 715;

3.   Address/description of Property
     -------------------------------

     Inslag 12, 8281 JV Genemuiden, The Netherlands.

     Registered Owner
     ----------------

     Vebe Floorcoverings B.V.

     Short Particulars
     -----------------

     Freehold ("eigendom") property comprising of a factory, offices and land with a total area of 3 hectare, 73 are and 79 centiare being registered at the Zwolle Land Registry ("Kadaster") under number: Section K, number 594; and

4    Address/description of Property
     -------------------------------

     Inslag 12, 8281 JV Genemuiden, The Netherlands.

     Registered Owner
     ----------------

     Vebe/Lenvinyl Holding B.V.

     Short Particulars
     -----------------

     Freehold ("eigendom") property comprising of a factory with premises with a total area of 2 hectare, 18 are and 79 centiare being registered at the Zwolle Land Registry ("Kadaster") under number: Section K, number 595.

5    Address/description of Property
     -------------------------------

     Admiraal de Ruyterstraat 10, Genemuiden, The Netherlands.

     Registered Owner
     ----------------

     Lenvinyl B.V.

     Short Particulars
     -----------------

     Freehold ("eigendom") property comprising of a house with a total area of 1 are and 60 centiare being registered at the Zwolle Land Registry ("Kadaster") under number: Section C, number 2527

Note:
----

In the Land Registry there is registered that on the properties K 712 and K 595 there is a so-called commercial right ("zakelijk recht") in favour of the Energy Company, N.V. Energie Distributie maatschappij voor Oost- en Noord-Nederland, EDON.

Furthermore, a re-numbering at the Zwolle Land Registry has taken place whereby the former numbers K 31, K 691 and K 686 have been re-numbered into K 715, and former number K 654 has re-numbered to K 712. Furthermore it was noted that there is a slight discrepancy which occurred in such a re-numbering as far as the acreage is concerned and this is probably due to a more precise establishing of the correct acreage.

The Dutch Leased Properties
---------------------------

6.   Address/Description of Property
     -------------------------------

     Description:   Office/storage space
     Address:       Schering 7 in Genemuiden, The Netherlands

     Parties to the lease
     --------------------

     Landlord:      Heutink Beheer B.V.
     Tenant:   Vebe Floorcoverings B.V.

     Date of Lease
     -------------

     September 1995

     Term of Lease
     -------------

     5 years with effect from October 30, 1995

     Rent
     ----

     NLG 120,240 (excluding VAT) per annum (1995) plus annual indexation on 1st January of each year.

The German Leased Property
--------------------------

7.   Address/Description of Property
     -------------------------------

     Description:   Office/archives space
     Address:  Europark Fichtenhain A 13 a, 47807 Krefeld

     Parties to the lease
     --------------------

     Landlord:   MeRo Gewerbeimmobilien GmbH & Co.  REGIUM KG
     Tenant:     Vebe Floorcoverings GmbH (before:
                 Vebe/Lenvinyl Warenvertriebsgesellschaft mbH)

     Date of lease
     -------------

     August 1993

     Term of years
     -------------

     10 years with effect from 1 December 1993

     Rent
     ----

     DM 7.776,00 (excluding VAT) per month plus DM 1.436,00 additional property expenses plus DM 40,00 for each additional parking lot plus annual indexation each year.

                              SCHEDULE 4
                              ----------

                                Part 1
                                ------

                   English Non-Taxation Warranties
                   -------------------------------

1    Interpretation
     --------------

     In this Part 1 of Schedule 4 the following expressions have the following meanings:-

     Expression                    Meaning
     ----------                    --------
     "the Accounting Date"         31 March 1997

     "the Accounts"                The audited accounts of each English
                                   Group Member for the financial year which ended on the Accounting Date, comprising in each case the audited balance sheet, the audited profit and loss account, notes and directors' and auditors' reports

      "Company"                    Notwithstanding the definition contained
                                   in clause 1, each company individually
                                   details of which are set out in Schedule
                                   1 shall be a Company as if the English
                                   Warranties were set out in full in respect of each such company provided that where used other than in this Schedule 4 and
                                   Schedule 5 Company shall have the meaning given in clause 1

      "Contract"                   Any oral or written legally binding
                                   agreement, arrangement or understanding

      "Environment"                Any air (including air within natural or
                                   man-made structures above or below
                                   ground); water (including territorial,
                                   coastal and inland waters and ground
                                   water and water in drains and sewers);
                                   and land (including the seabed or
                                   riverbed under any water), surface land
                                   and sub-surface land

      "Environmental               All or any permits, consents, licences,
        Consents"                  registrations approvals, certificates,
                                   and other authorisations required
                                   under Environmental Law and all
                                   terms and conditions thereof required
                                   under any Environmental Law for the
                                   operation of the business of the Company at the date of this Agreement

      "Environmental Law"          All or any Laws with regard to the
                                   pollution or protection of the
                                   Environment or the protection of


                                   the health and welfare of humans and/or
                                   organisms supported by the Environment
                                   from harm resulting from contact with or exposure to Hazardous Substances save that the EA Provisions shall be deemed to be in force at Completion for the purposes of Warranty 21

      "EA Provisions"              Part II and paragraphs 161 and 162 of
                                   Schedule 22 of the Environment Act 1995
                                   and the first complete set of regulations and guidance under those provisions except
                                   (in the event that they are not already in force at Completion) to the extent that the above when they come into force are more onerous than the versions of such provisions which exist in draft form at Completion

      "Laws" All or any applicable law (whether criminal, civil or administrative), common law, judgment, court order, statute, statutory instrument, regulation, directive (to the extent it has been implemented by legislation), European Community decision (insofar as legally binding), bye-law, directly applicable treaty, government circular, code of practice and guidance notes which are in force at the date of this Agreement

      "Pension Scheme"             The Readicut International Pension Fund and
                                   the Readicut International Executive
                                   Pension Scheme

      "Stock" Stocks (as defined in Statement of Standard Accounting Practice No.9 adopted by the Accounting Standards Board) of the
                                   Company.

2    Disclosure of Information
     -------------------------

2.1 The facts set out in the text of the Original Disclosure Letter in relation to Part 1 of Schedule 4 (but for the avoidance of doubt excluding the Disclosure Bundle as defined in the Original Disclosure Letter and excluding any matters deemed to be disclosed therein, including but not limited to paragraphs 1 to 11 therein) are true, complete and accurate in all material respects and not misleading.

2.2 The text of the replies made to the legal due diligence enquiries raised by the Purchasers' Solicitors (which replies together with supplemental replies are attached at document in the Disclosure Bundle as attached to and defined in the Original Disclosure Letter (the "Replies")), but for the avoidance of doubt excluding any enclosures or attachments thereto or any documents referred to therein, are true, complete and accurate in all material respects and not misleading (save that if there is any inconsistency between the Replies and the text of the Original Disclosure Letter, the latter shall prevail and there shall be no breach of this paragraph 2.2 to the extent that the text of the

     Original Disclosure Letter conforms with paragraph 2.1 above or paragraph 2.1 of Part 2 of Schedule 4).

3    Schedule 1 : Capital
     --------------------

3.1  The information contained in Schedule 1  is accurate.

3.2 The English Shares are in issue fully paid , are beneficially owned and registered as set out in Schedule 1 free from any third party right and constitute the whole of the issued share capitals of the English Companies.

3.3 No Contract has been entered into which requires or may require the Company to allot or issue any share or loan capital or to create any Encumbrance over any share or loan capital and no claim has been made in writing to the First Vendor or, so far as the First Vendor is aware, to the Company by any person to be entitled to any such Contract.

3.4 The Company has no interest in the share capital of any body corporate save as specified in Schedule 1.

 4   Capacity of the First Vendor
     ----------------------------

 4.1 The First Vendor has full power to enter into and perform this Agreement and the transaction and matters contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Agreement and the transactions and matters contemplated hereby.

 4.2 Each of the obligations expressed to be assumed by the First
     Vendor under this Agreement and any agreement hereby contemplated constitutes a valid and binding obligation on the First Vendor.

 4.3 The execution and performance of this Agreement by the First Vendor is not prohibited or restricted by any provision of law or any other matter or thing and in particular but without limitation is not subject to the approval or consent of any governmental authority or regulatory body or otherwise save for the approval of shareholders referred to in the condition in clause 6.1

4.4 There is no litigation arbitration prosecution administrative or other legal proceedings or dispute in existence or threatened against the First Vendor in respect of the English Shares or the First Vendor's entitlement to dispose of the English Shares and there are no facts known to the First Vendor which will give rise to any such proceedings or any such dispute.

4.5 The Company has not received any notice of or any application or notice of any intended application under the provisions of the Act for the rectification of the Register of Members of the Company.

4.6 The First Vendor has not exercised nor purported to exercise or claim any lien over the English Shares and no call on the English Shares is outstanding.

4.7 The Company has not at any time given any unlawful financial assistance in connection with the purchase of shares as would fall within the provisions of Sections 151 to 157 of the Act.

5    Dormant Companies
     -----------------

     All of the companies in Schedule 1 and identified therein as non-trading have at all times been dormant within the meaning of section 250(3) of the Act and such companies do not have any outstanding liabilities in excess of (BT.PD.)1,000 in aggregate.

6    Accounts and records
     --------------------

6.1  The Accounts:-

     6.1.1 comply with the requirements of the Act and have been prepared in accordance with all applicable accounting standards (as that term is defined in section 256 of the Act);

     6.1.2 have been prepared on bases and principles which are consistent with those used in the preparation of the audited statutory accounts of the Company for the three financial years immediately preceding that which ended on the Accounting Date; and

     6.1.3 show a true and fair view of the state of affairs of the Company as at the Accounting Date and of the profit or loss of the Company for the financial year ended on that date.

6.2   Without limiting the generality of paragraph 6.1 above:

     6.2.1 except as stated in the audited balance sheets and profit and loss accounts of the Company for each of the last three preceding financial years of the Company ended on the Accounting Date no changes in the policies of accounting have been made therein for any of those three financial years and the method of valuing stock and work in progress and the basis of depreciation and amortisation adopted has been consistent during each of these three financial years;

    6.2.2 the profits shown by the audited profit and loss accounts of the Company for each of the last three preceding financial years ended on the Accounting Date have not (except as therein disclosed) been affected by any extraordinary item or by any other factor rendering such profits for all or any of such periods unusually high or low;

    6.2.3 no asset (whether fixed intangible investment or current) has been revalued upwards in the Accounts and no intangible asset has been brought into the Accounts;

6.3 The Management Accounts relating to the English Group Members have been carefully prepared in good faith on a basis consistent with the previous monthly management accounts of the Company and are not misleading.

6.4 True copies of the Accounts and of the audited accounts for each financial year of the Company preceding that which ended on the Accounting Date have been laid before the Company in general meeting and delivered to the Registrar of Companies in compliance with the Act.

6.5 All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of the Company
     (including all invoices and other records required for VAT purposes) are up-to-date in all material respects, in its possession or under its control and have been fully properly and accurately kept and compiled in all material respects.

 7   Business Name
     -------------

7.1 The Company does not use any name for any purpose other than its full corporate name.

7.2 The Company does not use any trade names other than the Trade Names in connection with its business.

7.3  The Company has an unrestricted right to use the name "Tretford".

     ASSETS
     ------

8    Unencumbered title
     ------------------

8.1 Each material asset (other than the English Property) described and included in the Accounts and/or in the books of account or records of the Company (other than for Stock disposed of by the Company in the ordinary course of its business since the Accounting Date):

     8.1.1 is in the legal and beneficial ownership of the Company
           ; and

     8.1.2 is in the possession or under the control of the Company in the United Kingdom;

     8.1.3 is free from all Encumbrances and there is no agreement or commitment to give or create, and no claim has been made in writing to the First Vendor or to the Company that any claim has been made by any person entitled to any Encumbrance.

     In this paragraph 8 "material asset" shall mean any asset having a book value in excess of (BT.PD.)1,000.

8.2 None of the material assets referred to in paragraph 8.1 are the subject of any royalty, leasing or hiring agreement, hire purchase agreement or, agreement for payment on deferred terms.

9    Debtors/Work in Progress
     ------------------------

9.1 The Company has not factored or discounted any debt or agreed to do so.

9.2 The Company is not owed sums other than trade debts incurred in the ordinary course of business.

10   Stock/Defective Products
     ------------------------

10.1 The stock now held by the Company and not written off or provided for in part in the Completion Accounts:-

     10.1.1 is not obsolete, slow moving, damaged or unsaleable;
            and

     10.1.2 of satisfactory quality.

10.2 No products manufactured or installed by the Company:-

    10.2.1 are or are likely to become faulty or defective in any respect;

    10.2.2 fail to comply with any applicable laws or regulations in force when such products were manufactured; or

    10.2.3 fail to comply with the terms of sale subject to which any such products have been sold;

     and which in aggregate would lead to claims which are materially different from claims which have arisen in the 12 months preceding the date of Completion (including any such claims as identified in the Disclosure Letter).

11   Plant etc.
     ----------

11.1 So far as the First Vendor is aware, the plant and machinery, vehicles, fixtures and fittings, furniture, tools and other equipment used in the business of the Company are in a reasonable state of repair and condition having regard to their age and use and are in adequate working order and none of such plant etc is out of date or dangerous, or in need of renewal involving expenditure in excess of (BT.PD)100,000 or fails to comply in all material respects with legally binding safety standards.

11.2 The plant registers of the Company comprise in all material respects a complete and accurate record of all material items of plant, machinery, equipment and vehicles owned or used by the Company (and for this purpose a material item shall be one whose value exceeds (BT.PD)5,000).

12   English Property
     ----------------

     Property comprises all real property
     ------------------------------------

    12.1.1 The English Property comprises all the land and premises of any tenure owned, used or occupied by the English Group Members or in which they have agreed to acquire any interest and the particulars of it set out in Schedule 3 are true and accurate in all respects.

    12.1.2 The English Property comprises the whole of the land in which the English Group Members have any interest (including rights under options, rights of pre-emption or other contractual relationship).

12.2 Title
     -----

    12.2.1 All deeds and documents relating to the English Property are in the possession or under the control of the English Group Members.

    12.2.2 The replies given by the Vendors' Solicitors (as varied by any subsequent correspondence) to the Purchasers' Solicitors written enquiries relating to the English Property were when given and are now true and accurate in all material respects.

12.3 Encumbrances
     ------------

    12.3.1 The English Property is not subject to any mortgage or charge given as security for finance.

    12.3.2 So far as the First Vendor is aware it has not been notified of any breach of any covenants, restrictions, reservations, conditions, agreements, statutory requirements, bye-laws, orders, building regulations and other stipulations and regulations affecting the English Property and its use which have not been rectified.

  12.3.3 So far as the First Vendor is aware it has not been notified of any breach of the terms of any lease or tenancy agreement under which any part of the English Property is held which has not been rectified.

12.4  Vacant Possession/rights of occupation
      --------------------------------------

     So far as the First Vendor is aware no part of the English
     Property is subject to any (or any agreement to grant any) lease, tenancy or licence

12.5  Use
      ---

    12.5.1 In this subclause "the Planning Acts" shall mean the Town and Country Planning Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any other legislation made pursuant to those Acts (or replacing, amending or supplementing them) relating to the use, occupation or development of the English Properties.

   12.5.2 So far as the First Vendor is aware it has not been notified of any breach of the Planning Acts in relation to the English Property which has not been rectified.

12.6 The transfer prior to the date of this Agreement by Firth Carpets Limited to the First Vendor of freehold property at Bailiff
     Bridge, Brighouse was effected at the market value of such property for its current use.

12.7 The First Vendor believes that the repairs required by the schedule of dilapidations which has been served on Network
     Flooring in relation to Unit 88 Portmanmoor Road Industrial
     Estate Cardiff and which is attached as document 23a File 5 of the Disclosure Bundle will not cost more than (BT.PD)5,000 (excluding
     VAT) to carry out and that the repairs which are likely to be required by the Landlord of Unit 1 Kendal Court Western Avenue Business Centre Kendal Avenue London W3 to put those premises into a state and condition required by the tenant's covenants in the lease of those premises will not cost more than (BT.PD)30,000 (exclusive of VAT) to carry out.

13   Intellectual Property Rights
     ----------------------------

13.1 The Company has no interest in any Intellectual Property (whether registered or not) save for the Intellectual Property details of which (including ownership, and, in the case of registered rights, registration, priority and renewal dates) are given in the Original Disclosure Letter all of which are (where applicable) registered solely in the name of the Company and are beneficially owned by it with unencumbered title.

13.2 So far as the First Vendor is aware, the processes employed and the products and services dealt in by the Company do not use, embody or infringe any Intellectual Property vested in any other person.

13.3 The Intellectual Property owned by the Company and which is registered and referred to in the Original Disclosure Letter is valid and subsisting and so far as the First Vendor is aware the Intellectual Property owned by the Company, which is not registered and which is referred to in the Original Disclosure Letter is valid and subsisting.

13.4 The First Vendor has not and nor has the Company received any

     written indication that the Intellectual Property owned by the Company and referred to in the Original Disclosure Letter is the subject of any pending or threatened proceedings for opposition, cancellation, revocation or rectification or claims by any person (including without limitation any from employees, or former employees of the Company) and so far as the First Vendor is aware there are no matters or facts which will give rise to any such proceedings or claims.

13.5 The Company has taken all steps reasonably necessary for the maintenance of all the registered Intellectual Property owned by the Company and referred to in the Original Disclosure Letter and so far as the First Vendor is aware it has taken all steps reasonably necessary for the maintenance of all unregistered Intellectual Property owned by the Company and referred to in the Original Disclosure Letter.

13.6 All application and renewal fees and costs and charges regarding the Intellectual Property owned by the Company and referred to in the Original Disclosure Letter due on or before Completion have been duly paid in full.

13.7 The First Vendor has not and nor has the Company received any written indication that any of the Intellectual Property owned by the Company and referred to in the Original Disclosure Letter is currently being infringed by any third party or have been so infringed in the 12 month period preceding Completion and so far as the First Vendor is aware no third party is planning, or has threatened, any such infringement.

13.8 Save for those agreements listed in the Original Disclosure Letter the carrying on of the Company's business or businesses as presently constituted does not require any licences or consents from or the making of royalty or similar payments to any third party which are material for running of the Company's business. So far as the First Vendor is aware, the Company is not in breach of any such listed agreements.

13.9 So far as the First Vendor is aware, there are no outstanding claims which have been made against the Company for infringement of any Intellectual Property used or which has been used by it and no such claims have been settled by the giving of any undertakings which remain in force.

13.10 So far as the First Vendor is aware, the Company is not passing off any part of its business as and for the business of any other person and the First Vendor has not and nor has the Company been notified in writing that any person is passing off its business as and for any part of the Company's business.

13.11 The Company has not entered into any Contract relating to the licensing or use (by it or any other person) of any Intellectual Property (other than confidentiality agreements in the ordinary course of business).

13.12 So far as the First Vendor is aware the designs stored in the Company's design library were all produced by employees of the Company, the Company owns the copyright to all such designs free from all Encumbrances and all such designs are properly stored with sufficient evidence for the Company to be able to prove copyright.

13.13 Confidential Information
      ------------------------

  13.13.1 So far as the First Vendor is aware, the Company does not use any processes and is not engaged in any activities which involve the misuse of any confidential information belonging to any third party nor has the Company been notified of any alleged misuse of such by it.

  13.13.2 So far as the First Vendor is aware, the Company has not been notified that any person has or is alleged to have misused any of its Confidential Information.

  13.13.3 The Company has not disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Company's business or was required by law or contract.

13.15      Computer Systems
           ----------------
  13.15.1 All copies of computer programs used on the Computer Systems (save for those described as owned by the Company in the Original Disclosure Letter) are used by the Company under software licences granted to the Company by the persons claiming to be the owners or licensees of the
           intellectual property in those computer programs.   The
           Company has not received notice of termination of any software licence in respect of those computer programs.

  13.15.2 The computer maintenance contracts specified in the Original Disclosure Letter are current and the Company has the benefit of those computer maintenance contracts. The Computer Systems are in all material respects being maintained to the Company's satisfaction under those maintenance contracts and the Company has no cause to terminate any computer maintenance contract nor are there any disputes under those maintenance contracts.

  13.15.3 The Company is registered under the Data Protection Act 1984 for all classes of data stored on the Computer Systems and for all uses or disclosure of that data made by it.
           The Company is not the subject of any complaint or proceedings under the Data Protection Act 1984 nor is it aware that it is subject to any investigation by the Office of the Data Protection Registrar.

  13.15.4 The hardware comprised in the Computer System is owned by the Company and is free of any security interest or other encumbrance in favour of a third party.

  13.15.5 The Company's disaster recovery planning is detailed in the Original Disclosure Letter with respect to the Computer Systems.

  13.15.6 If any person providing maintenance or support services for applications software comprised in the Computer Systems (but not, for the avoidance of doubt, off the shelf software) ceases or is unable to do so, the Company has all necessary rights to obtain the source code and all related technical and other information to procure the carrying out of such services by the Company's own employees or by a third party.

  13.15.7 The Company has sufficient technically competent and trained employees to ensure the proper operation, monitoring, use and security of the Computer Systems.

  13.15.8 The Company has procedures, in accordance with good industry practice, to ensure internal and external security of the Computer Systems including procedure for taking and storing, on-site and off-site, back-up copies of computer programs and data and that the Company complies with the British Standards Institute code for Information Security Management and with BS7799.

  13.15.9 The Company's Computer System is capable, within a period of one year from Completion, of being made to be or being replaced with a system which is millennium compliant in that the advent of the 21st Century (that is, the commencement of years prefixed by "20" as opposed to "19") will not affect the performance of the Computer System. The Original Disclosure Letter contains a summary of the Company's policy on millennium compliance.

 13.15.10 So far as the First Vendor is aware all computer software or hardware procurement projects, whether or not these have been specified or mentioned in the Original Disclosure Letter (the "IT Projects") are:

           13.15.10.1 proceeding according to the timescales determined by the Company for completion of each IT Project;
                      and

           13.15.10.2 within the budget allocated by the Company for
                      each IT Project.

     EMPLOYEES
     ---------

14   Remuneration and employees
     --------------------------

14.1 All material particulars of the identities, dates of commencement of employment (or appointment to office) and terms and conditions of employment (including remuneration and any bonus, commission, share incentives or profit sharing arrangement) of all the employees and officers of the Company are enclosed with the Original Disclosure Letter.

14.2 No material change has been made since the Accounting Date in the terms of employment of any Senior Employee or in the terms of employment of any of the other employees at large which taken as a whole would constitute a material change at the date of this Agreement, and the Company is not party to any Contract to make any such change.

14.3 There are no amounts owing to any present or former officers or employees of the Company (including PAYE and national insurance and pensions contributions), other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which this Agreement is executed or reimbursement of business expenses incurred during such month, and none of them is entitled to accrued holiday pay other than in respect of the Company's current holiday year or in respect of holiday carried forward from the immediately preceding holiday year.

14.4 No Senior Employee has been engaged by the Company since the Accounting Date and no Senior Employee at or since the Accounting Date has ceased, or given or received notice to cease, to be so employed or will be legally entitled to give notice as a result of the provisions of this Agreement.

14.5 The Company has maintained adequate records regarding the service of each of its employees (and so far as relevant to each of its former employees) and complied in all material respects with all agreements for the time being relating to them and has in the last 9 months complied in all material respects with all legally binding obligations imposed on it by Articles of the Treaty of Rome, European Commission Regulations and Directives and all statutes regulations and legally binding codes of conduct relevant to the relations between it and its employees or it and any employee representatives and has in the last 9 months complied in all material respects with all relevant orders and awards made under any statute affecting the conditions of service of its employees or former employees.

14.6 The Company has not recognised any trade union and the Company is not a party to any collective agreement with any trade union.

14.7 The Company has not introduced any short time working scheme or any redundancy scheme under which payments greater than those required by statute are payable.

14.8 The Company is not involved in any disputes and so far as the First Vendor is aware there are no circumstances which may result in any dispute involving any of the officers or employees or former employees of the Company.

14.9 No monies or benefits other than in respect of contractual emoluments are payable to any of the officers or employees of the Company and so far as the First Vendor is aware there is not at present a claim occurrence or state of affairs which is likely hereafter to give rise to a claim against the Company arising out of the employment or termination of employment of any employee or former employee for compensation for loss of office or employment and whether under the Employment Rights Act 1996 the Disability Discrimination Act 1995 Equal Pay Act 1970 Race Relations Act 1975 Sex Discrimination Act 1975 or any other Act.

14.10 In relation to each of the present officers or employees of the Company (and so far as relevant to each of its former employees) the Company has complied with all collective agreements.

14.11 The Firth Carpets Friendly Society is adequately funded to meet all its current obligations and the Company will incur no liability in respect of the period prior to Completion as a result of such Friendly Society failing to meet its obligations.

14.12 No agent engaged by Firth Carpets Limited whose engagement is not subject to a written contract has been engaged on terms which are materially different to those of any other agent engaged by Firth Carpets Limited and in particular (but without limitation) no such agent is entitled to a payment on termination of his agency which exceeds the average annual commission received by that agent calculated as an average of the previous five year's payments.

14.13 No commercial agent has been engaged by the Company on terms that that agent is granted exclusive agency rights in relation to a particular territory in respect of which (or part of which) the Company has granted agency rights (whether or not exclusive) to another agent.

14.14 No commissions are outside the Company's contractual payment terms with such agents and so far as the First Vendor is aware there are no current disputes in relation to commissions payable or otherwise in respect of any agency agreement (whether written or not) entered into by the Company.

14.15 No agent, contractor, sub-contractor or consultant who is engaged or has been engaged to provide services to the Company (whether or not the terms of such engagement have been disclosed) is entitled to claim the status of employee and the Company has not been notified in writing of any actual pending threatened or potential claims from any such individual under the Employment Rights Act 1996, the Equal Pay Act 1980 or any other Act.

14.16 There are no outstanding liabilities in respect of the redundancies made by the Company since the Accounting Date and the Company has not been notified that any further claims will be made against the Company in respect of those redundancies.

15    Pensions
      --------

15.1 Save under the Pension Scheme there is not in existence, and no proposal has been announced to establish, any retirement, death or disability benefit scheme for officers or employees or any obligation to or in respect of present or former officers or employees or the dependants of any such person with regard to retirement, death or disability pursuant to which the English Group Members are or may become liable to make payments and no pension or retirement or sickness gratuity or payment or benefit in connection with loss of office or employment is currently being paid or has been promised by the English Group Members to or in respect of any former officer or former employee or a dependant of any such person.

15.2 In relation to each of the Pension Schemes as defined in Clause
     1.1 of this Agreement and the Joseph Hamilton & Seaton Limited Executive Pension Plan (established by declaration of trust dated 4 October 1974), the Joseph Hamilton & Seaton Pension Plan (established by declaration of trust dated 15 December 1982) and the Joseph Hamilton & Seaton Group Personal Pension Scheme with Albany Life all material particulars of each of these schemes have been disclosed in or are annexed to the Original Disclosure Letter including true and complete copies of the trust deeds, rules and other documents containing the provisions currently governing the scheme, copies of the booklets and of any other announcements or employee literature issued to employees of the English Group Members who are or may become members of the scheme, full details of the past practice under the scheme of providing discretionary increases to pensions in payment and in deferment, full details of any material exercise of any power or discretion under the scheme to augment benefits or to provide new or additional benefits which would not otherwise be provided or to admit to membership any person who would not otherwise be eligible for membership or to pay any contribution which would not otherwise be paid and a list of those employees and officers of the English Group Members who are active members of the scheme setting out all information required to determine their respective entitlement to benefits under the scheme.

15.3 The Joseph Hamilton & Seaton Limited Executive Pension Plan, the Joseph Hamilton & Seaton Pension Plan and the Joseph Hamilton & Seaton Group Personal Pension Scheme provide money purchase benefits only (as defined in Section 181 of the Pension Schemes Act 1993) and no promise has been made to or discussed with the employees or officers employed or serving in the English Group Members as to the level of benefits to be provided under these schemes.

15.4 Contributions have been paid to all the pension schemes referred to in warranty 15.2 either at the rate recommended in the last actuarial valuation or as stated in the explanatory literature and there are no contributions due or outstanding at the date of this Agreement.

15.5 All lump sum benefits (other than refunds of contributions) payable under the Pension Schemes on the death of a member are fully insured under a policy effected with an insurance company and all insurance premiums payable have been paid.

15.6 So far as the First Vendor is aware, there are not in respect of any of the pension schemes referred to in warranty 15.2, any actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against the trustees or administrator of the pension scheme or against the English Group Members and, so far as the First Vendor is aware, there are no circumstances which might give rise to any such claim.

15.7 All of the pension schemes referred to in warranty 15.2 are approved or capable of approval as exempt approved schemes within the meaning of Chapter I or Chapter IV Part XIV Taxes Act.

15.8 So far as the First Vendor is aware, nothing has been done or omitted to be done which will or may result in any of the pension schemes referred to in warranty 15.2 ceasing to be an exempt approved scheme and, in relation to any pension scheme which is not yet so approved, there are no circumstances which might give the Inland Revenue reason to withhold such approval.

15.9 The English Group Members have not and will not prior to Completion have any liability to make any payment to the Pension Scheme pursuant to Section 75 Pensions Act 1995 or any undischarged liability pursuant to Regulation 3 of the Occupational Pension Schemes (Deficiency on Winding up etc)
     Regulations 1996.

15.10 The Joseph Hamilton & Seaton Limited Executive Pension Plan and the Joseph Hamilton & Seaton Pension Plan hold insurance policies which will be assigned into the names of the individual members prior to Completion.

16  Insurance
    ---------

16.1 All assets (including Stock) of the Company of an insurable nature are and have at all material times been insured.

16.2 All premiums due in relation to the Company's insurances have been paid, and, so far as the First Vendor is aware (having also made enquiry of its insurance brokers, Willis Corroon and of AON CIA), the Company has not done or omitted to do or suffered anything to be done or not to be done which would make any policy of insurance of the Company void or voidable or which will or is likely to result in a substantial increase in premium or which would or is likely to release any insurer from any of its obligations under any policy of insurance of the Company.

16.3 There is no material insurance claim pending or outstanding and, so far as the First Vendor is aware, (having also made enquiry of its insurance brokers, Willis Corroon and of AON CIA), there are no circumstances likely to give rise to any such claim.

16.4 Adequate particulars of all the Company's insurances (and of insurances effected by any other member of the Vendor's Group in relation to the Company or its assets) are given in the Original Disclosure Letter.

17   Financing
     ---------

17.1 The details contained in the Original Disclosure Letter of the credit or debit balances on all the bank or deposit accounts of the Company were correct at the date stated in the Original Disclosure Letter and since such date there have been no material payments out of any such accounts except for routine payments in the ordinary course of business.

17.2 The Company has not applied for or received any grant, subsidy, payment or allowance from any government, authority, body or agency (whether supra-national, national, regional or local) which may at any time be or become repaid or repayable.

18  Contracts
    ---------

18.1 The Company is not a party to any Contract which:-

     18.1.1 involves agency, distributorship, franchising;

     18.1.2 involves marketing rights, information sharing, manufacturing rights, servicing or maintenance which involve payments or receipts by the Company exceeding
            (BT.PD)100,000 over a 12 month period;

     18.1.3 involves partnership, joint venture, or consortium arrangements;

     18.1.4 involves hire purchase, conditional sale, credit sale
            (except in relation to Stock or other stock in trade), leasing, or hiring arrangements which involve payments or receipts by the Company exceeding (BT.PD)100,000 over a 12 month period;

     18.1.5 commits the Company to capital expenditure of an amount in each individual case in excess of (BT.PD)50,000;

     18.1.6 is for the supply of goods and/or services by or to the Company on terms under which retrospective or future discounts, price reductions or other material financial incentives are given by or to the Company dependent on the level of purchases or any other factor (save to the usual extent in the normal course of the Company's business) which involve payments or receipts by the Company exceeding (BT.PD)100,000 over a 12 month period;

     18.1.7 involves warranties, indemnities or representations given in connection with a sale of shares or business and assets, or is a guarantee or indemnity in respect of the obligations of a third party, under which any material liability or contingent liability is outstanding which involve payments or receipts by the Company exceeding (BT.PD)100,000 over a 12 month period;

     18.1.8 involves the Company in any residual liability in respect of any leasehold property at any time assigned or otherwise disposed of by it and which are liabilities are not provided in the Accounts;

     18.1.9 is not on arm's length terms or is in any way otherwise than in the ordinary course of the Company's business.

18.2 Neither the Company nor so far as the First Vendor is aware any party with whom the Company has entered into any agreement or contract is in default in relation to such agreement or contract being a default which will have a material and adverse effect on the financial or trading position or prospects of the Company and so far as the First Vendor is aware there are no circumstances likely to give rise to such a default.

18.3 No breach of contract has been notified to the Company in writing and so far as the First Vendor is aware no breach of contract has been notified orally which would entitle any third party to terminate any contract to which the Company is a party or to call in any money before the date on which payment thereof would normally or otherwise be due and the Company has not received written notice of intention to terminate any of such agreements or contracts.

18.4 So far as the First Vendor is aware there is no reason to believe that any customer or supplier of the Company or other person dealing with the Company will refuse to continue to deal with the Company or the First Purchaser or will deal with the Company on a smaller scale than at present as a result of the change of control of the Company to be effected pursuant to this Agreement.

18.5 There are no amounts exceeding (BT.PD)120,000 which are owing or which could be owed by the Company in respect of deferred payment obligations in connection with any previous acquisitions of the share capital or of the business and assets of companies and all amounts which are owing or which could be owed by the Company in this respect have been properly provided for in the Accounts.

18.6 No amounts in excess of (BT.PD)600,000 in aggregate are held by way of retention by customers of the Company and there are no circumstances known to the First Vendor that would lead to such retentions not being released in the ordinary course of business.

18.7 All rebates paid or payable by the Company pursuant to Contracts with its customers (written or otherwise) have been properly made pursuant to proper and lawful arrangements.

18.8 Firth Carpets Limited is not in breach of its obligations pursuant to its contract with British Airways.

19   Other business matters
     ----------------------

19.1 During the 6 months ended on the date of this Agreement there has been no substantial change in the basis or terms on which any person is prepared to do business with the Company (apart from price changes), and to the First Vendor's knowledge, no substantial customer or supplier of the Company has ceased or substantially reduced its business with the Company.

19.2 There is attached to the Original Disclosure Letter a copy of the standard terms and conditions upon which the Company currently buys, sells and supplies goods and services.

19.3 The Company is not a member of any trade association, society or collective purchasing group .

19.4 The Company has not given any guarantee or warranty or made any representation in respect of goods or services supplied or contracted to be supplied by it save for any guarantee or warranty implied by law and (save as aforesaid) has not accepted on a legally binding basis any liability or obligation in respect of any goods or services that would apply after any such goods or services have been supplied by it.

19.5 The Company has not entered into an agreement or arrangement with a customer or supplier on terms materially different to the standard terms and conditions upon which the Company currently buys, sells and supplies goods and services.

19.6 The Company is not restricted by contract from carrying on any activity in any part of the world.

19.7 Other than in the ordinary course of business no offer is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.

     COMPLIANCE; DISPUTES
     --------------------

20   General Compliance
     ------------------

20.1 Compliance has been made in all material respects with all legal requirements in connection with the formation of the Company and all issues and grants of shares or other securities of the Company.

20.2 The copy of the memorandum and articles of association of the Company enclosed with the Original Disclosure Letter is true and complete and up to date.

20.3 Compliance has been made in all material respects with the filing of all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies by the Company, and none has been so filed or delivered within 14 days of the date of this Agreement.

20.4 The statutory books (including all registers and minute books) of the Company are correct.

20.5 So far as the First Vendor is aware (having made enquiry of its English Solicitors, Eversheds) , there is not pending, or in existence, any investigation or enquiry by, or on behalf of, any governmental or other body in respect of the affairs of the Company.

20.6 The Company has conducted its business in all material respects in accordance with all applicable laws (but excluding Environmental Laws) and regulations of the United Kingdom and so far as it is legally obliged to do so any other country in which the Company does business or operates.

20.7 Save in respect of Environmental Authorisations and Intellectual Property matters which are otherwise dealt with in this Schedule, the Company has obtained all licences, permissions, authorisations and consents legally required to own and operate its assets and for the carrying on of its business (details of which are set out in the Original Disclosure Letter). All such licences, permissions, authorisations and consents are in full force and effect. The Company is not in breach of any of the material terms and conditions attached thereto and so far as the Vendor is aware the Company has not been notified that any of such licences, permissions, authorisations or consents may be revoked or not renewed in the ordinary course of events.

21   Environmental matters
     ---------------------

21.1 Consents
     --------

     21.1.1 All Environmental Consents have been obtained and are held in the name of the Company.

     21.1.2 The Environmental Consents have been lawfully obtained, are in full force and effect and copies are attached to the Original Disclosure Letter.

     21.1.3 The Company has complied in all material respects with all conditions attaching to the Environmental Consents (whether such conditions are imposed expressly or are implied by law) and since 29th January 1996 the Company has taken all reasonable steps to ensure that it is not and has received no communication from any relevant authority that it is in material breach of any such conditions.

     21.1.4 There are no outstanding applications, appeals or other proceedings in relation to the Environmental Consents.

     21.1.5 So far as the First Vendor is aware the Company has not received any notice, correspondence or other communication in any other form which has not been satisfactorily dealt with in respect of the Environmental Consents revoking suspending or varying any of them.

21.2 Compliance with environmental protection laws
     ---------------------------------------------

     21.2.1 So far as the First Vendor is aware neither the Company nor any of its officers or employees have committed any material breach of any Environmental Law.

     21.2.2 So far as the First Vendor is aware the Company has not received any notice or other communication from any relevant authority which has not been satisfactorily dealt with in respect of the Company's business or in relation to any property at any time owned or occupied by the Company alleging any breach of Environmental Law, or failure to comply with which would constitute a breach of such laws or imposing requirements compliance with which could be secured by further proceedings and so far as the First Vendor is aware no such notice or other communication is pending or threatened.


     21.2.3 In the last 2 years, no relevant authority has, in relation to the property assets or business of the Company and in relation to Environmental Law, exercised any powers of entry, taken samples measurements or photographs, removed dismantled or tested any substance article or organism, required statements (signed or otherwise) from any person in relation to any examination or investigations, required any production of data or taken any steps to seize and/or render harmless any substance article or organism.

     21.2.4 The Company has not received any complaint which has not been satisfactorily dealt with from a third party (including an employee) in respect of the Company's business or in relation to any property at any time owned or occupied by the Company alleging in either case any breach of Environmental Law and so far as the First Vendor is aware no such complaint is pending or threatened.

21.3 Civil Liability
     ---------------

     21.3.1 So far as the First Vendor is aware the Company has not received any notice or other communication which has not been satisfactorily dealt with alleging any actual or potential liability on the part of the Company under Environmental Laws arising from any activities or operations of the Company or the state or condition of any properties now or formerly owned or occupied by the Company or facilities now or formerly used by the Company.

     21.3.2 The Company is not engaged in any litigation, arbitration or dispute resolution proceedings relating to any potential or actual liability in respect of any matter covered by paragraph 21.3.1 and so far as the First Vendor is aware no such litigation arbitration or dispute resolution proceedings is pending or threatened.

21.4 Condition of sites properties or other land
     -------------------------------------------
     21.4.1 No written notice or other written communication (and so far as the First Vendor is aware no other form of communication) has been received by the Company from any relevant authority requiring the remediation of any site property or other land now or formerly owned occupied or controlled by the Company or of any waters on, adjacent to, underlying, or in the vicinity of such land or requiring the payment of any sums in respect of such remediation.

21.5 Internal policy assessments and plans
     -------------------------------------
     21.5.1 Details of all the Company's statements of corporate environmental policy and operating procedures are set out in the Original Disclosure Letter (the "Policy
            Statements").

     21.5.2 The Company has used all reasonable endeavours to comply with the Policy Statements.

21.6 Protest and Boycotts
     --------------------

     No protest boycott, demonstration, adverse publicly campaign or other action in respect of matters relating to the Environment is being or has been conducted or threatened by an non-governmental organisation or pressure group in relation to the Company or its business, products, operations or activities.

21.7 The warranties set out in 21.1 to 21.6 inclusive above (the "Environmental Warranties") are the only warranties given in respect of any matters concerning the Environment and each of the other warranties shall be deemed not to be given in relation to the Environment.

21.8 "relevant authority" means any Government, Government Agency, local authority or any other person or entity having regulatory authority under Environmental Law and/or any court of law or tribunal, and in relation to private agreements includes any person having powers under or in relation to that agreement.

22   Litigation
     ----------

22.1 The Company is not involved (save for debt collection by the Company in the ordinary course of business) (whether as plaintiff, defendant or any other party) in any civil, criminal, tribunal or arbitration proceedings and so far as the First Vendor is aware (having made enquiry of its English Solicitors, Eversheds) no such proceedings are pending or threatened.

22.2 There is no unsatisfied judgment or unfulfilled order outstanding against the Company and the Company is not party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

22.3 No governmental or official investigation or inquiry concerning the business or officers of the Company or any of its assets is in progress or pending which has been notified to the Company in writing and so far as the First Vendor is aware (having made enquiry of its English Solicitors, Eversheds) there are no circumstances which are likely to give rise to any such proceedings investigations or inquiry.

22.4 There is not outstanding any liability for industrial training levy or for any other statutory or governmental levy or charge.

23   Restrictive Agreements
     ----------------------

23.1 So far as the First Vendor is aware there are no agreements in force restricting in any material respect the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

23.2 So far as the First Vendor is aware the Company is not nor has it been party to any agreement, arrangement which:

     23.2.1 is or ought to be or ought to have been or requires to be registered under the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any inquiry, investigation or proceeding under any of these Acts; or

     23.2.2 infringes any competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom or elsewhere and not specifically mentioned in this paragraph.

23.3 The Company is not nor has it been party to any concerted practice or deliberate course of conduct which:-

     23.3.1 is or ought to be or ought to have been or requires to be registered under the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any inquiry, investigation or proceeding under any of these Acts; or

     23.3.2 infringes any competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom or elsewhere and not specifically mentioned in this paragraph.

24   Insolvency
     ----------

24.1 No order has been made and no resolution has been passed and so far as the First Vendor is aware no petition has been presented for the winding-up of the Company, no administrative receiver, receiver and/or manager has been appointed over the whole or any part of the property of the Company, no administration order has been made appointing an administrator in respect of the Company and no petition has been presented for an administration order in respect of the Company and no distress, execution or other process has been levied on any of its assets which remains unsatisfied; it has not suspended payment and is not insolvent or unable to pay its debts as they fall due.

24.2 No voluntary arrangement has been approved under Part I
     Insolvency Act 1986 and no compromise or arrangement has been sanctioned under section 425 of the Act in respect of the Company.

25   Events since the Accounting Date
     --------------------------------

     Since the Accounting Date:-

25.1 the Company has not acquired, or agreed to acquire any single asset having a value in excess of (BT.PD)50,000 or assets having an aggregate value in excess of (BT.PD)250,000;

25.2 the Company has not disposed of, or agreed to dispose of, any business or asset other than finished goods having a value in excess of (BT.PD)50,000;

25.3 the trade and business of the Company has been carried on in the ordinary and normal course so as to maintain the same as a going concern

25.4 no dividend has been declared, paid or made by the Company;

25.5 no resolution of the shareholders of the Company has been passed;
     and

25.6 no management charge has become payable or been paid by the Company.

25.7 there has not been any capitalisation of reserves of the Company and the Company has not issued or agreed to issue any share or loan capital other than that issued at the Accounting Date and has not granted or agreed to grant any option in respect of any share or loan capital and the Company has not repaid any loan capital in whole or in part nor has it by reason of any default by it in its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed monies;

25.8 the Company has paid its creditors in the ordinary course;

25.9 there has been no resolution of or agreement by the members of the Company or any class thereof (except as provided in this Agreement or with the prior written consent of the First Purchaser) and in particular there has been no capital reorganisation or other change in the capital structure of the Company; and

25.10 no supplier to or customer of the Company who accounted for more than 5 per cent of the Company's annual turnover in the last financial year has ceased to trade with the Company or notified the Company in writing of its intention to do so.

25.11 there has been no material deterioration in the financial or trading position or prospects of the Company.

                              SCHEDULE 4
                              ----------

                                Part 2
                                ------

                    Dutch Non-Taxation Warranties
                    -----------------------------

1.   INTERPRETATION
     --------------

     In this Part 2 of Schedule 4 the following expressions shall have the following meanings unless inconsistent with the context:-

     Expression                    Meaning
     ----------                    -------

     "the Accounting Date"         31 March 1997

     "the Accounts"                The audited Accounts of each Dutch
                                   Group Member for the financial year
                                   which ended on the Accounting Date,
                                   comprising in each case  the
                                   audited balance sheet,  the audited
                                   profit and loss account notes and
                                   directors and auditors report

     "the Company"                 Notwithstanding the definitions
                                   contained in Clause 1 each Company
                                   individually details of which are
                                   set out in Schedule 2  (but
                                   excluding Vebe Floorcoverings GmbH)
                                   shall be a Company as if the Dutch
                                   Warranties were set out in full in
                                   respect of each such company
                                   provided that where used other than
                                   in this Schedule 4 Part 2 and
                                   Schedule 5 (Dutch Tax Warranties)
                                   Company shall have the meaning
                                   given in Clause 1

     "Contract"                    Any oral or written legally binding
                                   agreement, arrangement or
                                   understanding

     "Environment"                 means any air (including air within
                                   natural or man-made structures
                                   above or below ground), water
                                   (including territorial, coastal and
                                   inland waters, ground water and
                                   water in drains and sewers) and
                                   land (including the sea bed or
                                   river bed under any water), surface
                                   land and sub-surface land


     "Environmental                All or any permits, consents, licences,
     Consents"                     registrations, approvals, certificates, and
                                   other authorisations required under
                                   Environmental Law and all terms and
                                   conditions thereof required under any
                                   Environmental Law for the operation
                                   of the business of the Company at
                                   the date of this Agreement

     "Environmental Law"           All or any Laws with regard to the pollution
                                   or protection of the Environment or
                                   the protection of the health and
                                   welfare of humans and/or organisms
                                   supported by the Environment from
                                   harm resulting with or exposure to
                                   Hazardous Substances

     "Laws" All or any applicable law (whether criminal, civil or administrative), common law, judgment, court order, statute, statutory instrument, regulation, directive (to the extent it has been implemented by legislation), European Community decision (insofar as legally binding), bye-law, directly applicable treaty, government circular, code of practice and guidance notes which are in force at the date of this Agreement

     "Stock"                       Stock

2    Disclosure of Information
     -------------------------

2.1 The facts set out in the text of the Original Disclosure Letter in relation to Part 2 of Schedule 4 (but for the avoidance of doubt excluding the Disclosure Bundle as defined in the Original Disclosure Letter and excluding any matters deemed to be disclosed therein, including but not limited to paragraphs 1 to 11 therein) are true, complete and accurate in all respects and not misleading.

3.   Schedule 2 : Capital
     --------------------

3.1  The information contained in Schedule 2 is accurate.

3.2 The Dutch Shares are the total issued and paid-up share capital in the Dutch Company as set out in Schedule 2. No depository

     receipts have been issued in respect of any such shares with the co-operation of the Company. The Second Vendor has full right and title to the Dutch Shares and each Company which is identified as being the owner of the shares in each company set out in Schedule 2 has unchallenged legal title to those shares free from Encumbrances and third party rights.

3.3 No Contract has been entered into and no proposal has been made and no resolution has been adopted which requires or may require the Company to allot or issue any share or loan capital or to create any Encumbrance over any share or loan capital and no claim has been made in writing to the First Vendor or, so far as the First Vendor is aware, to the Company by any person to be entitled to any such Contract.

3.4 The Company has no interest in the share capital of any corporate body save as specified in Schedule 2.

3.5 The Company has neither issued any profit sharing certificates ("winstbewijzen") nor granted any other rights under its articles of association to share in the profits ("statutaire winstrechten") or the general reserves of the Company, nor any other rights to third parties (including but not limited to employees) entitling such third parties to share in the profits or the general reserves of the Company.

3.6  No restrictions on the transfer of the shares
     ("blokkeringsbepalingen") other than those set forth in the articles of association of the Company are in effect.

3.7 The authority to issue shares has not been delegated to any corporate body of the Company.

3.8 The Dutch Company has a regional office in Malaysia and a representative office in Shanghai details of which are set out in the Original Disclosure Letter

4    Capacity of the Second Vendor
     -----------------------------

4.1 The Second Vendor has full power to enter into and perform this Agreement and the transaction and matters contemplated hereby, and has taken all necessary action to authorise the entry into and performance of this Agreement and the transactions and matters hereby contemplated.

4.2 Each of the obligations expressed to be assumed by the Second Vendor under this Agreement and any agreement hereby contemplated constitutes a valid and binding obligation on the Second Vendor.

4.3 The execution and performance of this Agreement by the Second Vendor is not prohibited or restricted by any provision of law or any other matter and in particular but without limitation is not subject to the approval or consent of any governmental authority or regulatory body or otherwise, save for the approval of the shareholders referred to in the condition in clause 6.1.

4.4 There is no litigation arbitration prosecution administrative or other legal proceedings or dispute in existence or threatened against the Second Vendor in respect of the Dutch Shares or the Second Vendor's entitlement to dispose of the Dutch Shares and there are no facts known to the Second Vendor which might give rise to any such proceedings or any such dispute.

4.5 The Second Vendor has not received any notice or any application or notice of any intended application under the provisions of any rule of Netherlands Law disputing ownership to (or claiming any legal rights relating to) any of the shares in any Dutch Group Member

4.6 The Second Vendor has not exercised nor purported to exercise or claim any lien over the Dutch Shares and no call on the Dutch Shares is outstanding.

4.7 The Company has not at any time given any unlawful financial assistance in connection with the purchase of shares as would fall within the provisions of Article 2: 207c Dutch Civil Code.

5    Dormant Companies
     -----------------

5.1 VEBE/Lenvinyl Holding BV, Lenvinyl BV, Vi-Backing BV and Visscher & Beens Lenvinyl Verkoopmaatschappij BV are and have at all times been dormant and such companies do not have any outstanding liabilities in excess of guilders 2,700 in aggregate.

5.2  Exploitatiemij.  Vebe Lenvinyl B.V., VEBE Tufting B.V., and
     Monasch B.V. have been liquidated with effect from 19 December 1995 and these companies have no outstanding liability in excess of guilders 2,700 in aggregate.

6    Accounts
     --------

6.1  The Accounts:

     6.1.1 give a true and fair view of the state of affairs of the Company as at the Accounting Date or the date to which they were drawn (as the case may be) and its profits for the financial period ended on that date;

     6.1.2 comply with the requirements of Dutch law and have been drawn up in accordance with generally accepted Dutch accounting principles; and

     6.1.3 show a true and fair view of the state of affairs of the Company as at the Accounting Date and of the profit or loss of the Company for the financial year ended on that date.

6.2  Without limiting the generality of paragraph 6.1 above:

     6.2.1 except as stated in the audited balance sheets and profit and loss accounts of the Company for each of the last three preceding financial years of the Company ended on the Accounting Date no changes in the policies of accounting have been made therein for any of those three financial years

     6.2.2 the profits shown by the audited profit and loss accounts of the Company for each of the last three preceding financial years ended on the Accounting Date have not (except as therein disclosed) been affected by any extraordinary item or by any other factor rendering such profits for all or any of such periods unusually high or low;

     6.2.3 no asset (whether fixed intangible investment or current) has been revalued upwards in the Accounts and no intangible asset has been brought into the Accounts;

6.4 The Management Accounts relating to the Dutch Group Members have been carefully prepared in good faith on a basis consistent with the previous monthly management accounts of the Company and are not misleading.

6.5 All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of the Company (including all invoices and other records required for Dutch Value Added Taxes ("BTW") and PAYE purposes) are up-to-date in all material respects, in its possession or under its control and have been fully properly and accurately kept and compiled in all material respects.

 7   Business Name
     -------------

7.1 The Company does not use any name for any purpose other than its full corporate name.

7.2 The Company does not use any trade names other than the Trade Names in connection with its business.

     ASSETS
     ------

8    Unencumbered Title
     ------------------

8.1 Each material asset (other than the Dutch Property) described and included in the Accounts and/or in the books of account or records of the Company (other than for Stock disposed of by the Company in the ordinary course of its business since the Accounting Date):

     8.1.1 is in the legal and beneficial ownership of the Company ;
           and

     8.1.2 is in the possession or under the control of the Company in the Netherlands;

     8.1.3 is free from all Encumbrances and there is no agreement or commitment to give or create, and no claim has been made in writing to the First Vendor or to the Company that any claim has been made by any person entitled to any Encumbrance.

     In this paragraph 8 "material asset" shall mean any asset having a book value in excess of 15,000 Guilders

8.2 None of the material assets referred to in paragraph 8.1 are the subject of any royalty, leasing or hiring agreement, hire purchase agreement or, agreement for payment on deferred terms.

9    Debtors/Work in Progress
     ------------------------

9.1 The Company has not factored or discounted any debt or agreed to do so.

9.2 The Company is not owed sums other than trade debts incurred in the ordinary course of business.

10   Stock/Defective Products
     ------------------------

10.1 The stock now held by the Company and not written off or provided for in part in the Completion Accounts:-

     10.1.1 is not obsolete, slow moving, damaged or unsaleable;
            and

     10.1.2 of satisfactory quality.

10.2 No products manufactured or installed by the Company:-

     10.2.1 are or are likely to become faulty or defective in any respect;

     10.2.2 fail to comply with any applicable Laws or regulations in force when such products were manufactured; or

     10.2.3 fail to comply with the terms of sale subject to which any such products have been sold and which in aggregate would lead to claims which are materially different from claims which have arisen in the 12 months preceding the date of Completion (including any such claims as identified in the Disclosure Letter).

11   Plant etc.
     ----------

11.1 So far as the First Vendor is aware, the plant and machinery, vehicles, fixtures and fittings, furniture, tools and other equipment used in the business of the Company are in a reasonable state of repair and condition having regard to their age and use and are in adequate working order and none of such plant etc is
     out of date or dangerous,   or in need of renewal involving
     expenditure in excess of three hundred thousand guilders or fails to comply in all material respects with legally binding safety standards.

11.2 The plant registers of the Company comprise in all material respects a complete and accurate record of all material items of plant, machinery, equipment and vehicles owned or used by the Company (and for this purpose material item shall be one whose value exceeds 15,000 guilders).

12     DUTCH PROPERTY
       --------------

12.1 The particulars of the Dutch Property shown in Part 2 of Schedule 3 are correct.

12.2 The Company is not in occupation of nor entitled to any estate or interest in any land or premises save for the Dutch Property.

12.3 The Dutch Property shown in part 2 of Schedule 3 comprises all real property owned by the Dutch Company and Lenvinyl B.V.

12.4 The Dutch Property is not subject to any Encumbrances, easements ("erfdienstbaarheden") or to any other property rights or interests of any other nature whatsoever.

12.5 None of the Dutch Property is subject to any lease agreement and no purchase options, rights of first refusal or other preference purchase rights have been granted in relation to the Dutch
       Property.

12.6 Neither public nor private law prohibits or restricts the present use of the Dutch Property.

12.7 No construction on or development of the Dutch Property has taken place without the necessary permits or licences.

13     INTELLECTUAL PROPERTY RIGHTS
       ----------------------------

13.1 The Company has no interest in any Intellectual Property (whether registered or not) save for the Intellectual Property details of which (including ownership, and, in the case of registered rights, registration, priority and renewal dates) are given in the Original Disclosure Letter all of which are (where applicable) registered solely in the name of the Company and are beneficially owned by it with unencumbered title.

13.2 So far as the First Vendor is aware, the processes employed and the products and services dealt in by the Company do not use, embody or infringe any Intellectual Property vested in any other person.

13.3 The Intellectual Property owned by the Company and which is registered and referred to in the Original Disclosure Letter is valid and subsisting so far as the First Vendor is aware the Intellectual Property owned by the Company, which is not registered and which is referred to in the Original Disclosure Letter is valid and subsisting.


13.4 The First Vendor has not and nor has the Company received any written indication that the Intellectual Property owned by the Company and referred to in the Original Disclosure Letter is the subject of any pending or threatened proceedings for opposition, cancellation, revocation or rectification or claims by any person (including without limitation any from employees, or former employees of the Company) and so far as the First Vendor is aware there are no matters or facts which will give rise to any such proceedings or claims.

13.5 The Company has taken all steps reasonably necessary for the maintenance of all the registered Intellectual Property owned by the Company and referred to in the Original Disclosure Letter and so far as the First Vendor is aware it has taken all steps reasonably necessary for the maintenance of all unregistered Intellectual Property owned by the Company and referred to in the Original Disclosure Letter.

13.6 All application and renewal fees and costs and charges regarding the Intellectual Property owned by the Company and referred to in the Original Disclosure Letter due on or before Completion have been duly paid in full.

13.7 The First Vendor has not and nor has the Company received any written indication that any of the Intellectual Property owned by the Company and referred to in the Original Disclosure Letter are currently being infringed by any third party or have been so infringed in the 12 month period preceding Completion and so far as the First Vendor is aware no third party, is planning, or has threatened, any such infringement.

13.8 Save for those agreements listed in the Original Disclosure Letter the carrying on of the Company's business or businesses as presently constituted does not require any licences or consents from or the making of royalty or similar payments to any third party which are material for the running of the Company's business. So far as the Vendor is aware, the Company is not in breach of any such listed agreements.

13.9 So far as the First Vendor is aware, there are no outstanding claims which have been made against the Company for infringement of any Intellectual Property used or which has been used by it and no such claims have been settled by the giving of any undertakings which remain in force.

13.10 So far as the First Vendor is aware, the Company is not passing off any part of its business as and for the business of any other person and the First Vendor has not and nor has the Company been notified in writing that any person is passing off its business as and for any part of the Company's business.

13.11 The Company has not entered into any Contract relating to the licensing or use (by it or any other person) of any Intellectual Property (other than confidentiality agreements in the ordinary course of business).

13.12  CONFIDENTIAL INFORMATION
       ------------------------

       13.12.1 So far as the First Vendor is aware, the Company does not use any processes and is not engaged in any activities which involve the misuse of any confidential information belonging to any third party nor has the Company been notified of any alleged misuse of such by it.



       13.12.2 So far as the First Vendor is aware, the Company has not been notified that any person has or is alleged to have misused any of its Confidential Information.

       13.12.3 The Company has not disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Company's business or was required by law or contract.

13.13  COMPUTER SYSTEMS
       ----------------

       13.13.1 All copies of computer programs used on the Computer Systems (save for those described as owned by the Company in the Original Disclosure Letter) are used by the Company under software licences granted to the Company by the persons claiming to be the owners or licensees of the intellectual property in those computer programs. The Company has not received notice of termination of any software licence in respect of those computer programs.

       13.13.2 The computer maintenance contracts specified in the Original Disclosure Letter are current and the Company has the benefit of those computer maintenance contracts. The Computer Systems are in all material respects being maintained to the Company's satisfaction under those maintenance contracts and the Company has no cause to terminate any computer maintenance contract nor are there any disputes under those maintenance contracts.

       13.13.3 The Company is registered under the Wet Persoonsregistratie for all classes of data stored on the Computer Systems and for all uses or disclosure of that data made by it. The Company is not the subject of any complaint or proceedings under the Wet Persoonsregistratie

       13.13.4 The hardware comprised in the Computer System is owned by the Company and is free of any security interest or other encumbrance in favour of a third party.

       13.13.5 The Company's disaster recovery planning is detailed in the Original Disclosure Letter with respect to the Computer Systems

       13.13.6 The Company has sufficient technically competent and trained employees to ensure the proper operation, monitoring, use and security of the Computer Systems.


       13.13.7 The Company has procedures, in accordance with good industry practice, to ensure internal and external security of the Computer Systems including procedure for taking and storing, on-site and off-site, back-up copies of computer programs and data

       13.13.8 The Company's Computer Systems are capable, within a period of one year from Completion, (of being made to be or being replaced with a system which is) millennium compliant in that the advent of the 21st Century (that is, the commencement of years prefixed by "20" as opposed to ("19")) will not affect the performance of the Computer Systems. The Original Disclosure Letter contains a summary of the Company's policy on millennium compliance.

       13.13.9 So far as the First Vendor is aware, all computer software or hardware procurement projects, whether or not these have been specified or mentioned in the Original Disclosure Letter ("the IT Projects") are:

               13.13.9.1 proceeding according to the timescales determined by the Company for completion of each IT Project; and

               13.13.9.2 within the budget allocated by the Company for each IT Project.

14     EMPLOYMENT
       ---------

14.1 All material particulars of the identities, dates of commencement of employment (or appointment to office) and terms and conditions of employment (including remuneration and any bonus, commission, share incentives or profit sharing arrangement) of all the employees and officers of the Company are enclosed with the Original Disclosure Letter.

14.2 No material change has been made since the Accounting Date in terms of employment of any Senior Employee or in the terms of employment of any of the other employees at large which taken as a whole would constitute a material change at the date of this Agreement, and the Company is not party to any Contract to make any such change.

14.3 There are no amounts owing to any present or former officers or employees of the Company other than remuneration accrued (but not yet due for payment) in respect of the calender month in which this Agreement is executed, or reimbursement of business expenses incurred during such month, and none of them is entitled to accrued holiday payment other than in respect of the Company's current holiday year or in respect of any holiday entitlement carried forward from the immediately preceding holiday year.

14.4 No Senior Employee has been engaged by the Company since the Accounting Date and no Senior Employee at or since the Accounting Date has ceased, or given or received notice to cease to be so employed or will be legally entitled to give notice as a result of the provisions of this Agreement.

14.5 The Company has maintained adequate records regarding the service of each of its employees (and so far as relevant to each of its former employees) and complied in all material respects with all agreements for the time being relating to them and has in the last 9 months complied in all material respects with all legally binding obligations imposed on it by Articles of the Treaty of Rome, European Commission Regulations and Directives and all statutes regulations and legally binding codes of conduct relevant to the relations between it and its employees or it and any employee representatives and has in the last 9 months complied in all material respects with all relevant orders and awards made under any statute affecting the conditions of service of its employees or former employees.

14.6 Save for the Collective Labour Agreement for the Textile Industry ("CAO") and Secondary Labour Conditions ("secondaire abeidsvoorwaarden") there are no agreements or other arrangements (whether or not legally binding) between the Company and any trade union or other body representing employees.

14.7 The Company has not introduced any short time working scheme or any redundancy scheme under which payments greater than those required by statute are payable.

14.8 The Company is not involved in any disputes and so far as the First Vendor is aware there are no circumstances which may result in any dispute involving any of the officers or employees or former employees of the Company.

14.9 No monies or benefits other than in respect of contractual emoluments are payable to any of the officers or employees of the Company and so far as the First Vendor is aware there is not at present a claim occurrence or state of affairs which is likely hereafter to give rise to a claim against the Company arising out of the employment or termination of employment of any employee or former employee for compensation for loss of office or employment pursuant to any rule of Netherlands Law.

14.10 In relation to each of the present officers or employees of the Company (and so far as relevant to each of its former employees) the Company has complied with all collective agreements.

14.11 No agent engaged by the Company whose engagement is not subject to a written contract has been engaged on terms which are materially different to those of any other agent engaged by the Company and in particular (but without limitation) no such agent is entitled to a payment on termination of his agency which exceeds the average annual commission received by that agent calculated as an average of the previous five year's payments.

14.12  INTENTIONALLY DELETED.


14.13 No commissions are outstanding beyond the Company's contractual payment terms with such agents and so far as the First Vendor is aware there are no current disputes in relation to commissions payable in respect of any agency agreement (whether written or not) entered into by the Company.

14.14 All rebates paid or payable by the Company pursuant to arrangements or contracts with its customers (written or otherwise) have been properly made pursuant to proper and lawful arrangements.

14.15 So far as the First Vendor is aware, no commercial agent has been engaged by the Company on terms that that agent is granted exclusive agency rights in relation to a particular territory in respect of which (or part of which) the Company has granted agency rights (whether or not exclusive) to another agent.

15      PENSIONS
        --------

15.1 Save for the pension scheme operated by the Dutch Group ("the Scheme") the Company is not party to, or has no legal liability or obligation to make any ex-gratia arrangement or promise to pay pensions, gratuities, superannuation allowances or the like or otherwise to provide benefits to or for any of its past or present officers or employees or their dependants; and there are no retirement, pension or death benefit (or similar) schemes or arrangements in relation to, or binding on, the Company.

15.2 Full particulars of the Scheme are contained in or annexed to the Original Disclosure Letter including funding arrangements and current membership.

15.3 So far as the First Vendor is aware, the policies under the Scheme are sufficient to satisfy the liabilities and obligations (both current and future) which the Company owes towards any or all of its officers and employees at the date thereof.

15.4 So far as the First Vendor is aware, all pension arrangements of the Company currently in force have been properly set up and operated to date and do not give rise to any under-funding whereby employees' pension entitlements (including any back service obligations) are not fully provided for.

16      INSURANCE
        ---------

16.1 All assets (including Stock) of the Company of an insurable nature are and have at all material times been insured.

16.2 All premiums due in relation to the Company's insurances have been paid, and, so far as the First Vendor is aware (having made enquiry of its insurance brokers), the Company has not done or omitted to do or suffered anything to be done or not to be done which would make any policy of insurance of the Company void or voidable or which will or is likely to result in a substantial increase in premium or which would or is likely to release any insurer from any of its obligations under any policy of insurance of the Company.


16.3 There is no material insurance claim pending or outstanding and, sofar as the First Vendor is aware (having made enquiry of its insurance brokers), there are no circumstances likely to give rise to any such claim.

16.4 Adequate particulars of all the Company's insurances (and of insurances effected by any other member of the Vendor's Group in relation to the Company or its assets) are given in the Original Disclosure Letter.

16.5 In the opinion of the First Vendor, adequate measures have been taken to remedy all material issues identified as health and safety concerns in Willis Corroon North Limited's Risk Management Programme disclosed to the Second Purchaser.

17      FINANCING
        ---------

17.1 The details contained in the Original Disclosure Letter of the credit or debit balances of all the bank or deposit accounts of the Company were correct at the date stated in the Original Disclosure Letter and since such date there have been no material payments out of any such accounts other than for routine payments in the ordinary course of business.

17.2 The Company has not applied for or received any grant, subsidy, payment or allowance from any government authority, body or agency (whether supra-national, national, regional or local) which may at any time have to be or may become repaid or repayable.

18      CONTRACTS
        ---------

18.1    The Company is not a party to any Contract which:-

        18.1.1 involves agency, distributorship, franchising;

        18.1.2 involves marketing rights, information sharing, manufacturing rights, servicing or maintenance which involve payments or receipts by the Company exceeding NLG 300 000 over a 12 month period;

        18.1.3 involves partnership, joint venture, or consortium arrangements;

        18.1.4 involves hire purchase, conditional sale, credit sale (except in relation to Stock or other stock-in-trade), leasing or hiring arrangements which involve payments or receipts by the Company exceeding NLG 300 000 over a 12 month period;

        18.1.5 commits the Company to capital expenditure of an amount in each individual case in excess of NLG 150,000;

        18.1.6 is for the supply of goods and/or services by or to the Company on terms under which retrospective or future discounts, price reductions or other material financial incentives are given by or to the Company dependent on the level of purchases or any other factor (save to the usual extent in the normal course of the Company's business) which involve payments or receipts by the Company exceeding NLG 300 000 over a 12 month period;

        18.1.7 involves warranties, indemnities or representations given in connection with a sale of shares or business and assets, or is a guarantee or indemnity in respect of the obligations of a third party, under which any material liability or contingent liability is outstanding which involve payments or receipts by the Company exceeding NLG 300 000 over a 12 month period;

        18.1.8 is not on an arm's length terms or is in any way otherwise than in the ordinary course of the Company's business.

18.2 Neither the Company nor so far as the First Vendor is aware any party with whom the Company has entered into any agreement or contract is in default in relation to such agreement or contract being a default which will have a material and adverse effect on the financial or trading position or prospects of the Company and so far as the First Vendor is aware there are no circumstances likely to give rise to such a default.

18.3 No breach of contract has been notified to the Company in writing and so far as the First Vendor is aware no breach of contract has been notified orally which would entitle any third party to terminate any contract to which the Company is a party or to call in any money before the date on which payment thereof would normally or otherwise be due and the Company has not received notice of intention to terminate any of such agreements or contracts.

18.4 So far as the First Vendor is aware there is no reason to believe that any customer or supplier of the Company or other person dealing with the Company will refuse to continue to deal with the Company or the First Purchaser or will deal with the Company on a smaller scale than at present as a result of the change of control of the Company to be effected pursuant to this Agreement.

19      OTHER BUSINESS MATTERS
        ----------------------

19.1 During the six months ended on the date of this Agreement there has been no substantial change in the basis or terms on which any person is prepared to do business with the Company (other than price changes), and no substantial customer or supplier of the Company has ceased or substantially reduced its business with the Company.

19.2 There is attached to the Original Disclosure Letter a copy of the standard terms and conditions upon which the Company currently buys, sells and supplies goods and services.

19.3 The Company is not a member of any trade association, society or collective purchasing group.

19.4 The Company has not given any guarantee or warranty or made any representation in respect of goods or services supplied or contracted to be supplied by it save for any guarantee or warranty implied by law and (save as aforesaid) has not accepted on a legally binding basis any liability or obligation in respect of any goods or services that would apply after any such goods or services have been supplied by it.

19.5 The Company has not entered into an agreement or arrangement with a customer or supplier on terms materially different to the standard terms and conditions upon which the Company currently buys, sells and supplies goods and services.

19.6 The Company is not restricted by contract from carrying on any activity in any part of the world.

19.7 Other than in the ordinary course of business no offer is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.

COMPLIANCE DISPUTES
-------------------

20      GENERAL COMPLIANCE
        ------------------

20.1 So far as the First Vendor is aware compliance has been made in all material respects with all legal requirements in connection with the formation of the Company and all issues and grants of shares or other securities of the Company.

20.2 The only Managing Directors ("bestuurders") of the Company are those persons whose names are listed in Schedule 2, Part 2.

20.3 The copy of the Articles of Association ("Statuten") of the Company attached to the Original Disclosure Letter is accurate and complete and up to date.

20.4 The Shareholders' Register and any required statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal.

20.5 All returns, particulars, resolutions and documents required by Dutch law to be filed with the Chamber of Commerce (whether by the Dutch Civil Code or by any other legislation) in respect of the Company have been duly filed and are and were correct.

20.6 So far as the First Vendor is aware, there is not pending or in existence, any investigation or enquiry by, or on behalf of, any governmental or other body in respect of the affairs of the Company.

20.7 The Company has conducted its business in all material respects in accordance with all applicable Laws (but excluding
        Environmental Laws which are dealt with elsewhere in this Schedule) and regulations of the Netherlands and so far as it is legally obliged to do so any other country in which the Company does business or operates.

20.8 Save in respect of Environmental Authorisations and Intellectual Property matters which are otherwise dealt with in this Schedule, the Company has obtained all licences, permissions, authorisations and consents legally required to own and operate its assets and for the carrying on of its business (details of which are set out in the Original Disclosure Letter). All such licences, permissions, authorisations and consents are in full force and effect. The Company is not in material breach of any terms and conditions attached thereto and so far as the First Vendor is aware the Company has not been notified that any of such licences, permissions, authorisations or consents may be revoked or not renewed in the ordinary course of events

21      ENVIRONMENTAL MATTERS
        ---------------------

21.1    Consents
        --------

        21.1.1 All Environmental Consents have been obtained and are held in the name of the Company.

        21.1.2 The Environmental Consents have been lawfully obtained, are in full force and effect and copies are attached to the Original Disclosure Letter.

        21.1.3 The Company has complied in all material respects with all conditions attaching to the Environmental Consents (whether such conditions are imposed expressly or are implied by law).

        21.1.4 There are no outstanding applications, appeals or other proceedings in relation to the Environmental Consents.

        21.1.5 So far as the First Vendor is aware the Company has not received any notice, correspondence or other communication in any other form which has not been satisfactorily dealt with in respect of the Environmental Consents revoking suspending or varying any of them.

21.2    Compliance with environmental protection laws
        ---------------------------------------------

        21.2.1 So far as the First Vendor is aware neither the Company nor any of its officers or employees have committed any material breach of any Environmental Law.

        21.2.2 So far as the First Vendor is aware the Company has not received any notice or other communication from any relevant authority which has not been satisfactorily dealt with in respect of the Company's business or in relation to any property at any time owned or occupied by the Company alleging any breach of Environmental Law, or failure to comply with which would constitute a breach of such laws or imposing requirements compliance with which could be secured by further proceedings and so far as the First Vendor is aware no such notice or other communication is pending or threatened.

        21.2.3 In the last 2 years, no relevant authority has, in relation to the property assets or business of the Company and in relation to Environmental Law, exercised any powers of entry, taken samples measurements or photographs, removed dismantled or tested any substance article or organism, required statements (signed or otherwise) from any person in relation to any examination or investigations, required any production of data or taken any steps to seize and/or render harmless any substance article or organism.

        21.2.4 The Company has not received any complaint which has not been satisfactorily dealt with from a third party (including an employee) in respect of the company's business or in relation to any property at any time owned or occupied by the Company alleging in either case any breach of Environmental Law and so far as the First Vendor is aware no such complaint is pending or threatened.

21.3    Civil Liability
        ---------------

        21.3.1 So far as the First Vendor is aware the Company has not received any notice or other communication which has not been satisfactorily dealt with alleging any actual or potential liability on the part of the Company under Environmental Laws arising from any activities or operations of the Company or the state or condition of any properties now or formerly owned or occupied by the Company or facilities now or formerly used by the Company.

        21.3.2 The Company is not engaged in any litigation, arbitration or dispute resolution proceedings relating to any potential or actual liability in respect of any matter covered by paragraph 21.3.1 and so far as the First Vendor is aware no such litigation arbitration or dispute resolution proceedings is pending or threatened.

21.4    Condition of sites properties or other land
        -------------------------------------------

        21.4.1 No written notice or other written communication (and so far as the First Vendor is aware no other form of communication) has been received by the Company from any relevant authority requiring the remediation of any site property or other land now or formerly owned occupied or controlled by the Company or of any waters on, adjacent to, underlying, or in the vicinity of such land or requiring the payment of any sums in respect of such remediation.

21.5    Internal policy assessments and plans
        -------------------------------------

        21.5.1 Details of all the Company's statements of corporate environmental policy and operating procedures are set out in the Original Disclosure Letter (the "Policy
               Statements").

        21.5.2 The Company has used all reasonable endeavours to comply with the Policy Statements.

21.6    Protest and Boycotts
        --------------------

        No protest boycott, demonstration, adverse publicly campaign or other action in respect of matters relating to the Environment is being or has been conducted or threatened by an non-governmental organisation or pressure group in relation to the Company or its business, products, operations or activities.

21.7 The warranties set out in 21.1 to 21.6 inclusive above (the "Environmental Warranties") are the only warranties given in respect of any matters concerning the Environment and each of the other warranties shall be deemed not to be given in relation to the Environment.

21.8 "relevant authority" means any Government, Government Agency, local authority or any other person or entity having regulatory authority under Environmental Law and/or any court of law or tribunal, and in relation to private agreements includes any person having powers under or in relation to that agreement.

22      LITIGATION
        ----------

22.1 The Company is not involved (save for debt collection by the Company in the ordinary course of business) (whether as plaintiff, defendant or any other party (including arbitration proceedings or "bindend advies" proceedings)) in any civil, criminal, tribunal or arbitration proceedings and so far as the First Vendor is aware (having made enquiry of its Dutch legal advisers, Boekel de Neree) no such proceedings are pending or threatened.


22.2 There is no unsatisfied judgment or unfulfilled order outstanding against the Company and the Company is not party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

22.3 No governmental or official investigation or inquiry concerning the business or officers of the Company or any of its assets is in progress or pending which so far as the First Vendor is aware has been notified to the Company in writing and so far as the First Vendor is aware (having made enquiry of its Dutch legal advisers, Boekel de Neree) there are no circumstances which are likely to give rise to any such proceedings investigations or inquiry.

22.4 There is not outstanding any liability for industrial training levy or for any other statutory or governmental levy or charge.

23      RESTRICTIVE AGREEMENTS
        ----------------------

23.1 So far as the First Vendor is aware there are no agreements in force restricting in any material respect the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

23.2 So far as the First Vendor is aware the Company is not nor has it been party to any agreement, arrangement which:

        23.2.1 is or ought to be or ought to have been or requires to be registered under or contravenes the provisions of any rule of Netherlands law or is or has been the subject of any inquiry, investigation or proceeding under any rule of Netherlands law; or


        23.2.2 infringes any competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the Netherlands or elsewhere and not specifically mentioned in this paragraph.

23.3 The Company is not nor has it been party to any concerted practice or deliberate course of conduct which:-

        23.3.1 is or ought to be or ought to have been or requires to be registered under the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any inquiry, investigation or proceeding under any of these Acts; or

        23.3.2 infringes any competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom or elsewhere and not specifically mentioned in this paragraph.

24      INSOLVENCY
        ----------

        No order has been made and no resolution has been passed and so far as the First Vendor is aware, no petition has been presented, for the bankruptcy or winding-up of the Company or granting of a moratorium of payments to it and, no administrative receiver, receiver and/or manager has been appointed over the whole or any part of the property of the Company and no distress, execution or other process has been levied on any of its assets which remains unsatisfied and the Company is not insolvent or unable to pay its debts as they fall due.

25      EVENTS SINCE THE ACCOUNTING DATE
        --------------------------------

        Since the Accounting Date:-

25.1 the Company has not acquired, or agreed to acquire any any single asset having a value in excess of NLG 150,000 or assets having an aggregate value in excess of NLG750,000;

25.2 the Company has not disposed of, or agreed to dispose of, any business or asset other than finished goods having a value in excess of NLG 150,000;

25.3 the trade and business of the Company has been carried on in the ordinary and normal course so as to maintain the same as a going concern;

25.4    no dividend has been declared, paid or made by the Company;

25.5 no management charge has become payable or been paid by the Company.

25.7 there has not been any capitalisation of reserves of the Company and the Company has not issued or agreed to issue any share or loan capital other than that issued at the Accounting Date and has not granted or agreed to grant any option in respect of any

        share or loan capital and the Company has not repaid any loan capital in whole or in part nor has it by reason of any default by it in its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed monies;

25.8 the Company has paid its creditors in the ordinary course of business;

25.9 there has been no resolution of or agreement by the members of the Company or any class thereof (except as provided in this Agreement or with the prior written consent of the Second Purchaser) and in particular there has been no capital reorganisation or other change in the capital structure of the Company;

25.10 no supplier to or customer of the Company who accounted for more than 5 per cent of the Company's annual turnover in the last financial year has ceased to trade with the Company or notified the Company in writing of its intention to do so; and

25.11 there has been no material deterioration in the financial or trading position or prospects of the Company.

26      SER MERGER CODE AND WORKS COUNCIL ETC.
        --------------------------------------

        So far as the First Vendor is aware the Company has complied with all obligations imposed upon it under the "Wet op de Ondernemingsraden" ("Works Councils Act"), the "SER Fusiecode" ("SER Merger Code") and the applicable "Collectieve Arbeidsovereenkomsten" ("Collective Labour Agreements") and there are no outstanding obligations to be performed by it under such SER Merger Code, Works Councils Act and/or Collective Labour Agreements with respect to the change of ownership of the Company.

                              SCHEDULE 4
                              ----------

                                PART 3
                                ------

                    GERMAN NON-TAXATION WARRANTIES


1.   Interpretation
     --------------

     In this Part 3 of Schedule 4 the following expressions shall have the following meanings unless inconsistent with the context:-


     Expression                         Meaning
     ----------                         -------

     "the Accounting Date               31 March 1997

     "the Accounts"                     The audited accounts of the Company
                                        for the financial year which ended on
                                        the Accounting Date, comprising a
                                        balance sheet, a profit and loss
                                        account, notes and directors' and
                                        auditors' reports.

     "Company"                          Notwithstanding the definitions
                                        contained in clause 1 the Company
                                        shall mean Vebe Floorcoverings
                                        GmbH, provided that where used
                                        other than in this Schedule 4 and
                                        Schedule 5 Company shall have the
                                        meaning given in clause 1

     "Contract"                         Any oral or written legally binding
                                        agreement, arrangement or
                                        understanding.

1. The Company has been validly incorporated and VEBE Floorcoverings B.V.'s share in stated capital of the Company has been fully contributed. There are no obligations to contribute additional capital and no liabilities due to an insufficient value of the capital contributions made. The details of the Company set out in
     Schedule 2 are correct.

2. VEBE Floorcoverings B.V. holds valid and unchallenged legal title to all of the shares of the Company which are free and clear of any encumbrances or rights of third parties.

3. The Articles of Association of the Company remain unchanged from those attached to the Disclosure Bundle (as defined in the Disclosure Letter).

4. The Company is not a party to agreements within the meaning of Sections 291, 292 of the German Stock Corporation Act
     (Aktiengesetz).

5. The Accounts have been prepared in compliance with the statutory provisions on the valuation and accounting of stock corporations and in accordance with generally accepted German accounting principles and show a true and fair view of the state of affairs of the Company as at the Accounting Date and of the profit or loss of the Company for the financial period ended on that date.

6. Each material fixed and current asset (having a book value of DM 3,000 or more) ("Anlage- und Umlaufvermogen) shown in the balance sheets in the Accounts as of the Accounting Date were on the Accounting Date the unrestricted property of the Company without being charged with any third party rights, (except for retentions of title, chattel mortgages and statutory liens within the ordinary course of business).

7. The Company has filed in a due and proper manner all tax returns and declarations as to social security contributions relating to sickness insurance funds due to be submitted by it prior to the date of this Agreement.

8. No guarantees and bonds or other in-rem or in-personam securities, except for customary performance securities and warranty bonds in the ordinary course, have been granted by third persons in favour of the Company nor by the latter in favour of third persons (including the Vendors).

9. The Company has obtained all public law and private law licences and permits legally required for its current business operation as well as for its operational facilities, equipment and
     buildings.   No requirements and orders issued by the building
     and trade inspection offices, have been issued in respect of the Company or, so far as the First Vendor is aware, been threatened, nor, so far as the First Vendor is aware, are any circumstances known to the Company which may cause material financial expenditure after the Accounting Date as a result of such requirements or orders.

10. So far as the First Vendor is aware, the processes employed and the products and services dealt in by the Company do not use, embody or infringe any patents, trade marks, utility models or other industrial property rights of third parties. No third party has notified the Company in writing of any alleged violation or assertion of other rights with respect to the intellectual property rights used or filed by the Company for registration and with respect to its know-how.

11. With the exception of contracts, obligations, registration or application documents set forth in the Disclosure Bundle as defined in and attached to the Disclosure Letter the Company has no further rights and/or obligations arising out of the following legal relationships and which are in the case of the arrangements referred to in paragraphs 11.3 and 11.6 below material in the context of the business of the Company:

11.1 patents, trade marks, other industrial property rights;

11.2 licence and know-how agreements, irrespective of whether the Company is licensor or licensee;

11.3 agreements with distributors, commercial agents, commercial travellers on own account, commercial travellers or other continuous contracts with third parties as subcontractors;

11.4 commitments to grant profit or turnover related remunerations;

11.5 contracts, commitments and agreement with respect to a company or other old-age or health insurance scheme;

11.6 non-competition arrangements in favour or to the detriment of the Company;

11.7 loan agreements as borrower or lender, save usual employer loans and advances up to the amount of one monthly salary;

11.8 agreements containing a purchase or delivery obligation towards suppliers and/or customers with a total turnover exceeding DM 100,000.-- p.a. for each contract partner;

11.9 employment contracts with an annual gross remuneration exceeding DM 100,000.-- (including royalty etc.);

11.10 other contracts or obligations outside the ordinary course of business of the Company leading to obligations exceeding DM
      100,000.-- net p.a. in each individual case;

11.11 as recipient of public benefits, subsidies or other financial aid the receipt or maintenance of which may be withdrawn following Completion as a result of the change in ultimate ownership of the Company.

12. The Company is not party to any legal or arbitration proceedings, except for any debt collection matters by the Company the dispute value of which in aggregate does not exceed DM 75,000.--, nor has the Company been notified in writing that any such proceedings are pending or threatened, So far as the First Vendor is aware, there are also no circumstances likely to give rise to any such proceedings.

13. The Company is not in default with the fulfilment of any private and public-law obligations in any material respect. Upon conclusion of this Agreement, the First Vendor is not aware of any other special legal or actual circumstances which, singly or jointly, already today give rise to the assumption that the operation and the unrestricted continuation of the Company and its profitability are persistently jeopardised.

14.   EVENTS SINCE THE ACCOUNTING DATE
      --------------------------------

      Since the Accounting Date:-

14.1 the Company has not acquired, or agreed to acquire any single asset having a value in excess of DM150,000 or assets having an aggregate book value in excess of DM 750,000;

14.2 the Company has not disposed of, or agreed to dispose of, any business or asset other than finished goods having a value in excess of DM 150,000;

14.3 the trade and business of the Company has been carried on in the ordinary and normal course so as to maintain the same as a going concern;

14.4  no dividend has been declared, paid or made by the Company;

14.5  no resolution of the shareholders of the Company has been passed;

14.6 no management charge has become payable or been paid by the Company;

14.7 there has not been any capitalisation of reserves of the Company and the Company has not issued or agreed to issue any share or loan capital other than that issued at the Accounting Date and has not granted or agreed to grant any option in respect of any share or loan capital and the Company has not repaid any loan capital in whole or in part nor has it by reason of any default by it in its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed monies;

14.8  the Company has paid its creditors in the ordinary course;

14.9 there has been no resolution of or agreement by the shareholders of the Company or any class thereof (except as provided in this Agreement or with the prior written consent of the Second
      Purchaser) and in particular there has been no capital reorganisation or other change in the capital structure of the Company;

14.10 no supplier to or customer of the Company who accounted for more than 5 per cent of the Company's annual turnover in the last financial year has ceased to trade with the Company or notified the Company in writing of its intention to do so; and

14.11 there has been no material deterioration in the financial or trading position or prospects of the Company.

15 So far as the First Vendor is aware no commercial agent has been engaged by the Company on terms that that agent is granted exclusive agency rights in relation to a particular territory in respect of which (or part of which) the Company has granted agency rights (whether exclusive or not) to another agent.

                              SCHEDULE 5
                              ----------

                               Taxation
                               --------

        PART 1 - INTERPRETATION
        -----------------------
1       Interpretation

        In this Schedule 5:-

1.1 the following expressions have the following meanings unless inconsistent with the context:-

        Expression                Meaning
        ----------                -------

        "the Accounting Date"     31 March 1997

        "ACT"                     Advance corporation tax

        "the Auditors"            The auditors for the time being of the
                                  Company

        "the Balance Sheet"       The balance sheet of the Company comprised
                                  in the Completion Accounts

        "CAA" Capital Allowances Act 1990 being legislation in the United Kingdom

        "CITA"                    Corporate Income Tax Act 1969, being
                                  legislation in the Netherlands

        "Claim" Any claim, notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of any person or Taxation Authority and the submission of any Taxation form, return or computation from which, in either case, it appears to the Purchasers that the Company is or may be subject to a Liability to Taxation or other liability in respect of which the Covenantor is or may be liable under this Schedule 5

        "Company"                 Notwithstanding the definition contained
                                  in Clause 2 of the Agreement:-

                                  (a)    In Parts 1, 2 and 3 and 4 of this
                                         Schedule 5 each company individual
                                         details of which are set out in
                                         Schedule 1 and Schedule 2 as if the

                                         provisions of this Schedule 5 were
                                         set out in full in respect of each
                                         such Company;

                                  (b)    In Part 6 of this Schedule 5 each
                                         English Group Member

                                  (c)    In Part 7 of this Schedule 5 each
                                         Dutch Group Member other than VEBE
                                         Floorcoverings GmbH

                                  PROVIDED THAT where used other than in
                                  this Schedule 5 and Schedule 4 "Company" shall have the meaning given in Clause 2 of this Agreement.

        "Completion Accounts"     The same meaning as in clause 1 of
                                  Schedule 6

        "Covenantor"              Rex Plc

        "Dispute"                 Any dispute, appeal,
                                  negotiations or other proceedings in
                                  connection with a Claim

        "Event"                   Any event, fact or circumstance
                                  whatsoever including but not limited to:-

                                  (a)    any transaction, action or omission
                                         (whether or not the Company is
                                         party to it);

                                  (b)    the earning, receipt or accrual for
                                         any Taxation purpose of any income,
                                         profits or gains;

                                  (c)    the incurring for any Taxation
                                         purpose of any loss or expenditure;

                                  (d)    the declaration, payment or making
                                         of any dividend or other
                                         distribution;

                                  (e)    the sale and purchase of the Shares
                                         pursuant to this Agreement; and

                                  (f)    Completion

        "FA"                      Finance Act

        "Fiscal Unity"            the meaning given to the expression
                                  "Fiscale eenheid" by Article 15 CITA

        "Future Relief"           Any Relief which arises as a
                                  result of any Event which has occurred or occurs after Completion

        "Group Relief"            The meaning given to that expression by
                                  section 402 ICTA

        "ICTA" Income and Corporation Taxes Act 1988 being legislation in the United Kingdom

        "IHTA"                    Inheritance Tax Act 1984 being
                                  legislation in the United Kingdom

        "Liability to Taxation"   Any liability of the Company to make payment
                                  or increased payment of Taxation (whether or not the Company is primarily so liable and whether or not the Company has any right of recovery against any other person) and also;

                                  (a)    The loss, reduction or non-
                                         availability, or the setting off
                                         against income profits or gains
                                         earned; accrued or received before
                                         Completion or against a Liability
                                         to Taxation arising before
                                         Completion (where, but for such
                                         setting off, the Company would have
                                         had an actual Liability to Taxation
                                         in respect of which the Purchaser
                                         would have been able to make a
                                         claim against the Covenantor under
                                         this deed), of any Relief falling
                                         within paragraph (b) of the
                                         definition of "Purchaser's Relief".

                                  (b)    The loss of a right to a Purchaser's
                                         Relief within paragraph (a) of the
                                         definition of Purchaser's Relief,
                                         or the setting-off of any such
                                         Purchaser's Relief against an actual
                                         Liability to Taxation in respect of
                                         which the Purchaser would, but for
                                         that setting-off, have been able to
                                         make a claim against the Covenantor
                                         under this deed; and

                                  (c)    The setting-off against income,
                                         profits or gains earned, accrued or
                                         received before completion of any
                                         Relief within paragraph (c) of the
                                         definition of "Purchaser's Relief"
                                         where, but for such setting-off, the
                                         Company would have had an actual
                                         Liability to Taxation in respect of
                                         which the Purchaser would have been
                                         able to make a claim against the
                                         Covenantor under this deed.

                                  (d)    The Company's loss, reduction or
                                         non-availability of a refund of
                                         Taxation as a result of
                                         compensation or offset against a
                                         tax liability of the Second Vendor
                                         after Completion under Article 24
                                         under 2 of the Invarderingswet 1990

        "Purchasers' Relief"      (a)    Any Relief which was taken into
                                         account in computing (and so
                                         reducing or eliminating) any
                                         provision for deferred tax which
                                         appears in the Balance Sheet or
                                         which would have appeared in the
                                         Balance Sheet but for the presumed
                                         availability of such Relief; and

                                  (b) Any Future Relief (other than a Relief which arises as a result of a Liability to Taxation in respect of which the Covenantor has made a payment under this Schedule 5 including for the avoidance of doubt, a payment under the Taxation warranties)

        "Relief"                  (a)    Any loss, relief, allowance, exemption,
                                         set-off, deduction or credit available
                                         from, against or in relation to
                                         Taxation or in the computation for any
                                         Taxation purpose of income, profits
                                         or gains; and

                                  (b)    any right to a repayment of Taxation

        "Repayment"               The obtaining by the Company of:-

                                  (a)    a repayment of Taxation where the
                                         Covenantor has made a payment under
                                         this Schedule 5, (including, for the
                                         avoidance of doubt, a payment under
                                         the Taxation Warranties), in respect
                                         of the same Taxation which is the
                                         subject of the repayment otherwise
                                         than by the use of a Purchasers'
                                         Relief; or

                                  (b)    the payment of any other amount
                                         from any third party (other than a
                                         Company, the Purchasers or any
                                         member of the same group of
                                         companies as the Purchasers) in
                                         respect of a Liability to Taxation
                                         or other liability including, for
                                         the avoidance of doubt, a payment
                                         under the Taxation Warranties, in
                                         respect of which the Covenantor
                                         has made a payment under this
                                         Schedule 5

        "Saving"                  (a)    the reduction or elimination of any
                                         liability of the Company or the
                                         Purchasers or any member of the same
                                         group of companies as the Purchasers
                                         to make an actual payment of Taxation
                                         in respect of which Taxation the
                                         Covenantor would not have been liable
                                         under this Schedule 5, by the use of
                                         any Reliefs arising wholly as a result
                                         of a Liability to Taxation or other
                                         liability in respect of which the
                                         Covenantor has  made a payment under
                                         this Schedule 5  including, for the
                                         avoidance of doubt, a payment under
                                         the Taxation Warranties

                                 (b)    the reduction or elimination of any
                                        liability of the Company or the
                                        Purchasers or any members of the
                                        same group of companies as the
                                        Purchasers to make an actual
                                        payment of taxation as a result of
                                        paragraph 16 of the Dutch Fiscal
                                        Unity Standard Conditions
                                        (published in the Decision of the
                                        Underminister of Finance of 30
                                        September 1991, number  DB 91/2310,
                                        stert 189)

       "Taxation"                  (a)  Any tax, duty, impost, levy or tariff
                                        of a tax nature, past or present, of
                                        the United Kingdom, the Netherlands or
                                        elsewhere, whether governmental,

                                        state, provincial, local
                                        governmental or municipal,
                                        including but not limited to income
                                        tax (including income tax required
                                        to be deducted or withheld from or
                                        accounted for in respect of any
                                        payment under section 203 ICTA or
                                        otherwise), corporation tax, ACT,
                                        Capital Tax, capital gains tax,
                                        dividend withholding tax,
                                        inheritance tax, VAT, customs and
                                        other import or export duties,
                                        rates, real estate tax, onroerende -
                                         zaakbe1asting stamp duty, stamp
                                        duty reserve tax, national
                                        insurance and social security
                                        contributions; and

                                 (b)    any fine, penalty, surcharge,
                                        interest or other imposition
                                        relating to any tax, duty, impost ,
                                        levy or tariff mentioned in
                                        paragraph (a) of this definition or
                                        to any account, record, form,
                                        return or computation required to
                                        be kept, preserved, maintained or
                                        submitted to any person for the
                                        purposes of any such tax, duty,
                                        impost or levy

     "Taxation Authority"   Any authority, whether of the United
                            Kingdom, the Netherlands or elsewhere,
                            competent to impose, assess or collect
                            Taxation, including but not limited to the Board of Inland Revenue, the Commissioners of Customs and Excise and the Department of Social Security

     "Taxation Statute"     Any primary statute (and all regulations and
                            other documents having the force of law under such statute) published, enacted, issued or coming into force on or before the date of this Agreement relating to Taxation including for the avoidance of doubt any directive or regulation adopted by the Council of the European Union

     "Taxation Warranties"  The same meaning as in Clause 1 of the
                            Agreement

      "TCGA"                Taxation of Chargeable Gains Act
                            1992 being legislation in the United
                            Kingdom


     "TMA"                  Taxes Management Act 1970
                            being legislation in the United Kingdom

     "VAT"                  Value added tax

    "VATA"                  Value Added Tax Act 1994 being
                            legislation in the United Kingdom

    "VATA 1969"             Value Added Tax Act 1969 being legislation
                            in the Netherlands

    "Covenantor's Relief"   Any Relief which is or subsequently
                            becomes available to the Company other
                            than a Purchasers' Relief.

1.2 references to Events include Events which are deemed to have occurred for any Taxation purpose and references to Events which have occurred at any particular time include Events which are deemed to have occurred at any particular time and references to income, profits or gains earned, received or accrued for any Taxation purpose include income, profits or gains which are deemed to have been earned, received or accrued for any Taxation purpose (as opposed to any accounting purpose) and references to income, profits or gains earned, received or accrued at any particular time include income profits or gains which are deemed to have been earned, received or accrued at any particular time;

1.3 references to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions.

1.4 Any reference to an Event or the consequences of an Event accruing on or before the Completion Date shall include the combined effect of any two or more Events at least one of which shall have taken place or be deemed for the purpose of any Tax to have occurred on or before the Completion Date. PROVIDED THAT the Event or Events occurring prior to Completion are outside the ordinary course of business of the Company and the Event or Events occurring after Completion are within the ordinary course of business of the Company.

1.5 For the purposes of this schedule 5, when determining the liability of the Covenantor in respect of any corporation tax liability of the Company relating to the period from Accounts Date to Completion the taxable profits of the Company shall be calculated by reference to the accounting profits before tax of the Company as determined by the Completion Accounts (or which should properly have appeared in the Completion Accounts) rather than calculating it on a basis of time apportionment.


     PART 2 - TAX COVENANT
     ---------------------

2    Covenant
     --------

     Subject to the provisions of this Schedule 5, the Covenantor covenants with the Purchasers to pay to the Purchasers an amount equal to the amount of:-

2.1 any Liability to Taxation which has arisen or arises as a result of any Event which occurred on or before Completion; and

2.2 any liability to Taxation of a Company arising as a consequence of or by reference to either of the following occurring or being deemed to occur at any time after Completion:

     2.2.1 the disposal by any Relevant Company of any asset or of any interest in or right over any assets; or

     2.2.2 any Relevant Company ceasing to be resident in the United Kingdom for the purposes of a Tax;

     and, for the purposes of this clause 2.2 the term "Relevant
     Company" shall mean any company other than the Company and any member of the Purchasers' group after Completion.

2.3 any liability to taxation of the Company which arises as a result of the application of section 767A Taxes Act where such liability relates to corporation tax for which the Company is not primarily responsible and for which a company other than any member of the Purchasers' group after Completion is primarily responsible;

2.4 any liability of the Company to make a payment by way of reimbursement, recharge, indemnity, damages for breach of contract or management charge connected with or representing Taxation where such Taxation results from or is calculated by reference to an Event before Completion, including for the avoidance of doubt any liability to repay any amount paid in respect of Group Relief;

2.5 any reasonable costs, fees or out of pocket expenses reasonably incurred by the Company or the Purchasers in connection with:-

    2.5.1 any Liability to Taxation or other liability in respect of which the Covenantor is liable under paragraphs 2.1 to 2.4; or

    2.5.2 taking or defending any action (including but not limited to legal proceedings) under this Part 2 of this Schedule 5.

     For the avoidance of doubt, the reference to "Liability to Taxation" in paragraphs 2.1 and 2.2 shall include any Liability to Taxation arising as a result of any Claim made after Completion as a result of or in connection with any Event which occurred on or before Completion.

3    Quantification
     --------------

     For the purposes of paragraph 2 the amount of a Liability to Taxation will be:

3.1 in the case of liability to make an actual payment of Taxation, the amount of the actual payment of Taxation which the Company is liable to make;

3.2 in the case of the setting off of a Purchasers' Relief, the amount of Tax which would have been payable but for the setting-off of such Relief or, in the case of the loss of such a Relief, the amount of tax which would otherwise have been relieved, exempted or credited by the Relief so lost or the amount of the repayment of Tax which would otherwise have been received (as the case may be);

3.3 in the case of a liability within paragraph 2.4 of this deed, the amount of the liability in question.

4    Due date for payment
     --------------------

     The due date for the making of a payment by the Covenantor under this Part 2 of this Schedule 5 will be:-

4.1 the date falling five Business Days after one of the Purchasers has served notice on the Covenantor demanding such payment; or

4.2 in any case involving a liability of the Company or the Purchasers to make an actual payment (whether or not a payment of Taxation), the later of the date mentioned in paragraph 4.1 and the date falling two Business Days before the last date upon which the payment is required to be made to the person entitled to the payment without any interest, penalty, fine or surcharge arising in respect thereof (after taking into account any postponement of the due date for payment of any Taxation which is obtained).

5    Deductions from payments
     ------------------------

5.1 All sums payable by the Covenantor under this Part 2 shall be paid gross free and clear of any rights of counterclaim set-off and without any deduction or withholding unless the deduction or withholding is required by law in which event the Covenantor shall pay such additional amount as shall be required to ensure that the net amount received and retained (free of any liability) by the Purchasers will equal the full amount which would have been received by it had no such deduction or withholding been required.

5.2 If any amount payable by the Covenantor under this Part 2 is subject to Tax in the hands of the Purchasers (or would be subject to Tax but for the utilisation or set-off of a Purchasers' Relief) the amount so payable shall be grossed up by such amount as will ensure that after deduction of the Tax in question (including where relevant Tax which would have arisen but for the said utilisation of set-off) there shall be left an amount equal to the amount that would otherwise be received and retained by the Purchasers in the absence of such tax.

     PART 3 - LIMITATION OF VENDOR'S LIABILITY
     -----------------------------------------

6.   Exclusions
     ----------

6.1 The Covenantor will not be liable under Part 2 of this Schedule 5 in respect of a Liability to Taxation or other liability or under the Taxation Warranties to the extent to which:-

     6.1.1 such Liability to Taxation or other liability would not have arisen but for a change in legislation (including but not limited to an increase in rates of Taxation) or in the published practice of any Taxation Authority first enacted or announced after Completion; or

     6.1.2 such Liability to Taxation or other liability would not have arisen but for the decision of any court or tribunal which is delivered after Completion other than pursuant to paragraph 7 or on which any appeal of the Company for Taxation purposes which is current at Completion depends where such appeal is disclosed in the Disclosure Letter; or

     6.1.3 such Liability to Taxation or other liability would not have arisen but for the Company changing any of its accounting policies, bases or practices (including, but not limited to, the date to which the Company prepares its accounts, the treatment of timing differences and the bases on which the Company values its assets) after Completion whether as a result of any change in generally accepted accounting principles after Completion or otherwise (other than a change required because such policies, bases or practices before Completion were not in accordance with generally accepted accounting principles current at Completion); or

     6.1.4 such Liability to Taxation or other liability would not have arisen but for a voluntary act, transaction or omission of the Company after Completion otherwise than in the ordinary course of business of the Company and:-

           6.1.4.1 otherwise than pursuant to a legally binding obligation entered into by the Company on or before Completion or imposed on the Company by any legislation whether coming into force before, on or after Completion; and

           6.1.4.2 which either of the Purchasers was aware or ought reasonably to have been aware would give rise to the Liability to Taxation or other liability in question; or

     6.1.5 such Liability to Taxation or other Liability would not have arisen but for the Company ceasing to carry on any trade or business after Completion or effecting a major change after Completion in the nature or conduct of any trade or business carried on by it; or

     6.1.6 such Liability to Taxation or other liability would not have arisen but for the failure by the Company after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent or to do any other thing, the making, giving or doing of which was permitted by law and which was taken into account:-

           6.1.6.1 in computing and so reducing any provision for deferred Taxation which appears in the Balance Sheet (or eliminating any provision for deferred Taxation which, but for such Relief, would have appeared in the Balance Sheet); or

           6.1.6.2 in computing any right to a repayment of Taxation which appears in the Balance Sheet; or

           and the need to make, give, or do which was notified to the Purchaser in writing in reasonable time to permit the same to be done.

     6.1.7 such Liability to Taxation or other liability would not have arisen but for the voluntary withdrawal or amendment by the Company after Completion of any claim, election, surrender, disclaimer, notice or consent made by the Company prior to Completion in relation to any Relief which was taken into account:-

           6.1.7.1 in computing and so reducing any provision for deferred Taxation which appears in the Balance Sheet (or eliminating any provision for deferred Taxation which, but for such Relief, would have appeared in the Balance Sheet); or

           6.1.7.2 in computing any right to a repayment of Taxation which appears in the Balance Sheet; or

     6.1.8 such Liability to Taxation or other liability would
           not have arisen but for any failure or delay by the
           Purchasers or the Company in paying over to any Taxation
           Authority any payment previously made by  the   Covenantor
           under this Schedule 5; or

     6.1.9 the claim is in respect of the disallowance, non availability or use of any Covenantor's Relief.

6.2 The Covenantor will not be liable in respect of any claim under the Taxation Warranties to the extent provided in paragraphs
     6.1.1 to 6.1.9.

7    Claims procedure
     ----------------

7.1  The First Purchaser will, or will procure that the Company will:-

     7.1.1 as soon as reasonably practicable and, in any event, within ten Business Days after the making of any assessment by any Taxation Authority give notice of any Claim to the Covenantor (with such reasonable details as are available to the Purchaser), provided that the giving of such notice will not be a condition precedent to the liability of the Covenantor under this Schedule 5 including, for the avoidance of doubt, any liability under the Taxation warranties; and

     7.1.2 subject to clause 7.4 not settle or take any action in relation to the Claim without first giving the Covenantor the opportunity to dispute, appeal against, settle or compromise the Claim in accordance with paragraph
           7.2 below; and

7.2 If the Covenantor first indemnifies and secures the Company and the Purchasers to the reasonable satisfaction of the First Purchaser against all losses and costs, damages and expenses (including interest on overdue Taxation) which may be incurred thereby, the First Purchaser will procure that the Company, at the Covenantor's cost and expense, takes such action and gives such information and assistance in connection with its Taxation affairs as the Covenantor may request to dispute, appeal against, settle or compromise any Claim, including but not limited to:-

     7.2.1 applying to postpone (so far as legally possible) the payment of any Taxation; and

     7.2.2 allowing the Covenantor to undertake, at the Covenantor's own cost and expense, the conduct of the Dispute

           PROVIDED that:-

           7.2.2.1 the First Purchaser shall have the right to approve the advisors (including without limitation legal and accountancy advisors) to be appointed or used by the Covenantor in connection with the matters contemplated by this paragraph 7.2 (such approval not to be unreasonably withheld or delayed); and

7.3 The Covenantor will promptly and fully inform the First Purchaser of all matters relating to any Dispute conducted by or at the request of the Covenantor and will provide the First Purchaser with copies of all correspondence and other documents relating thereto and will not submit any material communication to any Taxation Authority nor agree or settle any Claim without the prior written approval of the First Purchaser, not to be unreasonably withheld or delayed.

7.4 If the Covenantor does not request the First Purchaser or the Company to take action pursuant to sub-paragraph 7.2 or shall fail to indemnify and secure the First Purchaser or the Company concerned as mentioned therein within 14 Business Days of the said notice to the Covenantor the First Purchaser or the Company shall be free to pay or settle the Claim for Tax on such terms as it may in its reasonable discretion think fit.

7.5 The First Purchaser shall not be obliged to take or procure the taking of the following action pursuant to sub-paragraph 7.2 :-

     7.5.1 agree to the settlement or compromise of any Claim for Tax or any proposal for the same which will in the reasonable opinion of the First Purchaser affect the future liability to Tax of the Company, either Purchaser or any member of the Purchasers' Group unless the Covenantor indemnifies the Purchasers and the Company to its reasonable satisfaction against any such liability to Tax;

     7.5.2 contesting any Claim for Tax before any court or appellate body (excluding the General Commissioners of Inland Revenue, the Special Commissioners of the Inland Revenue or the Value Added Tax Tribunal in the UK and any equivalent thereof outside the UK) unless at the sole expense of the Covenantor the Covenantor obtains the written opinion of Tax Counsel of at least 10 years standing after disclosure of all relevant information and documents that having regard to all the circumstances it is reasonable to resist the Claim for Tax and contest it before the appellant body in question.

7.6 If it is alleged by any Tax Authority in writing that the Covenantor (at any time) or the Company (prior to the Completion) has committed any act or omission constituting fraudulent or negligent conduct relating to Tax the subject of any subsisting claim for Tax sub-paragraph 7.2 shall not apply and the Covenantor shall cease to have any rights thereunder.

8    Time limit
     ----------

     The Covenantor will not be liable under this Schedule 5 in respect of a Liability to Taxation or other liability of the Company or any claim under the Taxation Warranties unless within seven years after the date of this Agreement either Purchaser has given notice to the Covenantor of any Claim relating to such Liability to Taxation or any claim under the Taxation warranties or other liability and unless legal proceedings in respect of such claim are commenced and served upon the Covenantor within nine months after such written particulars have been given to the Covenantor.

9    Mitigation of liability
     -----------------------

9.1 The Purchasers will, at the Covenantor's request and expense, procure that the Company:-

     9.1.1 subject to paragraph 9.3 uses all such Covenantor's
           Reliefs (including by way of surrender from one company to another) and makes all such claims, elections, surrenders and consents in relation thereto as are necessary to reduce or eliminate so far as possible, any Liability to Taxation or other liability of the Company which would, apart from this paragraph 9.1.1, give rise to a liability on the part of the Covenantor under this Schedule 5 including, for the avoidance of doubt, a liability under the Taxation Warranties; and

     9.1.2 delivers to the Covenantor a certificate from the Auditors (at the Covenantor's cost) confirming that all such Covenantor's Reliefs have been so used and all such claims, elections, surrenders and consents are made.

9.2 The Covenantor may, in particular but without limitation, by notice in writing to the Purchasers reduce or eliminate any liability which the Covenantor would, apart from this paragraph 9.2, have under this Schedule 5 including, for the avoidance of doubt, liability under the Taxation Warranties by surrendering or procuring the surrender to the Company at no cost to the Company of Group Relief, Fiscal Unity, ACT or an overpayment of corporation tax (without the Purchasers or the Company being liable to make any payment in consideration for such surrender) and the Covenantor's liability under this Schedule 5 including, for the avoidance of doubt, liability under the Taxation Warranties will be reduced or eliminated to the extent of the amount of Taxation actually reduced or eliminated by such surrender. At the Covenantor's cost, the Purchasers will procure that the Company takes all such steps, including (without limitation) making and giving all such claims and consents, as the Covenantor may reasonably request to effect any such surrender.

9.3 The Purchasers may elect not to use Covenantor's Reliefs as set out in paragraph 9.1.1 but any such Covenantor's Relief shall, for the purposes of this Schedule be deemed to have been so used as set out in paragraph 9.1.1 and any Liability to Taxation or other liability of the Company which would give rise to a liability on the part of the Covenantor under this Schedule 5, including a liability under the Taxation Warranties, shall be reduced or eliminated to the extent that they would have been reduced or eliminated under paragraph 9.1.1 if the Purchasers had actually utilised any Covenantor's Reliefs.

10   Savings and Repayments
     ----------------------

10.1 If, at the Covenantor's request and expense, the Auditors determine that the Company has obtained a Saving or a Repayment has been made, the Saving, Repayment (as the case may be) will be applied as follows:-

    10.1.1 first, the amount of the Saving, Repayment will be set off against any payment then due from the Covenantor under this Schedule 5 including, for the avoidance of doubt any payment due under the Taxation Warranties;

    10.1.2 secondly, to the extent that there is an excess after the application under sub-paragraph 10.1.1, the Purchasers will, within ten Business Days, pay to the Covenantor the lesser of:-

          10.1.2.1 the amount of the excess; and

          10.1.2.2 any amount previously paid by the Covenantor under this Schedule 5 including, for the avoidance of doubt any payment due under the Taxation Warranties less any amount previously repaid to the Covenantor under this paragraph 10;

    10.1.3 thirdly, to the extent that the excess referred to in paragraph 10.1.2 is not exhausted, the remainder of that excess will be carried forward and set off against any future liability of the Covenantor under this Schedule 5 including, for the avoidance of doubt any liability under the Taxation Warranties.

10.2 In determining the amount of a Repayment, there will be deducted any losses and any reasonable costs and expenses incurred by the Company, the Purchasers or any other member of the same group of companies as the Purchasers in obtaining, or as a result of obtaining, the Repayment.

10.3 Subject to paragraph 10.5 below the Company will not be treated as having obtained a Saving until the last date upon which it would have been obliged to make the actual payment of Taxation which has been reduced or eliminated in order to avoid incurring interest thereon.

10.4 The Company will not be treated as having obtained a Repayment until it receives an actual repayment of Taxation.

10.5 In determining when the Company receives a Saving account shall first be taken of all Future Reliefs save to the extent that any Relief giving rise to a Saving would be lost if not utilised prior to any Future Relief.

10.6 Where a determination has been made by the Auditors under paragraph 10.1 as to whether or not the Company has obtained a Saving or a Repayment, the Covenantor or the Purchasers or the Company may request the Auditors to review such determination (at the expense of the person(s) making the request) in the light of all relevant circumstances, including any facts which have become known only since such determination, and to determine whether such determination remains correct or whether, in the light of those circumstances, the amount that was the subject of such determination should be amended.

10.7 If the Auditors determine under paragraph 10.5 that an amount previously determined should be amended, that amended amount will be substituted for the purposes of paragraph 10.1 in place of the amount originally determined, and such adjusting payment (if any) as may be required by virtue of such substitution will as soon as reasonably practicable be made by the Covenantor to the Purchasers or by the Purchasers to the Covenantor, as the case may be.

10.8 In determining whether or not the Company has obtained a Saving or a Repayment has been made and, if so, the amount, and in reviewing such a determination under paragraph 10.7, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.

10.9 The Purchasers will inform the Covenantor as soon as reasonably practicable after it or the Company becomes aware that the Company has obtained a Saving or a Repayment.

     PART 4 - CORPORATION TAX RETURNS AND CONDUCT OF TAXATION AFFAIRS
     ----------------------------------------------------------------

11.1 The Covenantor or its duly authorised agents will, at the Covenantor's cost and expense, prepare the corporation tax returns and computations of the Company for all accounting periods ended on or before Completion, to the extent that they have not been prepared before Completion, and will submit them to the Purchaser.

11.2 The Purchaser will procure that the Company causes the returns and computations mentioned in paragraph 11.1 to be authorised, signed and submitted to the Company's Inspector of Taxes without amendment or with such amendments as the Covenantor, agrees after considering any comments made by the Purchaser provided that the Company shall not be obliged to sign, submit or authorise anything which is not true and accurate in all material respects.

11.3 The Covenantor or its duly authorised agents will, at the Covenantor's cost and expense, prepare all documentation and deal with all matters (including correspondence) relating to the corporation tax returns and computations of the Company for all accounting periods ended on or before Completion. The Covenantor will not without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed) transmit any communication (whether written or otherwise) to, or agree any matter with, the Company's Inspector of Taxes. If the Covenantor has not received any response to a request for consent from the Purchaser within 15 Business Days (including the date of request) of such request being made then the Covenantor shall be free to transmit the communication or agree the matter for which consent was sought

11.4 The Purchaser will procure that the Company, at the Covenantor's ' cost and expense, affords the Covenantor or is duly authorised agents such access to the Company's books, accounts and records as is reasonable to enable the Covenantor or its duly authorised agents to prepare the corporation tax returns and computations of the Company for all accounting periods ended on or before Completion and conduct matters relating to them in accordance with this Part 4 of this Schedule 5.

11.5 The Covenantor will take reasonable steps to ensure that the corporation tax returns and computations of the Company for all accounting periods ended on or before Completion are prepared and agreed with the Company's Inspector of Taxes as soon as is reasonably practicable.

11.6 The Purchaser will procure that the Company promptly makes or gives such claims, elections, surrenders and consents in relation to Taxation for all accounting periods of the Company ended on or before Completion as the Covenantor reasonably requests in writing, including (without limitation) any Group Relief surrender or claim by the Company and the carry forward, carry back, acceptance or surrender or any Covenantor's Relief, and generally does all such things as may be necessary to give effect to such claims, elections, surrenders or consents.

11.7 The Covenantor will not and the Purchaser will not and will procure that the Company does not amend or withdraw any such return or computation as is referred to in paragraph 11.1 or 11.2 or any such claim, election, surrender or consent as is referred to in paragraph 11.6 without the prior written consent of the Covenantor or the Purchaser, as the case may be.

11.8 With the exception of any payment made to or by the Company prior to Completion and provided for in the Completion Accounts, the Company will not be entitled to any payment in respect of any Relief surrendered by it pursuant to paragraph 11.6 and will not be obliged to make any payment in respect of any Relief surrendered to it pursuant to paragraph 11.6.

11.9 The Covenantor   will keep the Purchaser fully informed of its
     conduct of the Company's Taxation affairs pursuant to this Part 4 of this Schedule 5 and will promptly provide the Purchaser with copies of all relevant documents.

11.10 Nothing in clause 11.3 shall oblige the Purchaser to submit any documentation, return, computation or communications which is, in the reasonable opinion of the First Purchaser, likely to adversely affect the future tax liability of the Company unless the Covenantor first indemnifies the Company to the reasonable satisfaction of the First Purchaser against such additional liability.

11.11 If in the course of correspondence between the Covenantor and any Taxation Authority in relation to any matter under this clause 11 any matter arises which gives rise to a claim or is likely to give rise to a Claim under clause 2 of this Schedule 5 then the provisions of this clause 11 shall cease to apply and the provisions of clause 7 shall apply.

     PART 5 - GENERAL
     ----------------

12   General
     -------

12.1 All payments by the Covenantor under this Schedule 5 will be treated as repayments by the Vendors of the consideration paid for the Shares pursuant to this Agreement, provided that this paragraph 12 will not operate in any way to limit the liability of the Covenantor under this Schedule 5.

12.2 For the avoidance of doubt, the Covenantor shall remain liable or not in accordance with the terms of this Schedule 5

     notwithstanding that the relevant Liability to Taxation or other liability is discharged or reduced or eliminated after Completion.

     PART 6 - ENGLISH TAXATION WARRANTIES

1    Returns, Disputes and Clearances
     --------------------------------

1.1 All notices, returns, computations, registrations and payments which should have been made by the Company for any Taxation purpose have been made within the requisite periods and were made and remain in all material respects true complete and accurate and none of them is, or so far as the Vendor is aware is likely to be, the subject of any dispute with any Taxation Authority.

1.2 The Company is not and has not been involved in any dispute with any Taxation Authority and, so far as the Vendor is aware, there are no circumstances which are likely to give rise to any such dispute.

1.3 The Taxation affairs of the Company have never been the subject of any investigation or enquiry by any Taxation Authority (other than routine questions and audit visits), and no Taxation
     Authority has indicated that it intends to investigate the Taxation affairs of the Company.

1.4 The Disclosure Letter contains details, so far as they affect the Company, of all current concessions, arrangements and agreements (whether formal or informal) negotiated with any tax authority and no action has been taken by or on behalf of the Company which has had or so far as the Vendor is aware is likely to have the result of altering, prejudicing or in any way disturbing any such concession, arrangement or agreement.

2    Penalties and Interest
     ----------------------

2.1 The Company has not since the Accounting Date paid, and, so far as the Vendor is aware, paid and is not liable to pay, any fine, penalty, charge, surcharge or interest charged by virtue of any of the provisions of TMA or any other Taxation Statute.

2.2 So far as the Vendor is aware, there are no circumstances which are likely to cause the Company to become liable to pay any fine, penalty, charge, surcharge or interest, or become subject to any forfeiture, as mentioned in paragraph 2.1 of this Part 6.

3    Distributions and Payments
     --------------------------

3.1 The Company has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged to deduct in respect of Taxation, has complied in all material respects with all reporting requirements relating to all such amounts and has (where required by the applicable Taxation Statute) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

3.2 No rents, interest, annual payments or other sums of an income nature paid or payable by the Company, or which the Company is under an obligation to pay in the future, are wholly or partially disallowable as deductions or charges in computing profits for the purposes of corporation tax by reason of sections 74, 125, 338, 494 or 774 to 787 (inclusive) of the Taxes Act or otherwise.

3.3 The Company has not at any time declared, paid or made any dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA except any dividend disclosed in its audited statutory accounts nor is it bound to make such a distribution.

4    Group Transactions
     ------------------

4.1 The Company has not at any time joined in the making of any election pursuant to section 247 ICTA.

4.2 The Company has not at any time in the last 6 years made, received or agreed to make or receive any:-

     4.2.1 claims to surrender any amount by way of Group or Consortium Relief pursuant to sections 402 to 413
           (inclusive) ICTA and has not made or received and is not liable to make or entitled to receive a payment for Group Relief.

     4.2.2 claims to surrender any amount of surplus ACT pursuant to section 240 ICTA and has not made or received and is not liable to make or receive a payment for surrender of ACT

4.3 The Company has not within the last six years acquired any asset from another company which was at the time a member of a group of companies for the purpose of Sections 178 and 179 TCGA.

4.4 The Company has not within the last six years ceased to be a member of a group of companies for the purposes of Sections 178 and 179 TCGA otherwise than as part of a merger to which Section 191 TCGA applies.

5    Gifts
     ------

5.1 There is no outstanding Inland Revenue charge (as defined in section 237 IHTA) over any asset of the Company or over any of the Shares.

5.2 There are in existence no circumstances by virtue of which any such power as is mentioned in section 212 IHTA could be exercised in relation to any asset of the Company or to any of the Shares or by virtue of which any such power could be exercised but for the provisions of section 204(6) IHTA.

6    Capital Gains
     -------------

6.1 No chargeable profit or gain would arise in respect of any asset of the Company if that asset were to be disposed of for a consideration equal to the book value attributed thereto in the Completion Accounts in each case disregarding any statutory right to claim any allowance or relief other than amounts deductible under Section 38 TCGA.

6.2 The Company has not at any time in the six years prior to Completion:-

     6.2.1 made a claim under any of Sections 152 to 157 TCGA
           (replacement of business assets), Section 279 TCGA (relief in respect of delayed remittances or gains), Section 23 TCGA (compensation and insurance money), Section 24 TCGA
           (negligible value) or Section 280 TCGA (consideration payable by instalments);

     6.2.2 been party to any Event falling within the terms of Sections 135, 136 or 139 TCGA (company reconstructions and amalgamations);

     6.2.3 been party to any Event falling within Sections 29, 30, 31, 32, 33, 34 (value shifting) or 17 (disposals and acquisitions treated as made at market value) TCGA;

     6.2.4 exercised an option under Section 280 TCGA
           (consideration payable by instalments in connection with any disposal);

     6.2.5 received or become entitled to receive any capital distribution for the purpose of Section 122 TCGA
           (distribution which is not a new holding within a reorganisation); or

     6.2.6 received any asset by way of gift;

     6.2.7 made any claim and nor has any claim been made or is entitled to be made by any person in respect of any asset which will or may result in a Tax Liability by virtue of Section 154 TCGA (new assets which are depreciating assets);

     The Company has not at any time made an election under section 35(5) TCGA nor has the Company made its first relevant disposal for the purposes of section 35(6) TCGA.

7    Capital Allowances
     ------------------

7.1 If all the assets in respect of which allowances have been claimed under "Parts l (Industrial Buildings and Structures) and II (machinery and plant) of the CAA and owned by the Company at the Accounting Date were to be sold by the Company for an amount equal to the value attributed to such assets in the Completion Accounts then (ignoring any reliefs or allowances available to the Company other than qualifying expenditure under Part II of the CAA) no balancing allowance or balancing charge would be made on the Company.

7.2  The Company has not:

     7.2.1 incurred any capital expenditure on the provision of machinery or plant for leasing;

     7.2.2 made any election under Section 44 CAA.

7.3 The Company does not own any asset which is or is capable of being a long-life asset as defined in Section 38A CAA.

7.4 The Company has not made any election under section 37 CAA nor is it taken to have made any such election under section 37(8)(c) CAA.

7.5 The Company has not obtained any capital allowances under Chapter VI Part II CAA.

8    VAT: General
    -------------

The Company:-

8.1 is duly registered and is a taxable person for the purposes of VAT and is not required to register for VAT or any equivalent tax in any other jurisdiction;

8.2 has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT;

8.3 maintains in all material respects, correct and up-to-date records and invoices and other documents for the purposes of all legislation relating to VAT;

8.4 is not in arrears with any payment or returns or failed to submit any information required under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision;

8.5 has not been or applied for treatment as a member of a group for VAT purposes under section 43 VATA;

8.6 is not, and has not agreed to become, an agent, manager or factor for the purposes of section 47 VATA of any person who is not resident in the United Kingdom;

8.7 is not operating any special arrangement or scheme relating to VAT;

8.8 has not been required by the Commissioners of Customs and Excise to give security under paragraph 4 of Schedule 11 VATA;

8.9 is not at the date hereof liable under the Parts XVIII or XIX of the VAT Regulations to repay any VAT refunded to it;

8.10 is not partially exempt;

8.11 has not purchased or agreed to purchase any assets to which
     Article 5 Value Added Tax (Special Provisions) Order 1995 (SI 1995/1263) applied or would apply as amended by (SI 1997/1616) the Value Added Tax (Special Provisions) Order 1997;

8.12 does not own any asset and has not incurred any expense in respect of which Part XV of the VAT Regs (Capital Goods Scheme) applies;

8.13 The Companies being purchased by the Purchasers are all members of the same VAT group or groups, and no companies except those companies being purchased, are in such VAT group or groups.

     No Event has occurred as a result of which the provisions of
     Schedule 9A VATA have been applied, or apply.

9    VAT: Property Transactions
     --------------------------

9.1 Neither the Company nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1) Schedule 10 VATA in respect of any land in, over or in respect of which the Company has any interest, right or licence to occupy and the Company is not aware of any intention to make such an election.

9.2 The Company does not own the fee simple in any building or work such as is referred to in Item 1(a) Group 1 Schedule 9 VATA.

10   Stamp Duty
     ----------

10.1 All documents which are liable to stamp duty and which confer title to any asset owned by the Company at Completion have been duly stamped and no such document has been retained outside the United Kingdom which would be subject to Stamp Duty if brought into the United Kingdom.

10.2 The Company has no liability in respect of Stamp Duty Reserve Tax and has complied with the provisions of Part IV Finance Act 1986.

11   Residence and Offshore Interests

11.1 The Company is and has at all times been resident in the United Kingdom for the purposes of all Taxation Statutes and has not at any time been resident outside the United Kingdom for the purposes of any Taxation Statute or any double taxation arrangements and does not carry on any trade outside the United Kingdom.

11.2 The Company has not at any time been subject to Taxation in any jurisdiction outside the United Kingdom or had a branch outside the United Kingdom or any permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

12   Loan Relationships, Foreign Exchange and Interest Rate and
     Currency Contracts
     -----------------------------------------------------------

12.1 No loan relationship of the Company (as defined in S87 Finance Act 1996) is one to which Sections 93 (Relationships linked to chargeable assets), 94 (Indexed Gilts), 95 (Gilt Strips) or 96 (Other Gilts) of Finance Act 1996 apply or has an unallowable purpose as defined in paragraphs 13 of Schedule 9 FA 1996 and there is no creditor relationship of the Company which represents an asset to which Section 92 (Convertible Securities) applies.

12.2 No Tax Liability or non trading deficit will arise from any loan relationship of the Company as a result of any debt under such loan relationship being settled at the Completion Date.

12.3 The Company operates and has in each accounting period of the company ending after 31 March 1996 operated an accruals basis of accounting in relation to its loan relationships authorised under
     Section 85 FA 1996.

12.4 No interest or other amount treated as a creditor by the Company (including imputed interest under Sections 770 to 773 Taxes Act) remains unpaid and each such debit, save where it relates to unpaid interest, can be deducted in computing the taxable profits of the Company.

12.5 The Company:-

    12.5.1 does not hold any qualifying asset and nor is it a party to any currency contract for the purposes of Chapter II of Part II of FA 1993 (Exchange Gains and Losses);

    12.5.2 is not a party to a qualifying contract for the purposes of Chapter II of Part IV of FA 1994 (Interest Rate and Currency Contracts and Options).

13   Tax Avoidance
     -------------

13.1 The Company has never:-

    13.1.1 entered into, been party to or otherwise been concerned with any Event as a result of which any provision of Part XVII Taxes Act applied applies or may apply;

    13.1.2 been party to or concerned with any scheme or arrangement of which the main purpose or one of the main purposes was the avoidance of a liability to tax.

14   Insurance
     ---------

14.1 The Company:-

    14.1.1 has not acquired any benefit under any policy of assurance otherwise than as original beneficial owner;

    14.1.2 has not acquired for a consideration in money or moneys worth any policy of assurance or contract for a deferred annuity on human life within the meaning of Section 210 TCGA.

15   Miscellaneous
     -------------

15.1 The Company does not participate in a scheme registered under Chapter III of Part V Taxes Act and no application for the registration of any such scheme has been made.

16   The Company has not at any time since 6 April 1965;

16.1 purchased or agreed to purchase, repaid or agreed to repay or redeemed or agreed to redeem any of its share capital for the purpose of section 210 of the Taxes Act;

16.2 capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description nor has it passed or agreed to pass any resolution to do so.

17.1 No notice of the making of a direction under section 747 of the Taxes Act 1988 has been received by the Company and no circumstances exist which would entitle the Board of the Inland Revenue to make such a direction so as to apportion any profits of a controlled foreign company to the Company pursuant to section 752 of the Taxes Act.

17.2 The Company has not received any foreign loan interest on which double taxation relief will or may be restricted under section 798 of the Taxes Act.

17.3 The Company has not elected for any dividend to be treated as a foreign income dividend within chapter VX Part VI ICTA.

     PART 7 - DUTCH TAX WARRANTIES
     -----------------------------

1    Returns, Disputes and Clearances
     --------------------------------

1.1 So far as the Second Vendor is aware, all notices, returns, computations, registrations and payments which should have been made by the Company for Taxation purposes have been made within the requisite period and are in all material respects correct and none of them is, or is likely to be, the subject of any dispute with any Taxation Authority.

1.2 The Company is not involved in any dispute with any Taxation Authority concerning any matter likely to affect in any way the liability of the Company to Taxation and, so far as the Second Vendor is aware, there are no circumstances which are likely to give rise to any such dispute.

1.3 The Taxation affairs of the Company has never been the subject of any investigation or enquiry by any Taxation Authority (other than routine questions and audit visits), no Taxation Authority has indicated that it intends to investigate the Taxation affairs of the Company

2    Penalties and Interest
     ----------------------

2.1 The Company has not since the Accounting Date paid, and, so far as the Second Vendor is aware, is not liable to pay, any fine, penalty, charge, surcharge or interest charged by virtue of any of the provisions of the Taxation Statute.

2.2 So far as the Second Vendor is aware, there are no circumstances which are likely to cause the Company to become liable to pay any fine, penalty, charge, surcharge or interest, or become subject to any forfeiture, as mentioned in paragraph 2.1 of this
     Part 7.

3    Distribution and Payments
     -------------------------

     The Company has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged to deduct in respect of Taxation, has complied in all material respects with all reporting requirements relating to all such amounts and has (where required by the applicable Taxation Statute) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

4    VAT
     ----

     The Company:

4.1 is duly registered and is a taxable person for the purposes of VAT;

4.2 has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT;

4.3 maintains in all material respects, correct and up-to-date records for the purposes of all legislation relating to VAT;

4.4 is not in arrears with any payment or returns under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision;

4.5 has not been or applied for treatment as a member of a group for VAT purposes under art.7 VATA 1969.

5    Residence and Offshore Interest
     -------------------------------

5.1 The Company is and has at all time been resident in the Netherlands for the purposes of all Taxation Statutes and has not at any time been resident outside the Netherlands for the purposes of any Taxation Statute or any double taxation arrangements.

5.2 The Company has not at any time been subject to Taxation in any jurisdiction outside the Netherlands, or had a branch outside the Netherlands or any permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date of this Agreement) outside the Netherlands.

6    Fiscal Unity
     ------------

     The Company has never been a member of a Fiscal Unity other than until March 1997, the Fiscal Unity with the Second Vendor, which has never included any other members than the Company and the Second Vendor.



                              SCHEDULE 6
                              ----------

           Adjustment of Initial Consideration in relation to the
                  English Shares and the Dutch Shares
           ------------------------------------------------------

1     In this Schedule 6 the following expressions have the following meanings:-

      Expression                  Meaning
      ----------                  --------

      "the Accounts"               The same meaning as in paragraph 1 of Parts
                                   1, 2 and 3 of Schedule 4

     "the Accounting Date"         31 March 1997

     "the Completion Accounts"     The accounts prepared in accordance
                                   with this Schedule 6

     "the Excluded Items"          Cash in hand or at a bank, overdrafts,
                                   loans between any Relevant Company and
                                   any Vendor Group Member (but for
                                   the avoidance of doubt excluding
                                   Intra Group Trade Debtors and Intra
                                   Group Trade Creditors, taxation
                                   (including deferred taxation) and
                                   costs of investment in other
                                   Relevant Companies

     "External Creditors"          Trade creditors, accruals and other
                                   creditors other than Intra Group
                                   Trade Creditors

     "External Debtors"            Trade debtors, prepayments and other
                                   debtors other than Intra Group
                                   Trade Debtors

     "the First Purchaser's        BDO Stoy Hayward of 8 Baker
                                   Street, Accountants"
                                   London W1M 1DA

     "the First Vendor's           Price Waterhouse of 101
     Accountants"                  Barbirolli Square, Lower
                                   Mosley Street Manchester M2 3PW

     "Intra Group Trade
      Creditors"                   amounts owed on trading account and
                                   not outstanding for more than 60
                                   days by the Relevant Company (1) to
                                   any other Relevant Company or
                                   Relevant Companies and/or (2) to
                                   any Vendor Group Member or Vendor
                                   Group Members

     "Intra Group Trade Debtors"   amounts owed on trading account and
                                   not outstanding for more than 60
                                   days to the Relevant Company (1) by
                                   any other Relevant Company or
                                   Relevant Companies and/or (2) by
                                   any Vendor Group Member of Vendor
                                   Group Members

      "Net Assets"                 In relation to each Relevant Company the
                                   fixed assets plus stock plus External
                                   Debtors plus Intra Group Trade
                                   Debtors plus other amounts due to
                                   the Relevant Company from another
                                   Relevant Company or Relevant
                                   Companies minus External Creditors
                                   minus Intra Group Trade Creditors
                                   minus other amounts due from the
                                   Relevant Company to another
                                   Relevant Company or Relevant
                                   Companies minus finance lease
                                   liabilities minus capital grants
                                   (but for the avoidance of doubt
                                   excluding the Excluded Items) as
                                   extracted from the Completion
                                   Accounts (the value of assets and
                                   liabilities located in the
                                   Netherlands and Germany being
                                   converted into sterling at the
                                   rates of 3.08 guilders and DM2.74
                                   to the pound sterling respectively
                                   irrespective of the actual
                                   conversion rates on the date of
                                   Completion)

      "Relevant Companies"         Together the English Companies, the other
                                   English Group Members, the Dutch
                                   Company and the other Dutch Group
                                   Members

2 The parties shall procure that on the date of Completion or on such other date the parties mutually agree a stock take shall be carried out at each of the premises of the Relevant Companies (at which representatives of the Purchasers, the First Purchaser's Accountants and the First Purchaser's Dutch accountants and representatives of the Vendors and the First Vendor's Accountants and the First Vendors's Dutch accountants shall be present) for the purposes of the preparation of the Completion Accounts.

3 The First Purchaser and the Second Purchaser shall procure that by not later than 26 January 1998 draft Completion Accounts together with a draft statement (the "Net Asset Statement") of the Net Assets of the Relevant Companies in aggregate (the "Aggregate Net Assets") shall be delivered to the First Vendor and the First Vendor's Accountants.

4    The Completion Accounts shall:-

4.1 consist of a balance sheet of each of the Relevant Companies as at the close of business on the date of Completion and a profit and loss account of each of the Relevant Companies in respect of the period from the Accounting Date to the date of Completion (both dates inclusive);

4.2 be prepared in accordance with the same accounting policies, principles and practices as were used in the preparation of the Accounts including the relevant GAAP consistently applied; and

4.3 be prepared as if the period from the Accounting Date to the date of Completion were a financial period of the Relevant Companies.

5 Within 21 days of receipt of the draft Completion Accounts and the draft Net Asset Statement pursuant to paragraph 3 the First Vendor's Accountants shall, having reviewed such draft, deliver comments in writing on the draft Completion Accounts and the draft Net Asset Statement to the First Purchaser's Accountants on behalf of the First Purchaser. The First Purchaser's Accountants shall notify the First Vendor's Accountants in writing within 14 days after receipt of such written comments whether or not they accept that such drafts as amended by such written comments comply with the provisions of this Schedule 6.

6 If within the period of 14 days referred to in paragraph 5 the First Purchaser's Accountants shall notify the First Vendor's Accountants in writing that they do not accept that such drafts as amended by the written comments comply with the provisions of this Schedule 6 then the First Purchaser's Accountants and the First Vendor's Accountants shall use their reasonable endeavours to reach agreement upon appropriate adjustment of such drafts.

7 In the event that the First Vendor's Accountants and the First Purchaser's Accountants are unable to reach agreement as aforesaid within 7 days following the expiry of the period of 14 days referred to in paragraph 6 any party shall be entitled to refer any matter in dispute to the decision of a single independent chartered accountant or an independent firm of chartered accountants to be agreed upon between the parties or (in default of such agreement within 7 days) to be selected (at the instance of any of them) by the President for the time being of the Institute of Chartered Accountants in England and Wales ("Independent Accountant"), and any such chartered accountant or firm of chartered accountants shall act as expert (and not as arbitrator) in connection with the giving of such decision which shall be binding. In giving such decision the accountant or firm shall state what adjustments (if any) are to be made to the draft of the Completion Accounts and the draft Net Assets Statement in order that they shall comply with the provisions of this Schedule 6.

8 If the First Purchaser's Accountants accept that such drafts as amended by such written comments comply with the provisions of this Schedule 6 then the Completion Accounts and the Net Assets Statement shall be deemed to comply with the provisions of this
     Schedule 6 and the final draft of the Completion Accounts and the draft Net Assets Statement as adjusted by the independent accountant or firm if appropriate shall be the Completion Accounts and the Net Assets Statement for the purposes of this Agreement and shall be final and binding on the parties.

9 The fees of any such independent accountant or firm shall be paid as he (or that firm) shall direct or if no direction is given by the party whose calculation of the Aggregate Net Assets prior to determination of the same by such independent accountant or firm was the most different in amount from the determination of the amount of the Aggregate Net Assets by the independent accountant or firm.

10 The Vendor and the Purchaser shall severally use all reasonable endeavours to procure that all records, working papers and other information as may be reasonably required for the purpose of this
     Schedule 6 by the First Purchaser's Accountants and/or the First Vendor's Accountants and/or independent chartered accountant or firm of chartered accountants (whether in the possession of any Relevant Company or any party to this Agreement or any professional adviser of any such party) shall be made available promptly upon request therefor and shall generally render all reasonable assistance necessary for the preparation of the Completion Accounts, the Net Assets Statement and the resolution of any dispute in relation to the same.

11 Subject to paragraph 12, when the Completion Accounts and the Net Assets Statement have become final and binding:-

11.1 the Initial Consideration shall be deemed to be reduced by the amount (if any) by which the Aggregate Net Assets are less than (BT.PD)32,959,000 (thirty-two million, nine hundred and fifty nine thousand pounds); or

11.2 the Initial Consideration shall be deemed to be increased by the amount (if any) by which the Aggregate Net Assets exceed
     (BT.PD)32,959,000 (thirty-two million, nine hundred and fifty nine thousand pounds); or

     and within 5 Business Days of the Completion Accounts and the Net Assets Statement becoming binding, the First Vendor shall pay to the First Purchaser an amount equal to the deemed reduction in the Initial Consideration or the First Purchaser shall pay to the First Vendor an amount equal to the deemed increase in the Initial Consideration (as the case may be). In the event that either such amount shall not be paid on the due date such amount shall carry interest from such date at the Agreed Rate accruing on a daily basis until the date of actual payment.

12   Notwithstanding the provisions of paragraph 11, the Initial
     Consideration shall not be deemed to be reduced or increased pursuant to paragraph 11 in the event that the difference between the Aggregate Net Assets and the figure set out in paragraph 11 is less than (BT.PD)250,000 (two hundred and fifty thousand pounds).

     Subject to the due performance of paragraphs 11 and 12 the First Purchaser shall have no claim against the First Vendor under the Agreement or otherwise in respect of any liability or deficiency to the extent that the same is taken into account in the Completion Accounts.

                              SCHEDULE 7
                              ----------

                        Limitation of Liability
                        -----------------------

1 In this Schedule 7 "Claim" means any claim which would (but for the provisions of this Schedule) be capable of being made against the Vendors (or either of them) in respect of any liability for breach of the Warranties, whenever given, (other than the Taxation Warranties) and "Taxation Claim" means any claim which would be capable of being made against the Vendors (or either of them) under the Taxation Deed or in respect of any liability for breach of the Taxation Warranties.

2 Notwithstanding the provisions of this Agreement and of the Taxation Deed:-

2.1 the aggregate liability of the Vendors in respect of any Claim or Claims and/or in respect of any Taxation Claim or Taxation Claims shall be limited to the aggregate consideration received by the Vendors pursuant to this Agreement;

2.2 the Vendors will be under no liability in respect of any Claim (other than any Taxation Claim) where the amount for which the Vendor would be liable under such claim is less than (BT.PD)10,000.

2.3  the Vendors will be under no liability in respect of any Claim
     (other than any Taxation Claim) unless the amount of the Vendors' liability in respect of such Claim (other than any Taxation
     Claim) is (when aggregated with the total liability in respect of any other Claim or Claims (other than any Taxation Claim) made by the relevant Purchaser) in excess of (BT.PD)400,000 in which event a Vendor will be liable for the whole amount and not merely the excess;

2.4  The Vendors will be under no liability in respect of any Taxation
     Claim unless the amount of the Vendors' liability in respect of such Taxation Claim is (when aggregated with the total liability in respect of any other Taxation Claim or Taxation Claims) in excess of (BT.PD)450,000 in which event a Vendor will be liable for the whole amount in excess of (BT.PD)450,000 but not for the first (BT.PD)450,000.

2.5 neither of the Vendors will be under any liability in respect of any Claim unless written particulars of the Claim (giving reasonable details of the specific matter in respect of which such Claim is made) shall have been given to the relevant Vendor within a period of twenty-seven months from the date of this Agreement and unless legal proceedings in respect of such Claim are commenced and served upon the relevant Vendor within nine months after such written particulars have been given to the relevant Vendor;

2.6 neither of the Vendors will have any liability in respect of any Claim:-

    2.6.1 to the extent that it arises or is increased as a result of an increase in rates of taxation after the date of this Agreement, or the passing of any legislation (or making of any subordinate legislation) with retrospective effect, or any provision or reserve in the Completion Accounts being insufficient by reason of any increase in rates of taxation after the date of this Agreement;
   2.6.2 if it would not have arisen but for anything voluntarily done or omitted to be done outside of the running and operation of the Group Members in the ordinary and usual course of business after Completion by either of the Purchasers or any Group Member or any of their respective agents or successors in title (save that nothing in this paragraph shall preclude the Purchasers from bringing a Claim if the Purchasers become aware of the Claim as a result of such voluntary action);

   2.6.3 which would not have arisen but for anything expressly done or provided to be done or omitted to be done pursuant to this Agreement or which is otherwise done or omitted to be done at the specific request or with the written consent of either of the Purchasers;

   2.6.4 to the extent that it relates to any loss for which the relevant Purchaser or any Group Member is indemnified fully by insurance, or for which it would have been so indemnified if at the relevant time there had been maintained valid and adequate insurance cover of a type in force in relation to any Group Member at the date of this Agreement;

   2.6.5 to the extent that it relates to any matter provided for, or included as a liability in the Completion Accounts;

   2.6.6 to the extent that it arises as a result of any change in the accounting policy or practice or in the accounting reference date of any Group Member after Completion;

   2.6.7 to the extent that the amount of the claim corresponds to an increase in the value of the assets of the relevant
           Purchaser or any Group Member resulting from the reduction in its liability to taxation;

2.7 subject to paragraph 2.8 below, where a Purchaser or any Group Member is entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, upon receipt of a satisfactory indemnity from the Vendors for recovery of all reasonable costs, and expenses incurred by the Purchasers, the Purchasers will (or will procure that the relevant Group Member will) take all reasonable steps to recover that sum before making such Claim, and any sum recovered will reduce the amount of such Claim (and, in the event of the recovery being delayed until after such claim has been satisfied by the relevant Vendor, the sum recovered will be paid to the relevant Vendor, after deduction of all reasonable costs and expenses of the recovery);

2.8  the Purchasers shall be under no obligation to recover from some
     other person if in   their reasonable opinion the Purchasers
     believe this would affect the business reputation or the goodwill of the Purchasers or the relevant Group Member PROVIDED THAT if the Purchasers or any Group Member elect not to seek recovery from some other person pursuant to paragraph 2.7 of this Schedule 7, then the Purchasers shall not be entitled to pursue the Claim or Taxation Claim against the Vendors and any such Claim or Taxation Claim which has been notified to the Vendors or in respect of which proceedings have commenced shall be automatically withdrawn and the Vendors shall have no liability in respect thereof.

2.9 payment of any Claim shall to the extent of such payment satisfy and preclude any other Claim or Taxation Claim which is capable of being made in respect of the same subject matter;

2.10 in assessing any damages or compensation payable by the Vendors the value of the Group Members shall not be taken as exceeding the Consideration payable under clause 3 and Schedule 6 of this Agreement.

3 Upon either of the Purchasers or any Group Member becoming aware that matters have arisen which will or are likely to give rise to a Claim, the relevant Purchaser will and will, where appropriate, procure that the relevant Group Member will:-

3.1 as soon as practicable notify the Vendors in writing of the potential Claim and of the matters which will or are likely to give rise to such Claim;

3.2 not make any admission of liability, agreement or compromise with any person, body or authority in relation to the potential Claim without prior consultation with the relevant Vendor or otherwise take any action which may materially prejudice the Vendors' position without the prior written consent of the relevant Vendor;

3.3 at all times disclose in writing to the relevant Vendor all information and documents relating to the potential Claim or the matters which will or are likely to give rise to such Claim and, if requested by the relevant Vendor, give such Vendor and its professional advisers reasonable access to the personnel of the Purchasers and/or the relevant Group Member as the case may be and to any relevant premises, chattels, accounts, documents and records within the power, possession or control of the Purchasers and/or the relevant Group Member to enable the relevant Vendor and its professional advisers to interview such personnel, and to examine such claim, premises, chattels, accounts, documents and records and to take copies or photographs thereof at their own expense;

3.4 upon receipt of a satisfactory indemnity as to the reasonable costs, liabilities and expenses of the Purchasers from the Vendors , take such action as the relevant Vendor may reasonably require to avoid, resist, contest or compromise the potential Claim or the matters which will or are likely to give rise to such Claim; and

3.5 the Purchasers shall not be obliged to co-operate with the Vendors in the manner set out in paragraphs 3.2 to 3.4 if in their reasonable opinion compliance with those paragraphs would harm the Business reputation or the goodwill of the Purchaser or the relevant Group Members PROVIDED THAT if the Purchasers fail to comply with paragraphs 3.2 to 3.4 of this Schedule 7 then the Purchasers shall not be entitled to pursue the Claim or Taxation Claim against the Vendors and any such Claim or Taxation Claim which has been notified to the Vendors or in respect of which proceedings have commenced shall be automatically withdrawn and the Vendors shall have no liability in respect thereof.

4 Nothing herein shall in any way diminish the Purchasers' or the relevant Group Member's common law duty to mitigate its loss.

5 If any potential Claim shall arise by reason of a liability of any Group Member which is contingent only, then the Vendors shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual.

6 The Vendors will not be liable for any claim to the extent that the subject matter of the claim is taken into account in the Completion Accounts or any repayment pursuant to clauses 6.11 to
     6.13 inclusive.

7 The provisions of this Schedule apply notwithstanding any other provision of this Agreement or its Schedules to the contrary and will not cease to have effect in consequence of any rescission or termination by the Purchasers of any other provisions of this Agreement.

8 The provisions of the Taxation Deed which are expressed to relate to the Taxation Warranties shall apply in respect of any breach of the Taxation Warranties as if set out in full in this Schedule.

9 None of the limitations in this Schedule 7 shall apply in relation to the Warranties contained in paragraph 3 of Part 1 of
     Schedule 4 and paragraph 3 of Part 2 of Schedule 4 and paragraph 2 of Part 3 of Schedule 4.

                              SCHEDULE 8
                              ----------

                   UK Pension Transfer Arrangements
                   --------------------------------

1.   Definitions
     -----------

     In this Schedule the following expressions have the following meanings unless inconsistent with the context:-

       Expression           Meaning
       ----------           -------

       "Actuary"            A Fellow of the Institute or
                            Faculty of Actuaries or a body making
                            available the advice of such a Fellow.

       "Actuary's Letter"   The letter from the Vendors' Actuary to the
                            Purchaser's Actuary relating to this Schedule
                            8 and dated on the date of this Agreement, a copy of which is annexed hereto.

       "Certified Report"   A certified report to be prepared by the Vendors'
                            Actuary in accordance with paragraph 4.1 in which the Vendors' Actuary shall specify the sum he calculates to represent the presumed
                            Transfer Value by reference to all the
                            Relevant Members who are in pensionable
                            service on the day preceding the Scheme
                            Transfer Date and shall set out in
                            reasonable detail his calculations in
                            arriving at such sum.

      "Employees"           All those persons who at
                            Completion are employed by the English
                            Group Members

      "Final Payment Date"  Fourteen days following the latest of (i)
                            determination of the Transfer Value
                            pursuant to paragraph 4, or paragraph 7 as appropriate; (ii) certification and approval of benefits by the Purchaser's Actuary and Vendors' Actuary respectively in accordance with paragraph 2.4 and paragraph 2.6 and (iii) certification by the Purchaser's Actuary that in his opinion the Purchaser's Scheme is 100% funded on the actuarial assumptions set out in the Actuary's Letter so far as he judges that they are reasonably relevant to the Purchaser's Scheme.

     "Interest"             Interest at the annual rate of
                            2 per cent above the base lending rate
                            from time to time of Barclays Bank plc,
                            accruing on a daily basis until payment is made, whether before or after any judgement.


    "Interim Period"        The period commencing on
                            the day following Completion and expiring on the day immediately preceding the Scheme Transfer Date.

     "Purchaser's Actuary"  Martyn Atkinson of Wm M Mercer Limited,
                            Three Broadway, Broad Street, Birmingham,
                            B15 1BQ.

     "Purchaser's Scheme"   Interface Europe Pension Scheme or such
                            other retirement benefits scheme
                            established or to be established by the
                            Purchasers in accordance with the
                            provisions of paragraph 2.

     "Relevant Members"     Such of the Employees as shall be members
                            in pensionable service under the Vendors'
                            Scheme as at Completion.

     "Scheme Transfer Date" 1st February 1998 or such earlier or later date as may be agreed in writing between the Vendors and the Purchasers.

     "Transferring Members" Those Relevant Members who remain in pensionable service under the Vendors'
                            Scheme until the Scheme Transfer Date and, for the avoidance of doubt, shall include such members who cease to be active members of the Readicut International Executive Pension Scheme during the Interim Period but who become members in pensionable service of the Readicut International Pension Fund also during the Interim Period and who consent in writing in a form acceptable to the Vendors and the Purchasers to join the Purchaser's Scheme and within the period of 1 month after the Scheme Transfer Date consent in writing to the transfer of their benefits from the Vendors' Scheme to the Purchaser's Scheme and in respect of whom scheme assets and appropriate liabilities for past service benefits are transferred from the Vendors' Scheme to the Purchaser's Scheme in pursuance of this
                            Schedule 8.

     "Transfer Value"       Shall be the amount
                            calculated in accordance with the
                            Actuary's Letter

     "Trustees"             The trustees for the time
                            being of the Vendors' Scheme.

     "Vendors' Actuary"     A Staddon of Bacon & Woodrow, 9 Park Square
                            East, Leeds, LS1 2LH

     "Vendors' Scheme"      Such of the Readicut
                            International Pension Fund and the
                            Readicut International Executive Pension
                            Scheme as the context requires and permits and in respect of a Relevant Member shall mean the scheme of which he is a member in pensionable service

2    Purchasers' Undertakings
     ------------------------

     The Purchasers undertake that:-

2.1 during the Interim Period they will cause the Purchaser's Scheme (if necessary) to be established and that on expiry of the Interim Period the Relevant Members will be eligible to participate therein in accordance with the provisions thereof and the remaining provisions of this Schedule 8;

2.2 the Purchaser's Scheme is or will be established as a final salary scheme in such a way that it will be approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV ICTA and capable of treatment as an exempt approved scheme for the purposes of ICTA;

2.3 with effect from the Scheme Transfer Date they will cause membership of the Purchaser's Scheme to be offered to the Relevant Members and any other Employee who would otherwise have been eligible to join the Vendors' Scheme (in a form approved by the Vendors such approval not to be unreasonably withheld) and shall provide benefits under the Purchaser's Scheme in respect of service on and from the Scheme Transfer Date;

2.4 the Purchaser's Scheme will accept a transfer from the Vendors' Scheme in accordance with the provisions of this Schedule 8 in respect of the Transferring Members and on receipt of the Adjusted Transfer Value (as defined in paragraph 4.5) will grant rights in the Purchaser's Scheme in respect of the Transferring Members on the basis that the assets representing their accrued rights to past service benefits under the Vendors' Scheme will be transferred to the Purchaser's Scheme on a basis as certified by the Purchaser's Actuary (and agreed by the Vendors' Actuary such agreement not to be unreasonably withheld) which are at least equivalent in actuarial value to those past service rights accrued in the Vendors' Scheme;

2.5 the Purchaser's Scheme will comply with the requirements of the Pensions Act 1995 regarding the receipt of a transfer value from the Vendors' Scheme;

2.6 the future benefits provided by the Purchaser's Scheme for the Relevant Members who become members of the Purchaser's Scheme by accepting the offer referred to in paragraph 2.3 will in the reasonable opinion of the Purchaser's Actuary be substantially similar to those provided (as of right) by the Vendors' Scheme as at Completion and will be overall broadly comparable in actuarial value (as certified by the Purchaser's Actuary and agreed by the Vendors' Actuary, such agreement not to be unreasonably withheld)

     to those provided as of right under the Vendors' Scheme as at Completion provided that the Purchasers shall use their reasonable endeavours to ensure that due and full consideration is given to the provision of discretionary benefits and provided further that the foregoing benefit provision shall be subject to the good faith exercise of powers of amendment and termination.

2.7 for the purposes of paragraph 2.4, and paragraph 2.6 the valuation of the benefits to be provided under the Purchaser's Scheme shall be determined in accordance with the assumptions and methods contained in the Actuary's Letter, and, for the purposes of paragraph 2.4, 'rights' shall include rights and interests (including due consideration of the provision of discretionary benefits).

3    Interim Period
     --------------

     The following provisions apply in respect of the Interim
     Period:-

3.1 the Vendors will procure that the Trustees take all steps (including obtaining all necessary consents of the Pension Schemes Office of the Inland Revenue) as are necessary to permit the Relevant Members and the English Group Members to continue to participate in the Vendors' Scheme for all pension and death in service benefits during the Interim Period as members and as if they were associated employers respectively;

3.2 forthwith following Completion the Purchasers will procure that the English Group Members will comply with such formalities and will execute such documents including all appropriate elections as shall be necessary for the continued participation of the Relevant Members and the English Group Members in the Vendors' Scheme;

3.3 the Purchasers will procure the prompt payment to the Trustees at such intervals during the Interim Period as the Trustees require in respect of each of the Relevant Members, for so long as he or she remains in membership of the Vendors' Scheme, of contributions as follows:-

     Readicut International Pension Fund
     -----------------------------------

     i)    1974 Scheme Members
           -------------------

     Member's contributions     -    5% of pensionable salary

     Employer's contributions   -    13.5% of pensionable salary

     ii)   1978 Scheme Members
           -------------------

     Member's contributions:    -    3% of pensionable salary

     Employer's contributions   -    6.2% of pensionable salary

     Readicut International Executive Pension Fund
     ---------------------------------------------

     Member's contributions     -    5% of pensionable salary

     Employer's contributions   -    13.5% of pensionable salary

     pensionable salary being the earnings applicable in the provisions of the Vendors' Scheme relating to the Relevant Members concerned or any other amounts or rates required in order to comply with their obligations under the Pensions Act 1995; and in the event that contributions payable under this paragraph 3.3 are received by the Trustees after the due date for payment (being 14 days after the end of the month to which they relate) an amount equal to the contribution plus Interest thereon will be payable by the Purchasers from the due date for payment to the date of actual payment;

3.4  the Purchasers will procure that each of the English Group
     Members will comply during the Interim Period with the provisions of the Vendors' Scheme insofar as they apply to them as if they were associated employers and in particular will:-

     3.4.1 comply with all requirements of the Pensions Act
           1995 applicable to them and nominate the principal employer of the Vendors' Scheme as:-

           3.4.1.1 the employer capable of agreeing the schedule of contributions for the purposes of the Act;

           3.4.1.2 the appropriate person (as defined in Schedule 3 to the Occupational Pension Schemes (Member-Nominated Trustees and Directors) Regulations 1996) for the purposes of proposing existing arrangements or the adoption of new arrangements for selecting the trustees of the Vendors' Scheme; and

           3.4.1.3 the representative for the purposes of preparation of a statement of investment principles under the Act (and, in addition, will notify the Trustees that they need not be consulted regarding the statement of investment principles);

     3.4.2 not exercise any right power or discretion conferred on them as participating employers in the Vendors' Scheme without the prior written consent of the Vendors, such consent not to be unreasonably withheld;

     3.4.3 not increase the remuneration above 6 1/2 per cent per annum of the gross earnings in the twelve months up to and including Completion applicable to the Relevant Members as at Completion, except those who become Transferring Members, except on such terms as to payment of additional contributions to the Vendors' Scheme as the Vendors and the Trustees may reasonably require;

     3.4.4 procure that the English Group Members will terminate their liability to contribute to the Readicut International Executive Pension Scheme (under Rule 32.1.3 of the Rules of that scheme) if reasonably requested to do so by the Vendors; and

     3.4.5 procure that the English Group Members will assist in terminating membership of the Readicut International Executive Pension Scheme, offering membership of the Readicut International Pension Fund and effecting transfers of assets and liabilities between the two schemes in respect of Relevant Members.

3.5  3.5.1 if, during the Interim Period any Relevant Member claims an early retirement pension (following termination of his contract of employment where retirement is as a result of a request by one of the English Group Members or by reason of redundancy); or

     3.5.2 if, during the Interim Period the number of Relevant
           Members claiming early retirement pensions (following termination of their contracts of employment where retirement is for any other reason) exceeds one per calendar month.

     then the Purchasers will make, or shall procure that such of the English Group Members which is the relevant employer will make such additional contributions to the Vendors' Scheme as the Vendors and the Trustees may reasonably require to cover the additional cost thereof to the Vendors' Scheme, provided that, if the Purchasers or the English Group Members fail to pay such additional contributions by the Final Payment Date, the Transfer Value will be reduced by the amount of the additional contributions payable under this paragraph 3.5.

4    Transfer Value
     --------------

4.1 The Purchasers will provide or cause to be provided to the Vendors' Actuary all such information within 60 days of the Scheme Transfer Date as the Vendors' Actuary reasonably requires as to the Relevant Members to enable him to complete the Certified Report. The Vendors will procure that subject to the provisions of this paragraph:-

     4.1.1 the Vendors' Actuary will within 30 days after the later of (i) the Scheme Transfer Date and (ii) provision by the Purchasers of the information referred to in the first sentence of this paragraph 4.1, prepare the Certified
           Report; and

     4.1.2 a copy of the Certified Report will be delivered to the Purchaser's Actuary as soon as the same is available accompanied by such additional information as is referred to in paragraph 6.3.

4.2 In the event that the Purchaser's Actuary agrees the sum specified by the Vendors' Actuary on the basis of the Certified Report (or in the event that the Purchaser's Actuary fails within 30 days or such longer period as the parties may agree following service on him of the Certified Report to serve notice on the Vendors' Actuary and/or the Vendors that he disagrees with such sum) then such sum as is specified by the Vendor's Actuary

     in the Certified Report in relation to the Transferring Members will be the Transfer Value for the purposes of this Schedule 8 and will be binding on the parties hereto.

4.3 In the event that the Purchaser's Actuary does not agree the Transfer Value under paragraph 4.2 then the Vendors and the Purchasers will procure that the Purchaser's Actuary and the Vendors' Actuary negotiate with a view to resolving any differences, but in default of agreement within the period of 30 days following service on the Purchaser's Actuary of the Certified Report then the calculation of the Transfer Value may be referred to an independent actuary for determination on the application of any party in accordance with the provisions of paragraph 7.

4.4 In the event that the Vendors' Actuary and the Purchaser's Actuary agree the sum representing the Transfer Value on the basis of the Actuary's Letter, then the Vendors and the Purchasers will procure that forthwith following such agreement the Vendors' Actuary and the Purchaser's Actuary will issue a joint certificate as to such figure which joint certificate shall for the purpose of this Schedule 8 be binding on the parties hereto.

4.5 Subject to the consent of the Board of Inland Revenue Pension Schemes Office (which consent the Vendors and the Purchasers hereby undertake to use their respective reasonable endeavours to obtain) and, subject to the Trustees of the Purchaser's Scheme signing a discharge in a form approved by the Vendors and the Trustees, the Vendors will use all reasonable endeavours to procure payment by the Trustees to the Trustees for the time being of the Purchaser's Scheme by the Final Payment Date of an amount in cash (or such other assets as may be agreed between the Trustees and the Trustees of the Purchaser's Scheme) equal to the Transfer Value adjusted for the period from the Scheme Transfer Date to the Final Payment Date (both dates exclusive) in the manner set out in the Actuary's Letter ("the Adjusted Transfer Value") PROVIDED THAT the Adjusted Transfer Value may be paid to the Trustees of the Purchaser's scheme by one or the other or both of the Trustees of the Readicut International Pension Fund and the Readicut International Executive Pension Scheme in such proportions as the Vendors and the Trustees see fit.

4.6 For the purposes of calculating the Transfer Value, it is agreed that, in respect of any Transferring Member who was an active member of the Readicut International Executive Pension Scheme as at Completion,

     i) his only or last period of continuous pensionable service (if any) under the Readicut International Pension Fund up to 5th April 1997;

     ii)   his period of pensionable service under the Readicut
           International Executive Pension Scheme from 6th April 1997 to Completion; and

     iii) any period or periods of continuous pensionable service within either Vendor's Scheme from Completion to the Scheme Transfer Date,

     shall be regarded as one period of pensionable service (but so that no period shall count double).

5    Vendors' Undertaking
     --------------------

     The Vendors undertake with the Purchasers that:-

5.1  those of the Relevant Members who do not become Transferring
     Members will be provided with such benefits and options as may be provided for in the rules of the Vendors' Scheme;

5.2 they will not at any time during the Interim Period do, commit or authorise any action which would cause the Readicut International Pension Fund to be terminated or amended (save as required to comply with legislation or so as to preserve Inland Revenue exempt approval) in any way which would prejudice the benefits prospectively and contingently payable to and in respect of the Relevant Members in respect of their participation up to the Scheme Transfer Date;

5.3 all such information in respect of the Vendors' Scheme and/or the Relevant Members as the Purchasers or the Purchaser's Actuary may for the purpose of this Schedule 8 reasonably request will be made available by the Vendors and/or the Trustees to the Purchasers and/or the Purchaser's Actuary; and

5.4 the Trustees will not admit to the Vendors' Scheme any Employees who are not Relevant Members other than those who become eligible during the Interim Period.

6    Shortfall
     ---------

6.1 If, at the Final Payment Date, the amount paid by the Trustees to the Trustees of the Purchaser's Scheme is less than the the Adjusted Transfer Value calculated in accordance with paragraph 4.5, the Vendors shall within 30 days of the Final Payment Date pay to the Purchaser the amount in cash equal to 69% (or such other per cent as may correspond to 100% minus the rate of corporation tax payable (not being the Small Companies rate) in the tax year in which the Shortfall (as defined below) is received by it) of the difference between the Adjusted Transfer Value and the actual amount paid across (such amount being known as "the Shortfall") together with Interest from the Final Payment Date to the date payment is actually made under this paragraph 6. The Purchasers undertake that on receipt of any such payment they will immediately pay or procure the payment of an amount equal to the Shortfall to the Purchaser's Scheme.

7    Resolution of Disputes
     ----------------------

     In default of agreement by the Vendors' Actuary and the Purchaser's Actuary as to the Transfer Value then a party wishing to invoke his rights under paragraph 4.3 will first serve notice on the other parties to the Agreement of the amount he considers to represent the Transfer Value, following which the matter in dispute will be referred for final determination to an independent Actuary who, unless otherwise agreed, will be an Actuary nominated by the President for the time being of the

     Institute of Actuaries and who, in making such determination, will be deemed to be acting as an expert and not as an arbitrator and whose decision will in the absence of manifest error be final and binding on the parties. The costs of any such expert will be borne equally between the Vendors and the Purchasers.

8    Not to Encourage Action
     -----------------------

     The Purchasers, or any company directly or indirectly controlled or connected with the Purchasers, will not encourage or initiate or assist or facilitate any action or provide any financial assistance for the purpose of requiring the Vendors' Scheme to pay an amount larger than the Adjusted Transfer Value to the Purchaser's Scheme in respect of the Transferring Members.

9    Additional Voluntary Contributions
     ----------------------------------

     Nothing previously contained in this Schedule will apply to Transferring Members' voluntary contributions or to benefits secured by them. However, the Vendors will use all reasonable endeavours to ensure that the assets representing the additional voluntary contributions of Transferring Members will be transferred to the Purchaser's Scheme and the Purchasers will ensure that in that event the Purchaser's Scheme provides broadly equivalent benefits for the Transferring Members concerned.

10   Indemnity
     ---------

     The Vendors agree to indemnify the Purchasers in respect of any liability to make any payment to the Vendors' Scheme pursuant to section 75 of the Pensions Act 1995 or any undischarged liability pursuant to Regulation 3 of the Occupational Pensions Schemes (Deficiency on Winding Up etc) Regulations 1996, and against any actions, demands, proceedings, claims and costs brought or made against or incurred by the Purchasers in connection with those liabilities provided that the foregoing indemnity shall not operate to the extent that those liabilities are attributable in full or in part to any failure to pay the contributions set out in paragraph 3.3.

                              SCHEDULE 9
                              ----------

                              Trade Names
                              -----------

1.   Joseph Hamilton & Seaton Limited
     --------------------------------

     Albatross
     Amalfi Tiles
     Ballantrae
     Ballantrae Classic
     Barrier Back
     Bond Street
     Boston Park
     Calliope
     Capri Tile
     Cartel
     Commendation
     CommissionnaireII
     Commissionnaire
     Consortium
     Declaration
     Dossier
     Duo Mat
     Eagle
     Edgewater
     Endurance II
     Endurance
     Equity
     Florence
     Florence Tiles
     Governor
     Grand Master
     Grid Iron
     Hawthorn
     Heather Tones 2000
     Heather Tones II
     Heather Velvet
     Heather Tones Tiles
     Heather Tones V
     Heritage Place
     Highlands
     Hospicare
     Hospi Loop
     Hospi-Lux
     Hospi-Supreme
     Hospi-Safe

     Hospi-Super
     Hospi-Twist
     Hospi-Plus BB
     Imagery II
     Invertec
     Inverness II
     Jet
     Klondyke
     Medici Tiles
     Microlites
     Misc JHS Carpet
     Orion
     Panama
     Portfolio
     Prime Contender
     Random Diamonds II
     Ravello Tiles
     Rimini
     Siena Tiles
     Starlight
     Tilburg
     Town Square
     Tretford 1mtr
     Tretford 2mtr
     Tretford Tiles
     Trio Mat
     Twill Tones II
     Uno Mat
     Valencia
     Vegas
     Velvet Link
     Venice
     Verdi Tiles
     Verona Tiles
     Westchester
     York

2.   Firth Carpets Limited
     ---------------------

     Firth Carpets

     Axminster Domestic Stock Ranges:

     Buckingham

     Tufted Domestic Stock Ranges:

     Drury Lane
     Super Drury Lane II
     Extra Super Drury Lane II
     Strata
     Hyde Park
     Super Hyde Park

     Tufted Contract Stock Ranges:

     Multi-Tex Collection
     Firthtech
     Carewear
     Everywear
     Colourspun Heather
     Chancery
     Chancellor
     Intrepid
     Firthshield
     Club Selection Spike Proof Carpet
     Albany

     Custom Tufted Contract:

     Graphic
     Hydrashift
     ICN
     Colortec

     Tufted Contract Tile Ranges:

     Trojan
     Firthtech
     Cosmopolitan

     The Masters Collection:

     Seurat
     Rousseau
     Goya
     Rembrandt
     Lautrec
     Degas

     Axminster Contract Stock Ranges:

     Westminster

     Images

     Axminster Custom Contract Stock Ranges:

     250s Woven Axminster
     338s Woven Axminster
     Firthguard Spikeproof

     Wilton Custom Contract Ranges:

     250s Woven Wilton

3.   Network Flooring
     ----------------

     PCL Network Flooring
     Network Flooring Derby
     Armada Network Flooring
     Network Flooring Plymouth
     Chris Wright Network Flooring
     Network Flooring Newcastle
     Network Flooring London
     Dunns Network Flooring Warrington
     Network Flooring Warrington
     Dunns Network Flooring Leeds
     RLH Network Flooring
     Network Flooring Glasgow
     G&I Network Flooring
     Network Flooring Cardiff
     Murrays Network Flooring
     Network Flooring Head Office
     Network Flooring Europe

                      Dutch and German Trade Names
                      ----------------------------


                         Kwaliteit
                         ---------

                         Berber
                         Broadway-Nop
                         Con.Pat.Rib
                         Castille
                         Diamant
                         Fino
                         Karaat
                         Mabo
                         Montblanc
                         Montblanc-Nop
                         Odil
                         Prima-Wave
                         Proud
                         Ribco
                         Regency
                         Robusta
                         Toronto
                         Brush
                         Ceasar
                         Classique
                         Fontana
                         Pastel
                         Onbenoemd Handelstapijt
                         Laminaat Hulhiddelen
                         Onbenoemd Lahinaat
                         Onbenoemd EMS-Plan
                         Onbeneomd Kwal.Tuft (ST)
                         Onbeneomd Kwal.Vuilv
                         Grondstoffen Backing En P
                         Verpakkingskosten Inkooop
                         Werk Voor Derden Overig
                         Grondstof Nul Serie Produ
                         Handels Artikelen
                         B. Keuze Credit Naaldvilt
                         B. Keuze Debet Vuilvang
                         Opruimers - Naaldvilt Credit
                         Opruimers - Naaldvilt Debet
                         Opruimers Tuft Debet

                         Opruimers - Vuilvang Debet
                         Voorlopers

                         Accent
                         Arena (Bug)
                         Azvor (Bug)
                         Arcos
                         Artico
                         Artiba (Bug)
                         Armani
                         Arasola (Bug)
                         Benti (Bug)
                         Buggy (Bug)
                         Basic-Nop
                         Boston

                         Brisant (Bug)
                         Blues (Bug)
                         Basci 1
                         Barati (Bug)
                         Capri
                         Caresse
                         Carre
                         Color
                         Colorit
                         Colorit-Blok
                         Colorit-Diagonaal
                         Coma
                         Corsa
                         Cord
                         Delmok (Bug)
                         Decor
                         Disco (Bug)
                         Dorint (Bug)
                         Estrada
                         Elite
                         Euro
                         Fashion
                         Favorit
                         Fortus
                         Gazon
                         Gezet
                         Globe
                         Green
                         Goldstar
                         Gobi

                         Gibson
                         Grizzly
                         Houston
                         Hamburg
                         Heuga
                         Hampstead
                         Junior
                         Kingston
                         Kardi
                         Karazon
                         Lanstone (Bug)
                         Laser
                         Lido
                         Liverpool
                         Line
                         Limit
                         Madras
                         Marina
                         Mars
                         Matador
                         Metro
                         Montreal
                         Mercury
                         Markazon
                         Mansion
                         Morgana
                         Novadura
                         Novanop
                         Novawave
                         Novazon
                         Novalux
                         Novazon-Colors
                         Noblesse(Bug)
                         Orion
                         Osaka
                         Ottawa
                         Pacific
                         Pisa
                         Prima-Diagonaal
                         Pavillion
                         Point
                         Quick
                         Rambo
                         Riva
                         Rocky
                         Robuust


                         Runway
                         Racket-Nop
                         Robuust-Vlak
                         Ravissant
                         Ravelli
                         Rebis
                         Rubin (Bug)
                         Racoon
                         Serbi (Bug)
                         Spartaan
                         Sunfloor
                         Star
                         Swing
                         Scraper
                         Square
                         Structur
                         Style
                         Sweena (Bug)
                         Swazi (Bug)
                         Sjeed (Bug)
                         Speedy (Bug)
                         Sahara
                         Stage
                         Stallone (Bug)
                         Saphir (Bug)
                         Terrace
                         Tex
                         Tokyo
                         Trio
                         Troika
                         Terra-Dilour
                         Tosion
                         Top (Bug)
                         Topas (Bug)
                         Unu
                         Univers-Diagonaal
                         Universe Blok
                         Viscount
                         Versailles
                         Windsor
                         Wicket
                         Nalldvilt Proef
                         Onbenoemde Kw. N.
                         B. Keuze Debet Nan

                         Aquila

                         Antares
                         Balmoral
                         Basalt
                         Castor
                         Cairo
                         Corona
                         Delphi
                         Ericsa
                         Geneve
                         Gemini
                         Hanza
                         Kos
                         Levkas
                         Menuett
                         Pulsar
                         Quasar
                         Ranger
                         Rhapsody
                         Roma
                         Saturn
                         Staccato
                         Sparti
                         B. Keuze Debe

                         Color-plus
                         Clean
                         Entrada
                         Entrada-BA
                         Intro
                         Ideal
                         Inova
                         Luxor
                         Neptunus
                         Plus
                         Progress
                         Scorpio
                         Sofia
                         Stripe
                         Duo Print O3
                         Duo Print 05
                         Defense Rug 01
                         Defense Rug 02
                         Defense Rug 03
                         Defense Rug 05
                         Defense Rug 06
                         Duo-Vlak Code DVO3

                         Edel Foam 01
                         Edel Foam 03
                         Edel Foam 04
                         Edel Foam 05
                         Edel Foam 06
                         Edel Foam 07
                         Edel Foam 08
                         Foam Code FMO1
                         Foam Code FMO3
                         Foam Code FMO5
                         Foam Code FMO6
                         Foam Code FMO8
                         Foam Code FMO9
                         Foam Code FMO11
                         Foam O3 OP Technisch Weef
                         Impervious GB 03
                         Impervious GB 05
                         Jute Code JE12
                         Jute Code JE18
                         Kleine NOP NOO2
                         Kleine NOP Code NOO4
                         Grote NOP NPO6
                         Ondertaprijt Polyback
                         PVC 2000 Gram
                         PVC 2200 Gram
                         PVC 2700 Gram
                         Precoat Duo Back 03
                         Pacific Groen 01
                         Pacific Groen 02
                         Pacific Groen 04
                         Pacific WIT 01
                         Pacific WIT 02
                         Pacific WIT 04
                         Pacific Beige 02
                         Ribbel Roam 03
                         Florisol
                         Lastalino
                         Sisal Gripper 02
                         Scraper Gripper 03
                         Sisal-Jute 02
                         Sisal-Jute 03
                         Sisal-Jute 05
                         Sisal-Jute 22 (Eigen Jute)
                         Sisal-Jute 25 (Eigen Jute)
                         Sisal Katoen 03
                         Sisal Katoen 22 (Eigen KA)

                         Scraper Precoat 03
                         Thio Code THO1
                         Thio Code THO2
                         Thio Code THO3
                         Thio Code THO5
                         Thio Code THO6
                         Thio Code THO8
                         Thio Code TH13
                         Thio Code TH15
                         Thio Code TH18
                         Thio/Mat-Backing
                         Tuften Voor Derde

                         Duo-Bross
                         Duo-Mat
                         Super-Scraper
                         Traffic
                         Trio-Mat
                         Excellent Laminaat
                         Premium Laminaat
                         Prominent Laminaat
                         Easy Laminaat


                              SCHEDULE 10
                              -----------

                       Environmental Indemnities
                       -------------------------

For the purposes of Clauses 1 and 2 of this Schedule:-

"Environmental Law" has the meaning given thereto in Schedule 4 Part 1;

"Hazardous Substances" means any substance which alone or in combination with any other substance is capable of causing harm or damage to property or man or any other organism supported by the Environment;

"the Indemnified Sites" means Site 2 and Site 3;

"Site 2" means the property detailed at paragraph 1.1.1. of Part 1 of
Schedule 3;

"Site 3" means the property detailed at paragraph 1.1.4. of Part 1 of
Schedule 3.

"the Leased Site" means Site 1 - the property the subject of the Lease.

1.         SITES 2 & 3
           -----------

1.1 The First Vendor agrees to indemnify and hold harmless the Company and the Purchasers and their officers, directors and employees against and in respect of all losses, damages, liabilities, costs and expenses which may arise under Environmental Law which relate to:-

           1.1.1         the state or condition of the Indemnified
                         Sites at Completion; or

           1.1.2 the presence at Completion of any Hazardous Substances in on or under the Indemnified Sites

           and which are attributable to the acts or activities of the Company the Vendors or their officers directors and employees prior to Completion ("Losses").

1.2 Without prejudice to the generality of clause 1.1 above, the First Vendor agrees to indemnify the Company and the Purchasers against the cost of any investigation (including intrusive investigations) at the Indemnified Sites which is reasonably carried out by the Company and/or the Purchasers after Completion for the purpose of ascertaining the state or condition of the Indemnified Sites at Completion or the presence of any Hazardous Substances in on or under the Indemnified Sites at Completion.

1.3        The Company and the Purchasers hereby undertake to:-

           1.3.1 Inform the First Vendor in writing as soon as reasonably practicable upon becoming aware of any claim being made or contemplated against the Company or the Purchasers which may be the subject of a claim under the indemnity in this Clause 1 (an "Environmental Claim");

           1.3.2         Keep the First Vendor informed of all
                         material developments in relation to the matter or circumstance giving rise to the Environmental Claim;

           1.3.3 Consult with the First Vendor as to the appropriate steps to be taken in relation to the matter or circumstance giving rise to the Environmental Claim and not settle, agree or compromise any liability or claim to which the Environmental Claim relates without the prior written consent of the First Vendor (such consent not to be unreasonably withheld or delayed).

1.4 The Company and the Purchasers acknowledge and agree that the First Vendor shall not be liable under this Indemnity to the extent that (but for the avoidance of doubt only to the extent that) any Losses are caused or aggravated or increased in any way after Completion by the acts or activities of the Company or the Purchasers or their respective officers, employees, agents and contractors.

1.5 The First Vendor shall not be under any liability in respect of any Environmental Claim unless written particulars of the Environmental Claim (giving reasonable details of the specific matter in respect of which such Environmental Claim is made) shall have been given to the First Vendor within a period of seven years from the date of this Agreement.

1.6 The First Vendor shall be under no liability in respect of any claim pursuant to the indemnity in this clause 1 relating to or arising in any way from the Indemnified Sites unless the aggregate amount of the First Vendor's liability arising out of all such claims is in excess of (BT.PD)1,500,000 (one million and five hundred thousand pounds) whereupon the First Vendor shall be liable only for the excess over (BT.PD)1,500,000.

1.7 This indemnity shall not in any circumstances extend to relocation costs or loss of profits or any form of consequential loss.

1.8 The aggregate liability of the First Vendor in respect of any and all claims under the indemnity in this clause 1 shall be limited to (BT.PD)30,000,000 (thirty million pounds).

1.9 The Purchasers and the Company shall permit the First Vendor and its representatives and agents to have access to the Indemnified Sites for the purpose of inspecting the same and undertaking such tests on and taking such samples from the Indemnified Sites as the First Vendor shall reasonably require in order to obtain or endeavour to obtain insurance in relation to issues relating to or arising from the Indemnified Sites and shall provide (at the First Vendor's cost) copies of all documentation and information relevant thereto as the First Vendor shall reasonably require. Provided always that the First Vendor shall indemnify the Company and the Purchasers against all losses, damages, liabilities costs and expenses which may arise as a result of the First Vendor its representatives and/or its agents undertaking such inspections and tests and taking samples as aforesaid.

2.         SITE 1
           ------

2.1 The First Vendor agrees to indemnify and hold harmless the Company and the Purchasers and their respective officers, directors and employees against and in respect of all losses, damages, liabilities, costs and expenses which may arise under Environmental Law which relate to:-

           2.1.1 the state or condition of the Leased Site at Completion; or

           2.1.2 the presence at Completion of any Hazardous Substances in, on or under the Leased Site and which are attributable to the acts or activities of the Company the Vendors or their respective officers, directors and employees prior to Completion ("Site 1
           Losses").

2.2 The Company and the Purchasers shall as soon as reasonably practicable:-

           2.2.1 inform the First Vendor in writing upon the Company or the Purchasers becoming aware that a claim is being made or is contemplated in respect of which the First Vendor is or may be liable to make any payment in respect of any claim under the indemnity in this Clause 2;

           2.2.2 thereafter keep the First Vendor informed of all developments in relation thereto; and

           2.2.3 provide at the cost of the First Vendor all such information and documentation (no matter how it is recorded or stored) in relation thereto as the First Vendor shall reasonably request in connection therewith.

2.3        The Company and the Purchasers shall:

           2.3.1 (subject to the Company and the Purchasers receiving a satisfactory indemnity as to reasonable costs and expenses of the Company and the Purchasers from the First Vendor) take all such action as the First Vendor may request including the instruction of professional advisers approved by the First Vendor to institute proceedings or avoid, dispute, resist, compromise, defend or appeal against any statutory notice, obligation, order or other requirement or claim or to make recovery from a third party (as the case may be) in accordance with the instructions of the First Vendor to the intent and effect that such action shall be delegated entirely to the First Vendor which shall have full conduct of any negotiations proceedings or appeals incidental thereto;

           2.3.2 not settle or compromise any liability or claim to which such action is referable without the prior written consent of the First Vendor; and

           2.3.3 promptly pay to the First Vendor an amount equal to any amount recovered from any third party under the provisions of clause 2.3.1.

2.4 The First Vendor's liability in respect of any claim under the indemnity in this clause 2 shall be reduced proportionately to the extent that the loss or damage giving rise to the claim has been recovered by the Company or the Purchasers under any policy of insurance.

2.5 The First Vendor shall not be liable under this Indemnity to the extent that (but for the avoidance of doubt only to the extent that) any Site 1 Losses for which a claim is made under this Indemnity are accelerated or increased or caused in any way by the acts or activities of the Company or the Purchasers or their respective officers, employees, agents or contractors.

2.6 The indemnity in this clause 2 does not extend to relocation costs, loss of profits or any form of consequential loss.

2.7 The First Vendor shall not undertake or permit to be undertaken any form of site investigation which involves the taking of samples or the investigation of the soil or the subsoil or ground water at the Leased Site without the prior written consent of the Landlord (such consent not to be unreasonably withheld) except where the Company and/or the Purchasers are required to do so by any Environmental Law or other Law.

2.8 The Company and the Purchasers shall refer to the Landlord any enquiries or concerns from any third party regarding the state and condition of the Premises or the presence of any Hazardous Substances in on or under the Premises and shall not directly or indirectly give information regarding the same to any regulatory authority other than where it is required to do so by any Environmental Law or other Law.

3. It is acknowledged and agreed between the parties that the disclosure against the Warranties of environmental reports prepared by Aspinwalls in November 1997 in relation to the Indemnified Sites and the Leased Site shall not in any way preclude a claim being made by the Company or the Purchasers pursuant to the indemnities in clauses 1 and 2 of this Schedule.

SIGNED by BRIAN LECKIE                       )    /s/ B Leckie
duly authorised for and on behalf of         )
READICUT INTERNATIONAL PLC                   )
in the presence of:-                         )

Witness's signature: /s/ P H Scrivener

Name:      P H SCRIVENER

Address:    CLOTH HALL COURT
            INFIRMARY STREET
            LEEDS LS1 2JB

Occupation: SOLICITOR



SIGNED by BRIAN LECKIE                       ) /s/ B Leckie
ALLAN THOMPSON                               ) /s/ A L Thompson
duly authorised for and on behalf of         )
READICUT NETHERLANDS B.V.                    )
in the presence of:-                         )

Witness's signature: /s/ P H Scrivener

Name:      P H SCRIVENER

Address:   AFORESAID


Occupation:

SIGNED by JOHN LESLIE PARTRIDGE              ) /s/  J L Partridge
duly authorised for and on behalf of         )
INTERFACE EUROPE LIMITED                     )
in the presence of:-                         )

Witness's signature: /s/ A J Da Costa

Name:      Alastair Da Costa

Address:   117 The Headrow, Leeds

Occupation:  Solicitor

SIGNED by  JOHN LESLIE PARTRIDGE             ) /s/J L Partridge
duly authorised for and on behalf of         )
INTERFACE EUROPE B.V.                        )
in the presence of:-                         )

Witness's signature: /s/ A J Da Costa

Name:      Alastair Da Costa

Address:   117 The Headrow, Leeds

Occupation:    Solicitor



                               182